Filed Pursuant to Rule 424B2
Registration No. 333-261321-03

PROSPECTUS

$636,950,000
Daimler Trucks Retail Trust 2024-1

Issuer
(CIK: 0002015976)

$140,000,000 0.000%	Class A-1 Asset Backed Notes(1)
$276,000,000 5.60%	Class A-2 Asset Backed Notes
$301,000,000 5.49%	Class A-3 Asset Backed Notes
$59,950,000 5.56%	Class A-4 Asset Backed Notes

(1)	The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.

Daimler Trucks Retail Receivables LLC Depositor (CIK: 0001893766)	Daimler Truck Financial Services USA LLC Sponsor, Servicer and Administrator (CIK: 0001892832)

The underwriters are offering the following classes of Notes pursuant to this prospectus:
	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A‑2 Asset Backed Notes	$275,993,707.20	99.99772%	$455,400.00	0.165%	$275,538,307.20	99.83272%
Class A‑3 Asset Backed Notes	$300,973,271.20	99.99112%	$496,650.00	0.165%	$300,476,621.20	99.82612%
Class A‑4 Asset Backed Notes	$59,936,475.28	99.97744%	$98,917.50	0.165%	$59,837,557.78	99.81244%
Total	$636,903,453.68		$1,050,967.50		$635,852,486.18

(1)	The net proceeds to the Depositor exclude expenses, estimated at $1,000,000.

The price of the offered Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made on the 15th day of each month or, if not a business day, on the next business day, beginning May 15, 2024.  The main sources for payment of the Notes are a pool of receivables relating to installment sales contracts and loans secured by trucking and transportation equipment, certain payments under the receivables and monies on deposit in a reserve fund.  Credit enhancement will consist of overcollateralization, excess interest collections on the receivables, a reserve fund and the yield supplement overcollateralization amount.

The Notes will represent obligations of the issuer only and will not represent obligations of Daimler Trucks Retail Receivables LLC, Daimler Truck Financial Services USA LLC or any of their respective affiliates.  All or a portion of one or more classes of the offered Notes may be retained by the Depositor or one or more of its affiliates.

Before you purchase any Notes, be sure you understand the structure and the risks.  You should read carefully the risk factors beginning on page 20.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about April 24, 2024.

J.P. Morgan	Deutsche Bank Securities	Scotiabank

COMMERZBANK		SMBC Nikko

April 15, 2024

Reading This Prospectus

This prospectus contains information about the Issuer and the terms of the Notes.  In this prospectus, the terms “we,” “us” and “our” refer to Daimler Trucks Retail Receivables LLC.

We suggest you read this prospectus in its entirety.  We include cross-references to sections in this document where you can find further related discussions.  Refer to the Table of Contents to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the “Glossary of Terms.”

You should rely only on information on the Notes provided in this prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes offered by this prospectus only in places where offers and sales are permitted.

This prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as may be required under applicable federal securities laws.

Available Information

Daimler Trucks Retail Receivables LLC, as the Depositor for the Issuer, has filed a Registration Statement on Form SF-3 (file no. 333-261321) covering the Notes offered by this prospectus with the SEC under the Securities Act.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.  In connection with the offering of the offered Notes under the Registration Statement, the Depositor has met the registrant requirements of Section I.A.1 of the General Instructions to Form SF-3.

The Registration Statement and any other materials filed by the Depositor or the Issuer with the SEC will be available for viewing at the SEC’s website, www.sec.gov, where you can also find reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  Filings by the Depositor or the Issuer can be found under the Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR) on the SEC’s website using the Depositor’s or Issuer’s CIK number.  Central Index Key or CIK numbers are the identifying numbers assigned by the SEC to each filer on EDGAR.  The CIK numbers of the Issuer, the Depositor and Daimler Truck Financial Services USA LLC are set forth on the cover page.

Daimler Truck Financial Services USA LLC, as the Servicer, will file for the Issuer annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any noteholder by request to the Indenture Trustee or the Depositor.  See “Description of the Transaction Documents—Reports to be Filed with the SEC.”  The Indenture Trustee will make each monthly investor report available to holders of the Notes through the Indenture Trustee’s internet website.  See “Description of the Transaction Documents—Reports to Noteholders.”

Notice to Investors: European Economic Area

Prohibition on Sales to EU Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor in the EEA.  Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the offered Notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Other EEA Offering Restrictions

This prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the EEA will only be made to a legal entity which is an EU Qualified Investor.  Accordingly any person making or intending to make an offer in the EEA of offered Notes may only do so with respect to EU Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of offered Notes in the EEA other than to EU Qualified Investors.

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels for the purposes of the MiFID II product governance rules under the Delegated Directive.  None of the Issuer, the Depositor or (except as regards itself or agents acting on its behalf, to the extent relevant) any underwriter make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Investors: United Kingdom

Prohibition on Sales to UK Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom.  Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the offered Notes or otherwise making them available to UK Retail Investors in the United Kingdom has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any UK Retail Investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Other United Kingdom Offering Restrictions

This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the United Kingdom will only be made to a legal entity which is a UK Qualified Investor.  Accordingly any person making or intending to make an offer in the United Kingdom of offered Notes may only do so with respect to UK Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of the offered Notes in the United Kingdom other than to UK Qualified Investors.

UK MiFIR Product Governance

Any distributor subject to the UK MiFIR Product Governance Rules that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels.  None of the Issuer, the Depositor or (except as regards itself or agents acting on its behalf, to the extent relevant) any underwriter make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Other United Kingdom Regulatory Restrictions

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons known as “Relevant Persons” that are (1) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, known as the “Order,” (2) persons falling within Article 49(2)(a) to (d) of the Order or (3) any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated in accordance with the Order.  This prospectus and any of its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any investment or investment activity to which this prospectus relates is available in the United Kingdom only to Relevant Persons and will, in the United Kingdom, be engaged in only with Relevant Persons.  Any person in the United Kingdom that is not a Relevant Person must not act or rely on this prospectus or any of its contents.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” certain information that we file with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference into this prospectus any distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus.  These periodic and current reports will be filed under the name of the Issuer.  You may locate these materials on the SEC’s website as described under “Available Information.”

The Depositor will provide without charge to each person, including any beneficial owner of notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus.  Requests for such copies should be directed to:

Daimler Trucks Retail Receivables LLC
14372 Heritage Parkway
Fort Worth, TX  76177
(800) 222-4221

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.

Summary of Transaction

This chart provides only a simplified overview of the structure of this securitization transaction and the credit enhancement available for the Notes.  Refer to this prospectus for a further description.

(1)	The Class A-1 Notes will be retained by the Depositor or one or more of its affiliates. Some or all of one or more of the other classes of Notes may be retained by the Depositor or its affiliates.
(2)
The Certificates will represent the residual interest that will be held initially by the Depositor and will represent the right to all funds not needed to make monthly payments on the Notes, pay fees and expenses of the Issuer or make deposits into the Reserve Fund. The Certificates are not being offered by this prospectus. The Depositor will hold the Certificates as described under “Credit Risk Retention.”

(3)	The Reserve Fund will be funded on the Closing Date in an amount equal to at least 0.25% of the Cutoff Date Adjusted Pool Balance.
(4)
Overcollateralization will be the amount by which the Adjusted Pool Balance exceeds the Note Balance.  Initially, the overcollateralization for the Notes will be approximately 8.75% of the Cutoff Date Adjusted Pool Balance.

(5)
The Target Overcollateralization Amount will be 8.75% of the Cutoff Date Adjusted Pool Balance and will be calculated as described under “Description of the Notes — Credit Enhancement — Overcollateralization.”

(6)
Excess spread will be available, as a portion of Available Funds, to make required principal payments on the Notes and, as a result, will provide a source of funds to absorb losses on the Receivables and to maintain overcollateralization at the Target Overcollateralization Amount, as described under “Description of the Notes — Credit Enhancement — Excess Spread.”

(7)
Approximates the present value of the amount by which future scheduled payments on Receivables with Contract Rates less than the Required Rate are less than future payments would be on such Receivables if their Contract Rates were at least equal to the Required Rate, as described under “Description of the Notes—Credit Enhancement—Yield Supplement Overcollateralization Amount.”

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the Notes on the Closing Date and how credit enhancement is used to absorb losses on the Receivables.  You should read this prospectus completely for more details about the credit enhancement available for the Notes.

(1)	The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.
(2)	On the Closing Date, the Reserve Fund will be funded in an amount equal to at least 0.25% of the Cutoff Date Adjusted Pool Balance.
(3)
Excess spread will be available as a portion of Available Funds to make required principal payments on the Notes and, as a result, will provide a source of funds to absorb losses on the Receivables and to maintain overcollateralization at the Target Overcollateralization Amount.

(4)
Overcollateralization will be the amount by which the Adjusted Pool Balance exceeds the Note Balance.  Initially, the overcollateralization for the Notes will be approximately 8.75% of the Cutoff Date Adjusted Pool Balance.  The Adjusted Pool Balance on any date will equal the Pool Balance minus the Yield Supplement Overcollateralization Amount for such date.

Transaction Documents Diagram

This diagram shows the role of each transaction document in this securitization transaction.  Forms of the transaction documents are exhibits to the registration statement filed with the SEC that includes this prospectus.

Summary of Terms

This summary describes the main terms of the issuance of and payments on the notes, the assets of the issuer, the cash flows in this securitization transaction and the credit enhancement available for the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Principal Parties

Issuer

Daimler Trucks Retail Trust 2024-1, a Delaware statutory trust, will be governed by an amended and restated trust agreement between the depositor and the owner trustee.  The issuer will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuer of a pool of receivables relating to loans and installment sales contracts secured by trucking and transportation equipment that the depositor purchased from Daimler Truck Financial Services USA LLC.  The issuer will be solely liable for the payment of the notes and will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes.

The notes will be obligations of the issuer secured by the assets of the issuer.  The notes will not represent obligations of Daimler Trucks Retail Receivables LLC, Daimler Truck Financial Services USA LLC or any of their respective affiliates.

Sponsor, Servicer and Administrator

Daimler Truck Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of the securitization, will be the administrator for the issuer and will be responsible for servicing the receivables.

DTFS USA is the successor to the Daimler Truck Financial business unit of Mercedes-Benz Financial Services USA LLC as a result of the global separation of Daimler Truck and Mercedes-Benz cars, as described under “DTFS USA— Spin-Off of Daimler Trucks and Buses.”

Depositor

Daimler Trucks Retail Receivables LLC, a Delaware limited liability company, will transfer the receivables and related property to the issuer.

Owner Trustee

Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuer.

Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association, will act as indenture trustee with respect to the notes.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as asset representations reviewer.

Terms of the Securities

The Notes

The following classes of notes, referred to herein as the “notes,” are being issued by the issuer in an aggregate principal amount of $776,950,000:

Note Class	Initial Note Balance	Interest Rate Per Annum
A-1	$140,000,000	0.000%
A-2	$276,000,000	5.60%
A-3	$301,000,000	5.49%
A-4	$59,950,000	5.56%

The class A-1 notes are not offered by this prospectus and will initially be retained by the depositor or one or more of its affiliates.  The information in this prospectus relating to the class A-1 notes is presented solely to provide you with a better understanding of the notes offered hereby.

The class A-2 notes, class A-3 notes and class A-4 notes, which are the offered notes under this prospectus, will bear interest at the rates set forth above and interest will be calculated in the manner described under “Interest Accrual.”  The class A-1 notes will not bear interest.

The offered notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

In addition to the class A-1 notes, the depositor or its affiliates may initially retain some or all of one or more classes of the notes offered hereby.

The Certificates

The issuer will issue Daimler Trucks Retail Trust 2024-1 certificates to the depositor.  The certificates, which will reflect the residual interest in the issuer, are not being offered by this prospectus.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

The depositor will initially retain the certificates to satisfy the risk retention obligations of the sponsor. For more information, see “Credit Risk Retention.”

Important Dates

Cutoff Date

The cutoff date is the close of business on February 29, 2024.

Unless otherwise indicated, the statistical information presented in this prospectus is presented as of the cutoff date.

Closing Date

The closing date will be on or about
April 24, 2024.

Collection Periods

For any payment date, the month immediately preceding the month in which the related payment date occurs (or, in the case of the first payment date, the period from but excluding the cutoff date to and including the last day of the month immediately preceding the month in which the first payment date occurs).

Payment Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first payment date will be May 15, 2024.

Final Scheduled Payment Dates

The final principal payment for each class of notes is due and payable on the final scheduled payment date listed below:
Note Class	Final Scheduled Payment Date
A-1	May 15, 2025
A-2	April 15, 2026
A-3	December 15, 2027
A-4	July 15, 2031

Record Dates

On each payment date, the issuer will make payments to the holders of the notes as of the related record date.  So long as the notes are in book-entry form, the record date will be the business day immediately preceding such payment date or, with respect to any notes that have been issued in fully registered, certificated form, the last business day of the month preceding such payment date.

Interest Accrual

Class A‑1 Notes

The class A-1 notes will not bear interest.

Class A-2 Notes, Class A-3 Notes and
Class A-4 Notes

“30/360,” accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the holders of each interest-bearing class of notes will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any payment date will be due on the immediately succeeding payment date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, fees and expenses of the trustees and the asset representations reviewer will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Principal Payments

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4) and (6) under “Priority of Distributions,” the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A‑1 notes until they have been paid in full;

(2)	to the class A‑2 notes until they have been paid in full;

(3)	to the class A‑3 notes until they have been paid in full; and

(4)	to the class A‑4 notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified under “—Important Dates—Final Scheduled Payment Dates,” all principal and interest with respect to each such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A‑1 notes until they have been paid in full; and

(2)	to the class A‑2 notes, the class A‑3 notes and the class A‑4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal,” “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “—Rights Upon Event of Default” and “Application of Available Funds.”

Priority of Distributions

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from available collections received on or in respect of the receivables during or in respect of the related collection period and, with respect to the distributions described in clauses (1) through (4), amounts available for withdrawal from the reserve fund, the issuer will distribute the following amounts in the following order of priority:
(1)	the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances to the servicer;

(2)
if not previously paid, the fees, expenses and indemnified amounts of the trustees and the asset representations reviewer for the related collection period, plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods, will be paid to such parties pro rata; provided, however, that such fees, expenses and indemnified amounts may not exceed, in the aggregate, $250,000 per annum;

(3)	the interest distributable amount for each class of interest-bearing notes, ratably to the holders of each such class of notes;

(4)
principal of the notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on that payment date) over (b) the adjusted pool balance (which equals the aggregate principal balance of the receivables as of the last day of the related collection period, less the yield supplement overcollateralization amount, described under “—Credit Enhancement—Overcollateralization”), to the holders of the notes; provided, that on and after the final scheduled payment date for any class of notes, the amount distributable under this clause shall be not less than the amount necessary to reduce the outstanding principal amount of such class of notes to zero;

(5)	the amount, if any, necessary to fund the reserve fund up to the required amount, into the reserve fund;

(6)
principal of the notes in an amount equal to (i) the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on that payment date) over (b) the adjusted pool balance minus the target overcollateralization amount, described under “Credit Enhancement—Overcollateralization,” less (ii) any amounts allocated to pay principal as described in clause (4), to the holders of the notes;

(7)
if a successor servicer has replaced DTFS USA as the servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(8)	any fees, expenses and indemnified amounts due to the trustees and the asset representations reviewer, pro rata, that have not been paid as described in clause (2); and

(9)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “—Principal Payments.”

In addition, if the sum of the amounts on deposit in the collection account and the reserve fund on any payment date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer, the trustees and the asset representations reviewer, all such amounts will be applied up to the amounts necessary to retire the notes and pay all amounts due to the servicer, the trustees and the asset representations reviewer.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of and interest on the notes and fees of the trustees, the asset representations reviewer and the servicer as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Description of the Notes” and “Application of Available Funds—Priority of Distributions.”
Credit Enhancement

General

Credit enhancement is intended to provide you protection against losses and delays in payments on your notes by absorbing credit losses on the receivables and other shortfalls in cash flows.  The available credit enhancement will be limited.  Losses on the receivables in excess of available credit enhancement will not result in a write down of the principal amounts of the notes.  Instead, if losses on the receivables exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

Credit enhancement for the notes generally will include the following:

Overcollateralization

Overcollateralization will represent the amount by which the aggregate principal balance of the receivables, minus the yield supplement overcollateralization amount, exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any.

The initial amount of overcollateralization will be approximately 8.75% of the excess of the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount, as of the cutoff date.

The application of funds as described in clause (6) of “—Priority of Distributions” is designed to reach and maintain the amount of overcollateralization as of any payment date at a target amount.  The amount of target overcollateralization for each payment date will be 8.75% of the adjusted pool balance as of the cutoff date.

Excess Spread

Excess spread will generally equal (1) the sum of interest collections on the receivables during the related collection period plus principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior payment date minus (2) the sum of fees and expenses of the issuer, including the servicing fee, nonrecoverable advances, fees and expenses of the trustees and the asset representations reviewer, interest payments on the notes, and the amount, if any, required to be deposited into the reserve fund so that the reserve fund is fully funded.  Any excess spread will be applied on each payment date to make payments of principal on the notes to the extent necessary to maintain the targeted amount of overcollateralization.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Spread.”

Reserve Fund

On the closing date, the servicer will cause the indenture trustee to establish with the securities intermediary, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and, thereafter, certain excess collections on or in respect of the receivables will be deposited.  The reserve fund will afford noteholders limited protection against losses on the receivables.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to 0.25% of the adjusted pool balance as of the cutoff date; provided, that on or prior to the closing date, the depositor may, in its sole discretion, increase the amount deposited to the reserve fund on the closing date.

The amount required to be on deposit in the reserve fund on any payment date will be at least 0.25% of the adjusted pool balance as of the cutoff date; provided, that on or prior to the closing date, the depositor may, in its sole discretion, increase the amount required to be on deposit in the reserve fund, and provided, further, that, the required amount may not be greater than the aggregate principal amount of the notes.

On each payment date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period that are not used on that payment date to make required payments to the servicer, the trustees, the asset representations reviewer and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that payment date exceeds (ii) the amount on deposit in the reserve fund on that payment date.

Amounts on deposit in the reserve fund will be available to, among other things, (i) pay shortfalls in interest and certain principal payments required to be paid on the notes and (ii) reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.

On each payment date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed (after giving effect to the distribution of available collections received on or in respect of the receivables during the related collection period as set forth under “—Priority of Distributions”) to make the following payments:
(1)
to the trustees and the asset representations reviewer, all fees, expenses and indemnified amounts for the related collection period plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods, so long as the notes have not been accelerated following an event of default under the indenture, in an amount not to exceed $250,000 per annum;

(2)	to the noteholders, monthly interest required to be paid on the interest-bearing notes on that payment date plus any overdue monthly interest due to any class of notes for the previous payment date;

(3)	to the noteholders, the amounts allocated to pay principal described in clause (4) under “—Priority of Distributions,” if any; and

(4)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on its final scheduled payment date.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund.”

Yield Supplement Overcollateralization Amount

For a substantial number of receivables, the contract rate is less than 9.20% (referred to herein as the “required rate”).  The yield supplement overcollateralization amount for each payment date will approximate the present value of the amount by which future scheduled payments on receivables with contract rates below the required rate are less than future payments would be on those receivables if their contract rates were equal to the required rate.  The required rate has been set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the initial ratings on the offered notes.  Applying the yield supplement overcollateralization amount to the pool balance will have the effect of supplementing interest collections on receivables with low contract rates with principal collections.  The yield supplement overcollateralization amount will not be included as part of, and will therefore be in addition to, the overcollateralization amount.

For a more detailed description of the use of the yield supplement overcollateralization amount as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Yield Supplement Overcollateralization Amount.”

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuer.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions” or following the occurrence of an event of default under the indenture, set forth under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Receivables

The servicer will have the option to purchase the receivables on any payment date on which the aggregate principal amount of the notes, after giving effect to all principal payments made on such payment date, is 5% or less of the aggregate principal amount of the notes as of the closing date.  The purchase price will equal the aggregate principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and amounts due to the servicer, the asset representations reviewer and the trustees.  The issuer will apply the payment of such purchase price to the payment of the notes in full and to pay amounts due to the servicer, the asset representations reviewer and the trustees.

For a more detailed description of this optional purchase right, see “Description of the Transaction Documents—Optional Purchase.”

Events of Default

The events of default under the indenture will consist of the following:

•	a default in the payment of interest on any note for five or more days;

•	a default in the payment of the principal of any note on the related final scheduled payment date;

•
a default in the observance or performance of any other material covenant or agreement of the issuer made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes;

•
any representation or warranty made by the issuer in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes; and

•	certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuer or its property as specified in the indenture.

For a more detailed description of the events of default under the indenture and the related remedies, see “Description of the Notes—Events of Default” and “—Rights Upon Event of Default.”

Property of the Issuer

The property of the issuer will include the following:

•	a pool of trucking and transportation equipment receivables comprised of installment sales contracts and loans originated or purchased by DTFS USA in the ordinary course of business;

•	amounts received after the cutoff date on or in respect of the receivables;

•	security interests in the trucking and transportation equipment financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed equipment or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve fund;

•
all rights under the receivables purchase agreement with DTFS USA, including the right to cause DTFS USA to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•
all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of certain of its servicing covenants made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The aggregate principal balance of the receivables as of the cutoff date was $890,002,500 and the composition of the receivables as of the cutoff date was as follows:

Number of Receivables:	4,711
Average Principal Balance:	$188,920
Average Original Principal Balance:	$289,923
Weighted Average Contract Rate:	6.83%
Contract Rate (Range):	1.69% to 20.50%
Weighted Average Original Term(1):	57.26 months
Original Term (Range)(1):	12 to 84 months
Weighted Average Remaining Term(2):	42.39 months
Remaining Term (Range)(2):	3 to 82 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance:	100.00%
Aggregate balloon payment amount as a percentage of the cutoff date pool balance:	10.64%
Distribution of Equipment by principal balance as a percentage of the cutoff date pool balance:
New Equipment:	87.09%
Used Equipment:	12.91%

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to the issuer, and the other property supporting the notes, see “The Receivables Pool.”

Repurchases of Receivables

Purchase of Receivables for Servicer Actions

If the servicer (1) materially impairs the rights of the issuer or the indenture trustee in a receivable or (2) makes certain modifications to a receivable, including if it grants payment extensions resulting in the final maturity date of the receivable being later than the last day of the collection period immediately preceding the final scheduled payment date of the class A-4 notes, it will be required to repurchase from the issuer the related receivable.
Repurchase of Receivables for Breach of Representations and Warranties

DTFS USA will be obligated to repurchase any receivable transferred to the issuer, if:

•	any of its representations and warranties are breached with respect to that receivable;

•	the interests of the issuer or the noteholders in that receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to DTFS USA of the breach.

For more information regarding the representations and warranties made by DTFS USA and the obligation of DTFS USA to repurchase as seller, and, in its capacity as servicer, to purchase, receivables, see “Description of the Transaction Documents—Sale and Assignment of Receivables” and “—Servicing Procedures.”

Servicing and Servicer Compensation

DTFS USA’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed equipment, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.  In return for its services, the issuer will be required to pay the servicer a servicing fee on each payment date for the related collection period equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first payment date) and the aggregate principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first payment date).

The servicer will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

In addition, as supplemental servicing compensation, the servicer will be entitled to retain any and all fees and charges collected in connection with the receivables, including, among other things, extension fees, administration fees and charges, late payment fees, prepayment fees, returned instrument or automatic clearing house transaction charges, purchase option fees, service fees, disposition fees, termination fees and any similar charges received with respect to any receivables.  For more detailed information about additional servicing compensation, see “Description of the Transaction Documents—Servicing Compensation and Expenses.”

Ratings

The sponsor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  A rating agency rating the offered notes may, in its discretion, lower or withdraw its rating in the future as to any class of offered notes.  None of the sponsor, the depositor, either trustee or any of their respective affiliates will be required to monitor any changes to the ratings on the offered notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin LLP, assuming compliance with all of the provisions of the applicable transaction documents, for United States federal income tax purposes the notes (other than the class A-1 notes) will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the issuer or an affiliate of such beneficial owner for such purposes, and the issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for United States federal income tax purposes.  You should consult your own tax advisor regarding the United States federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the United States federal tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences.”
ERISA Considerations

The offered notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations.”  Each investing employee benefit or other benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code, and each person investing on behalf of or with plan assets of such plans, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations.”

Certain Investment Company Act Considerations

The issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the issuer is relying on the exemption in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act,  although other exclusions or exemptions may also be available to the issuer.

Certain Legal Investment Considerations

The issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary of Risk Factors

There are risks involved in any investment in the notes. Before you invest in any of the notes, you should be sure you understand the structure and the risks. The following is a summary of the risks that are described in more detail under “Risk Factors” beginning on page 20.  To understand these risks fully, you should read the “Risk Factors” in their entirety.

Risks Relating to the Characteristics of the Notes and Transaction Structure

•	The notes are suitable only for sophisticated investors that are able to analyze their payment and investment characteristics.

•	An adequate secondary market in the notes may not develop.

•	The notes are obligations solely of the issuer. Only the limited assets of the issuer will be available to make payments on the notes.

•	As asset backed securities, the rate of principal payments on the notes cannot be predicted.

•	The reserve fund provides credit enhancement for the notes but the amount on deposit in the reserve fund is limited and subject to depletion.

•	A failure to pay principal of a class of notes based on the funds available to the issuer will not be an event of default until the final scheduled payment date.

•	Following an event of default, the liquidation of the issuer’s assets may not be sufficient to pay the notes in full.

•	Principal on the notes will generally be paid sequentially and higher numerical class designations are generally expected to be outstanding longer and are therefore more exposed to risk of loss.

•	After acceleration of the notes following an event of default, payment priorities will change and limitations will exist on the authority of the indenture trustee to sell the collateral.

•
The hired rating agencies could lower, qualify or withdraw their ratings of the offered notes and unsolicited ratings could also be assigned.  An evaluation of the offered notes, including the creditworthiness of the receivables and credit enhancement, should be made independently of the ratings.

•	Excessive prepayments and defaults on receivables with higher annual percentage rates could result in reduced available interest collections supporting the notes.

•
The depositor or one or more of its affiliates will retain the class A-1 notes and may retain some or all of one or more of the offered classes of notes.  The subsequent sale of any retained notes could adversely affect the market value of, or your ability to resell, your notes.

Risks Relating to the Receivables and Financed Equipment

•	The performance of the receivables is dependent on a number of factors and cannot be predicted with accuracy.

•	The proceeds from the sale after repossession of financed equipment securing defaulted receivables may not be sufficient to pay the amounts owing under the receivables.

•	Certain of the receivables are cross-collateralized and cross-defaulted with other receivables not transferred to the issuer and certain receivables have balloon payments due at maturity.

•	Repossession or other exercise of remedies on defaulted receivables may be delayed or limited by the costs of such exercise and the requirements under applicable law.

•	The geographic concentration of the receivables means that the notes will be more sensitive to adverse economic changes in those states where concentration exists.

•	The industry concentration of the receivables means that the notes will be more sensitive to adverse developments affecting those industries.

•	Various factors could adversely affect the pricing of trucking and transportation equipment and therefore the resale value of repossessed financed equipment.

Risks Relating to DTFS USA

•	The total amount paid for servicing the receivables declines as the pool pays down which could make it more difficult to obtain a successor servicer should it become necessary to replace DTFS USA.

•	To the extent that collections on the receivables are commingled with the servicer’s own funds, an insolvency of the servicer could result in delays or losses on those collections.

•	If a servicer default occurs, the replacement of DTFS USA with another servicer could create additional costs for the issuer and disrupt servicing.

•	Climate change and the ongoing efforts to mitigate its impact could negatively affect the business of DTFS USA, the values of the financed equipment and the performance of the receivables.

Legal and Regulatory Risks

•	A bankruptcy of DTFS USA or the depositor could result in challenges to the issuer’s ownership of, or its rights to collections on, the receivables.

•	Attempts to collect on non-performing receivables may be impeded by legal and other factors.

•
Liens on the financed equipment in favor of third parties, including any arising from a failure of obligors to keep their equipment free from liens, could adversely affect the servicer’s ability to realize on the financed equipment securing defaulted receivables.

General Risks

•	Economic downturns and financial market disruptions can adversely affect the notes.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.  The following risk factors describe the principal risk factors of an investment in the notes:

Risks Relating to the Characteristics of the Notes and Transaction Structure

The notes are not suitable investments for all investors
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining your desired price

There may be no secondary market for the notes.  The underwriters may participate in making a secondary market in the offered notes, but are under no obligation to do so.  The underwriters and other brokers and dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory developments or other factors.  Any secondary market maintained by an underwriter may be affected or terminated at any time.  We cannot assure you that a secondary market will develop or, if it does develop, that such market will provide noteholders with sufficient liquidity of investment at any time during the period for which your notes are outstanding.  Each investor in the notes must be prepared to hold its notes for an indefinite period of time or until the related final scheduled payment date or alternatively such investor may only be able to sell its notes at a discount to its original purchase price of those notes.

In addition, there have been times in the past where there have been very few buyers of asset backed notes and thus there has been a lack of liquidity in the secondary market and there may be a similar lack of liquidity in the secondary market in the future.  As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The issuer’s assets are limited,
only the assets of the issuer are
available to make payments on
your notes and you may
experience a loss if losses on the
receivables exceed the available
credit enhancement

The notes represent debt obligations of the issuer and will not be insured or guaranteed by DTFS USA, the depositor, any of their respective affiliates or any other person or entity.  The only source of payment on your notes will be payments received on the receivables and the other credit enhancement described herein.  The receivables will not be insured or guaranteed, in whole or in part, by the United States, any governmental entity or any other person or entity.  Therefore, you must rely solely on the assets of the issuer for repayment of your notes.  If these assets are insufficient, you may suffer losses on your notes.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes

All receivables, by their terms, may be prepaid at any time.  Prepayments include:

•          prepayments in whole or in part by the obligor (in many cases, with the payment of a prepayment penalty that the servicer may waive in its discretion);

•          liquidations due to default;

•          prepayments as a result of casualties to financed equipment or substitutions to the extent permitted under the sale and servicing agreement;

•          required purchases of receivables by the servicer or repurchases of receivables by DTFS USA for certain breaches of their respective representations, warranties or covenants; and

•          an optional purchase of the receivables by the servicer when the aggregate principal amount of the notes is 5% or less of their initial aggregate principal amount.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to its final scheduled payment date.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations.”

Amounts on deposit in the reserve fund will be limited and subject to depletion

The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed equipment that secure defaulted receivables, are not sufficient to make such payments.  There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any payment date to assure payment of your notes.  If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund on the closing date, the actual amount on deposit in the reserve fund on any payment date may be less than projected.  If on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes.  If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed equipment that secure defaulted receivables and any other available credit or cash flow enhancement for the issuer described in this prospectus and identified as applying to the notes, you will experience losses with respect to your notes.

Failure to pay principal on your notes will not constitute an event of default until maturity

The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available for that purpose in the collection account (and the reserve fund).  Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

You may suffer losses upon a liquidation of receivables if the liquidation proceeds are less than the amounts due on the outstanding notes

Under certain circumstances described in this prospectus, the receivables may be sold after the occurrence of an event of default under the indenture.  The noteholders will suffer losses if the issuer sells the receivables for less than the total amount due on the notes.  We cannot assure you that sufficient funds would be available to repay the noteholders in full.

Payment priorities increase risk of loss or delay in payment to certain classes of notes

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, available funds will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the outstanding principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses.  If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal.”

Prepayments, potential losses and changes in the order of priority of distributions following an indenture event of default could adversely affect your notes

If the notes have been accelerated following the occurrence of an event of default under the indenture, principal will then be paid first to the class A‑1 notes until they have been paid in full and then pro rata to the other classes of notes based upon the outstanding principal amount of each such class.
If the maturity dates of the notes have been accelerated following the occurrence of an event of default arising from a payment default, the indenture trustee may, or acting at the direction of the holders of 51% of the aggregate principal amount of the notes, shall, sell the receivables and prepay the notes.  In addition, in the case of an event of default not arising from a payment default, the indenture trustee may sell the receivables and prepay the notes if (1) it obtains the consent of the holders of 100% of the aggregate principal amount of notes, (2) the proceeds of such sale are sufficient to cover all outstanding principal and interest on the notes or (3) the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and obtains the consent of the holders of 66⅔% of the aggregate principal amount of the notes to the sale.  If principal is repaid to any holder of notes earlier than expected, such holder may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on such holder’s notes.  A holder of notes also may not be paid the full principal amount of its notes if the assets of the issuer are insufficient to pay the principal amount of such holder’s notes.

For more information on events of default, the rights of the noteholders following the occurrence of an event of default and payments after an acceleration of the notes following the occurrence of an event of default, see “Description of the Notes—Events of Default” “—Rights Upon Event of Default” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Ratings of the notes are limited and may be reduced or withdrawn

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the offered notes.  A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor.  The ratings of the offered notes address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the offered notes according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor to rate the offered notes, may nonetheless provide a rating for the offered notes that will be lower than any rating assigned by a hired rating agency.  In addition, in the event that a rating with respect to any offered notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such offered notes.  A reduction, withdrawal or qualification of an offered note’s rating would adversely affect its value.

The sponsor will not hire any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the offered notes and is not aware that any other NRSRO has assigned ratings on the offered notes.  Under SEC rules, however, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the offered notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the offered notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the offered notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the offered notes, a hired rating agency could withdraw its ratings on the offered notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, either trustee or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.  Potential investors in the offered notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the offered notes, and not to rely solely on the ratings on the offered notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the offered notes, the sponsor or the issuer pays the fee charged by the rating agency for its rating services.

Excessive prepayments and defaults on receivables with higher annual percentage rates may adversely affect your notes

Interest collections that are in excess of the required interest payments on the notes and required payments to the servicer, the asset representations reviewer and the trustees could be used to cover realized losses on defaulted receivables.  Interest collections depend among other things on the annual percentage rates of the receivables.  The receivables have a range of annual percentage rates.  Excessive prepayments and defaults on receivables with relatively higher annual percentage rates may adversely affect your notes by reducing available interest collections in the future.

Retention of notes by the depositor or its affiliates could adversely affect the market value of, and/or limit your ability to resell, your notes

The depositor or one or more of its affiliates will retain the class A-1 notes and the certificates and may retain some or all of the notes of one or more other classes.  As a result, the market for a retained class of notes may be less liquid than would otherwise be the case and, if retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of, and/or limit your ability to resell, your notes.

Risks Relating to the Receivables and Financed Equipment

Performance of the receivables is uncertain
The performance of the receivables will depend on a number of factors, including general economic conditions, business conditions affecting the obligors on the receivables or the end-users of the financed equipment, the underwriting standards of DTFS USA at origination and the success of the servicer’s servicing and collection strategies.  The COVID-19 pandemic negatively and materially affected many of these factors, and future epidemics and pandemics could again do so, for various reasons including:

•          deteriorated economic conditions and increases in unemployment resulting in increased levels of delinquencies and defaults on the receivables;

•          declines in commercial transportation resulting from poorer economic conditions and restrictions on social and economic activity leading to liquidity problems for obligors on the receivables and reductions in demand for trucking and transportation equipment; and

•          restrictions that may be imposed by federal, state or local governments on collection or other commercial activities.

Other significant global or regional events could cause similar increases in economic volatility or disruption.  Consequently, the performance of the receivables cannot be predicted with accuracy and may result in losses on your notes.

The sale of the financed equipment securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer will generally exercises its right to sell the equipment securing a defaulted receivable after repossession.  There is no assurance that the proceeds received by the servicer from the sale of the financed equipment will be equal to or greater than the outstanding principal balance of the defaulted receivable.  The rate at which the value of financed equipment depreciates cannot be predicted and may exceed the rate at which the principal balance of the receivable amortizes.  As a result, the amount owed on a receivable could exceed the amount that could be obtained by the servicer from the repossession and sale of the related financed equipment following an event of default by the obligor.  As a result, you may suffer losses on your notes if available credit enhancement for losses on the receivables is insufficient.

Cross-collateralization of receivables may adversely affect recoveries on defaulted receivables

The equipment securing a receivable held by the issuer may also secure other existing or future loans to the same obligor that will not be included in the receivables pool held by the issuer.  In such case, a receivable securing the notes is cross-defaulted and cross-collateralized with other loans to the same obligor that are not sold to the issuer.  As a result of this cross-collateralization, loans not sold to the issuer may have a lien on the equipment and other collateral that was financed under a receivable sold to the issuer, and a receivable sold to the issuer may have a lien on equipment and other collateral financed under loans not sold to the issuer.  In addition, any guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a receivable held by the issuer and the cross-collateralized loans not sold to the issuer.  DTFS USA will agree that, to the extent it retains any interest in any equipment financed under a receivable as a result of the obligor agreeing to cross-collateralization, its interest in such financed equipment will be subordinate and junior in priority to the repayment of all amounts outstanding under such receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such obligor to DTFS USA.  DTFS USA will also agree to obtain a similar subordination agreement from any party to which it may sell, assign, pledge or otherwise transfer a loan that is cross-collateralized with a receivable sold to the issuer.  Similarly, the issuer will subordinate all rights that it has to the collateral for cross-collateralized loans, other than the equipment financed under a receivable held by it.

This subordination may adversely affect the timing and amount of recoveries with respect to the receivables held by the issuer and result, among other things, in the issuer not being able to maximize its collections on a defaulted receivable because of limitations imposed by the cross-collateralization provisions on the servicer’s ability to realize on the related financed equipment or against the related obligor.  In any event, the servicer may repossess collateral for a receivable held by the issuer while not repossessing collateral related to a retained loan even though the obligations are cross-collateralized.

Furthermore, the sale and servicing agreement obligates DTFS USA, as servicer, to act on behalf of the issuer to service the receivables as it would loans owned by the servicer.  When acting in its capacity as the creditor under a retained loan that is cross-collateralized with a receivable (or as the servicer for another issuer or another third party that has purchased such a loan), however, DTFS USA may make decisions and take actions to protect the holder of the senior interest without regard to any effect which these decisions and actions may have on the holder of the subordinated interest subject to the restrictions imposed by the intercreditor arrangement described above.  Such decisions and actions by DTFS USA may affect the timing and amount of the recovery by the issuer on receivables that relate to cross-collateralized loans.  Similarly, if an obligor defaults on a cross-collateralized loan, or an insolvency proceeding is commenced with respect to such an obligor (or a third party providing a guarantee or other recourse arrangement), DTFS USA, as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding, DTFS USA, as a creditor of such obligor under a retained loan that is cross-collateralized with a receivable (or as the servicer for another issuer or another third party that has purchased such a loan), may also take actions to protect its (or the related creditor’s) interest in such loan with the proceeds of such action being allocated in accordance with the terms of the intercreditor arrangement described above.

Receivables with balloon payments may have a greater risk of default

Certain receivables have a final payment, commonly referred to as a “balloon payment,” that is substantially higher than the regular payment amount.  The aggregate balloon payment amounts for the receivables equal approximately 10.64% of the cutoff date pool balance.  Loans that have balloon payments may entail a greater level of risk than fully amortizing loans.  While events, such as increasing fuel prices, that adversely affect the trucking industry or the market values of used commercial trucking and transportation equipment would be expected to adversely affect the ability of obligors on the receivables to make timely payments, the ability of obligors to make balloon payments in particular should be even more sensitive to events of that type.

The costs involved in repossessing financed equipment upon the related obligor’s default could result in reduced or delayed payments on your notes

Upon a default under a receivable, the servicer has the right to enforce the issuer’s security interest in the related equipment.  If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the related equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale.  These costs could be fairly substantial.  In connection with the repossession of the related equipment, all outstanding mechanics’ and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) following an obligor default under a receivable may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the related assets.  Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under a receivable and in selling the related equipment.  See “—Legal and other factors laws may impede recovery efforts on defaulted receivables.”  These limitations and delays could adversely affect the issuer’s ability to make payments on the notes and therefore reduce or delay the amounts available for distribution on your notes.

Losses on the receivables may be affected disproportionately because of geographic concentration of the receivables

The servicer’s records indicate that, as of the cutoff date, based on the primary business address of the related obligor, 15.96%, 10.40%, 8.27%, 7.61% and 5.98% of the aggregate principal balance of the receivables are related to obligors in Illinois, Texas, California, Tennessee and Utah, respectively.  No other state accounted for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.  If Illinois, Texas, California, Tennessee or Utah experiences adverse economic changes for any reason, obligors in those states may be adversely affected and the demand for trucking and transportation equipment in those states may also be adversely affected.  In that circumstance, obligors concentrated in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes.  Further, the effect of extreme weather conditions or other natural disasters, such as earthquakes, fires, hurricanes and floods, on the performance of the receivables is unclear, but extreme weather conditions or other natural disasters, including an increase in the frequency and severity of such events as a result of climate change, could cause substantial business disruptions, economic losses, unemployment, declines in consumer confidence and an economic downturn.  We cannot predict whether adverse economic changes, extreme weather conditions, the adverse effects of climate change or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

Losses on the receivables may be affected disproportionately because of industry concentration relating to the obligors on the receivables

Obligors on the receivables are concentrated in the trucking segments, which are sensitive to changes in general levels of activity in related industries, which may include services, manufacturing, mining, energy, agriculture, forestry, transportation and retail, and changes affecting the supply chain.  Such changes may have an adverse effect on amounts received from the sale or other disposition of the financed equipment.  Adverse developments concerning any of these industries, may increase the rate of delinquencies and defaults by obligors in the trucking segments.  Any resulting delay or reduction in collection of payments on the receivables may delay or reduce payments to you on your notes.

Market factors may reduce the value of financed equipment, which could result in increased losses on the receivables

Repossessed trucking and transportation equipment is typically sold by the servicer at auctions or through other sale processes.  The pricing of trucking and transportation equipment is affected by supply and demand for such equipment, which in turn is affected by economic factors, fuel costs, regulatory costs, technological change and other factors.   A decrease in demand for trucking and transportation equipment may adversely affect the resale value of repossessed financed equipment, which in turn could result in increased losses on the related receivables.

Risks Relating to DTFS USA

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer

Because the servicer will be paid a base servicing fee based on a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely affect collections and ultimately lead to losses or delays in payments on your notes.

You may suffer a loss on your notes because the servicer may commingle collections on the receivables with its own funds

The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuer until the day prior to the date on which the related distributions are made on the notes.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  In the event of an insolvency of the servicer or if the servicer is otherwise unable to pay these amounts to the issuer on or before the related payment date, you might incur a delay in payment or a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Transaction Documents—Collections.”

A servicer default may result in additional costs or a diminution in servicing performance, which may have an adverse effect on your notes

If a servicer default occurs, the servicer may be removed by the holders of 51% of the aggregate principal amount of the notes or the indenture trustee acting on their behalf.  In the event of the removal of the servicer and an appointment of a successor servicer, we cannot predict:

•          the cost of the transfer of servicing to such successor; or

•          the ability of such successor to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

The impact of climate change and the ongoing efforts to mitigate its impact may increase the risk of losses on your notes

Climate change, and the costs and technological challenges of the efforts to mitigate its impact, could negatively affect the business of DTFS USA, the values of the financed equipment and the performance of the receivables.

The commercial vehicle industry is subject generally to far-reaching regulatory requirements, and stricter regulations to reduce the emissions and fuel consumption of commercial vehicles are expected or, in many counties and regions, have already been implemented or are in the process of being introduced.  The regulations are expected to pose increasingly strict requirements on the environmental impact of trucks, buses and other vehicles, including emission levels, as well as the emissions caused by production facilities.  Failure to comply with the relevant regulations in individual regions may result in considerable penalties and reputational risks and can even lead to vehicles no longer being street legal in the affected markets.   Compliance with such regulations will be costly and require the continued development of new technologies, and the commercial viability of the portfolio of trucking and transportation vehicles for which DTFS USA provides financing will be dependent on the ability of the Daimler Truck Group to respond to such regulations both in the United States and in other countries, markets and regions.  The development and successful conversion to new technologies is subject to considerable uncertainties.  Increased restrictions or bans on commercial diesel vehicles or other vehicle types that fail to meet emissions or fuel economy standards could adversely affect the demand for and resale prices of commercial vehicles, including the financed equipment.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect obligors.  For example, obligors operating in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on the related receivables.  Extreme weather and natural disasters may have adverse effects on the trucking and transportation equipment finance business and commercial transportation activity due to the interdependence of market actors.  As described under “Losses on the receivables may be affected disproportionately because of geographic concentration of the receivables,” if such effects are concentrated in a geographic region in which a large number of obligors are located, these risks would be exacerbated.

Any of these effects, or their confluence, could adversely affect the performance of the receivables, or the market value of the financed equipment, which could result in losses or affect the timing of payments on your notes.

Legal and Regulatory Risks

A depositor bankruptcy could result in losses or payment delays with respect to your notes

The depositor intends that its transfer of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuer for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the noteholders could occur.  If a court ruled in favor of any such debtor, creditor or trustee, reductions in the amounts of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables even if the transfer of the receivables to the issuer is characterized as a sale for non-tax purposes.

A DTFS USA bankruptcy could result in delays in payment or losses on your notes

If DTFS USA were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes.  DTFS USA will sell the receivables to the depositor, and the depositor will sell the receivables to the issuer.  However, if DTFS USA is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by DTFS USA to the depositor was not a true sale for bankruptcy purposes and that DTFS USA still owns the receivables.  The court also could conclude that DTFS USA and the depositor should be consolidated for bankruptcy purposes.  If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•          the indenture trustee will not be able to exercise remedies against DTFS USA on your behalf without permission from the court;

•          the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

•          tax or other government liens on DTFS USA’s property that arose before the transfer of the receivables to the issuer will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•          the indenture trustee may not have a perfected security interest in one or more of the items of equipment securing the receivables or cash collections held by DTFS USA at the time that a bankruptcy proceeding begins.

DTFS USA and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to the depositor was not a “true sale” or that DTFS USA and the depositor should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations and Matters Relating to Bankruptcy.”

Legal and other factors may impede recovery efforts on defaulted receivables

Federal and state laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts and loans such as the receivables.  State laws impose requirements and restrictions on foreclosure sales and the ability to obtain deficiency judgments, and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect the issuer’s ability to recoup the full amount due on a receivable include depreciation, obsolescence, damage to or loss of equipment, and the application of federal and state bankruptcy and insolvency laws.

As a result, with respect to non-performing receivables, you may be subject to delays in receiving payments on your notes and may incur losses on your notes.

Interests of other persons in the receivables or financed equipment could reduce the funds available to make payments on your notes

UCC financing statements will be filed reflecting the sale of the receivables by DTFS USA to the depositor and by the depositor to the issuer.  Each of DTFS USA and the depositor will mark its accounting records to reflect its sale of the receivables.  Because the servicer will maintain possession of the physical installment sales contracts and loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuer, however, another person could acquire an interest in receivables evidenced by a physical installment sales contract or loan that is superior to the issuer’s interest in those receivables by obtaining physical possession of the installment sales contracts or loans representing those receivables without knowledge of the assignment of the receivable to the issuer.  In addition, another person could acquire an interest in a receivable that is superior to the issuer’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses, or never obtains, control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuer’s interest.  If another person acquires an interest in a receivable that is superior to the issuer’s interest, some or all of the collections on that receivable may not be available to make payments on your notes.

Additionally, if another person acquires an interest in equipment financed by a receivable that is superior to the issuer’s security interest in the equipment, some or all of the proceeds from the sale of the equipment may not be available to make payments on your notes.

The issuer’s security interest in the financed equipment could be impaired for one or more of the following reasons:

•          DTFS USA or the depositor might fail to perfect its security interest in the financed equipment
;
•          another person may acquire an interest in the financed equipment that is superior to the issuer’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuer as the new secured party;

•          the issuer may not have a security interest in the financed equipment in certain states because the certificates of title to the financed equipment will not be amended to reflect assignment of the security interest to the issuer;

•          holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuer’s security interest; and

•          the issuer may lose its security interest in equipment confiscated by the government.

DTFS USA will be obligated to repurchase from the issuer any receivable sold by it to the issuer as to which a perfected security interest in its favor in the equipment securing the receivable did not exist as of the date such receivable was transferred to the issuer.  DTFS USA will not, however, be required to repurchase a receivable if a perfected security interest in its favor in the related equipment has not been perfected in the issuer or if the security interest in the related equipment or the receivable becomes impaired after the receivable is sold to the issuer.  If the issuer does not have a perfected security interest in an item of equipment, its ability to realize on the equipment following an event of a default under the related receivable may be adversely affected and some or all of the collections on that equipment may not be available to make payment on your notes.

A failure by the obligors to keep the related equipment free from liens could adversely affect repossession of such assets and result in reduced or delayed payments on your notes

Liens and other charges are likely to arise on the equipment securing a receivable.  The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the related equipment in respect of which the lien is being asserted.  Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the related equipment.  These rights, as well as, in some jurisdictions, outstanding repair charges and similar mechanics’ liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment or related assets securing a receivable.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their loans.  We cannot assure you, however, that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the related equipment, or the amount received upon resale of the equipment, if an obligor defaults.

General Risks

Adverse economic conditions could adversely affect the performance of the receivables, which could result in losses on your notes

An economic downturn may adversely affect the performance of the receivables.  Decreases in commercial activity, declines in consumer confidence or a general reduction in the availability of credit may lead to increased delinquencies and default rates by obligors, as well as decreased demand for trucking and transportation equipment and reduced prices for used equipment, which could increase the amount of losses on defaulted receivables.

The COVID-19 pandemic resulted in significant reductions in economic growth worldwide and in the United States.  The economic downturn and continued uncertainty and volatility resulting from the COVID-19 pandemic was unprecedented over recent decades.  Concerns continue that the residual effects or a resurgence of the COVID-19 pandemic or future epidemics or pandemics may disrupt, perhaps severely, economic and commercial activity, including supply chains and routes, and trucking and other commercial road transportation may experience slowdowns and reduced demand as a result, particularly if the effects of any such pandemic or epidemic continue for a prolonged period.  We cannot predict the effects of any such pandemic or epidemic on trucking and transportation activity generally or on the performance of the receivables.

If an economic downturn is experienced, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Financial market disruptions and a lack of secondary market liquidity could adversely affect the market value of, and/or limit your ability to resell, your notes

The COVID-19 pandemic resulted in disruptions in global financial markets that reduced liquidity and created uncertainty regarding future market performance and viability.  For several years after the 2008 financial crisis, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for these asset-backed securities.  Such events, or the occurrence of future events having widespread market impacts, including in connection with regional or worldwide epidemics or pandemics or resulting from the seizure, failure or receivership of one or more depository institutions, whether domestic or foreign, could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Furthermore, over the past several years, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

Armed conflict and terrorist activities could result in losses on your notes

The long-term economic effects of the United States’ military operations in the Middle East and other parts of the world, as well as the possible response to these operations, terrorist activities, tensions in the Middle East and other regions of the world, including Europe and Asia, and Russia’s invasion of Ukraine remain uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables.  You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables.

Use of Proceeds

DTFS USA will sell the Receivables and certain related property to the Depositor.  The Depositor in turn will transfer the Receivables and related property to the Issuer in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the offered Notes to (1) purchase the Receivables from DTFS USA, (2) deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) pay for certain expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

The Issuer

Limited Purpose and Limited Assets

The Depositor formed Daimler Trucks Retail Trust 2024-1, a Delaware statutory trust, on February 20, 2024.  The Issuer has been formed under the laws of the State of Delaware solely for the purposes of the transactions described herein.  The Issuer will be governed by the Trust Agreement.

The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuer, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (1) purchase the Receivables on the Closing Date, (2) fund the Reserve Fund, (3) pay the organizational, start-up and transactional expenses of the Issuer and (4) pay the balance to the Depositor;

•	assigning and pledging the property of the Issuer to the Indenture Trustee;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer will issue the Notes under the Indenture.  The Certificates will be issued under the Trust Agreement.  Except for the Securities, the Issuer is also prohibited from borrowing money or making loans to any other person.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess spread are insufficient, the Issuer will have to rely solely upon payments by obligors under the Receivables and the proceeds from the repossession and sale of Financed Equipment that secure Defaulted Receivables to make payments on the Notes.  In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuer not having perfected security interests in the Financed Equipment in all States or State and federal laws protecting defaulting consumers from repossession of their equipment, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuer can distribute to Noteholders.  See “Material Legal Issues Relating to the Receivables.”

The Issuer’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.  The Issuer’s fiscal year ends on December 31.

Under the Administration Agreement, the Administrator will perform the administrative obligations of the Issuer under the Indenture, the Trust Agreement, the Sale and Servicing Agreement and the Asset Representations Review Agreement.

Capitalization of the Issuer

The following table illustrates the expected capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A‑1 Notes(1)	$140,000,000.00
Class A‑2 Notes	276,000,000.00
Class A‑3 Notes	301,000,000.00
Class A‑4 Notes	59,950,000.00
Residual Interest (initial overcollateralization)(2)	113,052,499.84
Total	$890,002,499.84
(1)	The Class A-1 Notes are not being offered hereby.
(2)	Includes initial Yield Supplement Overcollateralization Amount.

The Issuer will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor or any affiliate of the Depositor, in either case, if it is the sole Certificateholder, may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuer upon certain conditions, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities.”

Property of the Issuer

The property of the Issuer will consist of a pool of loans and installment sales contracts secured by security interests in the Financed Equipment financed by those loans or contracts, the receivables with respect thereto and all payments received thereunder after the Cutoff Date.  The Receivables were purchased by DTFS USA pursuant to agreements with dealers or lenders or originated directly by DTFS USA.

The Receivables will be serviced by the Servicer or one or more subservicers.  On the Closing Date, DTFS USA will sell the Receivables to the Depositor and the Depositor, in turn, will sell the Receivables to the Issuer.

The property of the Issuer will also include:

•	an assignment by DTFS USA of its security interests in the Financed Equipment;

•	the rights of DTFS USA to proceeds, if any, from claims on insurance policies covering the Financed Equipment or the obligors;

•	the rights of DTFS USA to the documents and instruments contained in the files relating to the Receivables;

•	amounts as from time to time may be held in the Collection Account, the Note Payment Account and the Reserve Fund;

•	certain rights under the Transaction Documents; and

•	any and all proceeds of the above items.

The Issuer’s rights and benefits with respect to the property of the Issuer will be assigned to the Indenture Trustee for the benefit of the Noteholders.

Restrictions on Merger and Consolidation

The Issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•
the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the Issuer has delivered prior written notice of such consolidation or merger to each Rating Agency and each Rating Agency, within a specified amount of time, either (1) confirms in writing that such consolidation or merger shall not cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn, or (2) has not confirmed in writing that such consolidation or merger shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn;

•
the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse United States federal income tax consequence to the Issuer or to the Securityholders;

•	any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

•	the Issuer has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that such consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants

The Issuer will not, among other things, except as expressly permitted by the Transaction Documents:

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal or interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable State law, or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuer or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the Indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the Indenture;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Financed Equipment and except as may be created by the terms of the Indenture; or

•
permit the lien of the Indenture not to constitute a valid and perfected first priority security interest in the assets of the Issuer, other than with respect to any such tax, mechanics’ or other lien on the Financed Equipment.

The Issuer may not engage in any activity other than as described under “—Limited Purpose and Limited Assets.”  The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and Indenture, and as a result of any advances made to it by the Servicer or otherwise in accordance with the Sale and Servicing Agreement or other documents relating to the Issuer.

Annual Compliance Statement

The Issuer will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

The Depositor

Daimler Trucks Retail Receivables LLC, a Delaware limited liability company, will be the Depositor.  The sole equity member of the Depositor is DTFS USA.  The Depositor maintains its principal executive offices at 14372 Heritage Parkway, Fort Worth, TX 76177.  Its telephone number is (800) 222-4221.

The Depositor was organized solely for the purpose of forming securitization trusts, such as the Issuer, selling beneficial interests therein and acquiring assets and transferring the related property and rights to those trusts and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.  Other than the obligation to consent to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuer, the payment of organizational expenses of the Issuer, the maintenance and establishment of certain trust accounts, the maintenance of books and records, and the indemnification of the Owner Trustee, the Depositor will have no ongoing duties with respect to the Issuer.

None of the Depositor, DTFS USA, any of their respective affiliates or any other person or entity will insure or guarantee the Receivables or the Notes.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The Depositor is not a party to any legal proceedings that could reasonably be expected to have a material adverse effect on the Issuer or the interests of any Noteholders.

The limited liability company agreement of the Depositor includes corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either DTFS USA or any affiliate of DTFS USA in the event of a bankruptcy or insolvency proceeding of DTFS USA or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any State court without the consent of its board of managers, including at least two independent managers.

The Trustees

The Owner Trustee

General.  Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated under the federal laws of the United States.  The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation.  Since 1998, WTNA has served as owner trustee in numerous asset-backed securities transactions involving equipment receivables.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Depositor, DTFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Duties of the Owner Trustee.  The Owner Trustee’s main duties will be:

•	creating the Issuer by filing a certificate of trust with the Delaware Secretary of State;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the Certificateholders; and

•	executing documents on behalf of the Issuer.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to its express obligations set forth in the Trust Agreement.  The Owner Trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the Administrator or any Certificateholder.  The Owner Trustee will not be required to expend or risk its own funds or incur any financial liability in respect of any of its actions as Owner Trustee if it has reasonable grounds to believe that reimbursement to it of such funds or adequate indemnity against such risk or liabilities is not reasonably assured.

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Certificates, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuer under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Sale and Servicing Agreement or the Asset Representations Review Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement, the Indenture or the Asset Representations Review Agreement;

•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement, make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by it in connection with the exercise of those rights.

The Owner Trustee will administer the Issuer in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Issuer with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

Compensation and Indemnification.  The Depositor and the Administrator will indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants for all liabilities, losses, damages and expenses incurred by the Owner Trustee or arising out of the Owner Trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee or as a result of breaches of representations made by it in the Trust Agreement.  The Administrator will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties unless caused by willful misconduct, bad faith or gross negligence in the performance of its duties.

The Issuer will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, to the extent such amounts have not been paid or reimbursed by the Depositor or the Administrator.  The Issuer will pay these amounts to the Owner Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and the acceleration of the Notes, all Owner Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

Removal, Resignation and Termination.  The Owner Trustee may resign at any time by providing 90 days’ prior written notice to the Administrator and the Depositor.  The Administrator or the Depositor may remove the Owner Trustee at any time if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy, fails to comply with certain obligations or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor Owner Trustee is in place.

The Trust Agreement will terminate when:

•	the last Receivable is paid in full, settled, sold or charged off and all collections are applied;

•	the Issuer has paid all the Notes in full and all other amounts payable by it under the Transaction Documents; or

•	the Servicer has exercised its Optional Purchase Right to purchase all remaining Receivables.

Upon termination of the Trust Agreement, any remaining Issuer assets will be distributed to the Certificateholders and the Issuer will be terminated.

The Indenture Trustee

General.  U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as indenture trustee, registrar, and paying agent under the Indenture. U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company.  (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”).  Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A. The Servicer will cause the Indenture Trustee to maintain the accounts of the Issuer in the name of the Indenture Trustee and on behalf of the Issuer and Noteholders at the Securities Intermediary, U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $663 billion as of December 31, 2023, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States.  As of December 31, 2023, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and two international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2023, U.S. Bank was acting as trustee with respect to over 130,000 issuances of securities with an aggregate outstanding principal balance of over $5.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly investor report available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2023, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 74 issuances of equipment receivables-backed securities with an outstanding aggregate principal balance of approximately $20,268,800,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans.  Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.  On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•	will perform those duties and only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against it;

•
may, in the absence of bad faith, rely conclusively on certificates or opinions furnished to it which conform to the requirements of the Indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•	will examine any certificates and opinions which are specifically required to be furnished to it under the Indenture to determine whether or not they conform to the requirements of the Indenture.

The Indenture Trustee will not be required to advance, expend or risk its own funds or otherwise incur any financial liability in respect of any of its actions as Indenture Trustee if it has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The Indenture Trustee will not be responsible for and will make no representations as to the validity or adequacy of the Indenture or the Notes (other than authentication of the Notes), and will not be accountable for the Issuer’s use of the proceeds from the Notes, nor will the Indenture Trustee be responsible for any statement of the Issuer in the Indenture or any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture will provide that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the Indenture.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture (other than those relating to an asset representation review demand) at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee will be conditioned upon (1) the Noteholder providing a responsible officer of the Indenture Trustee with written notice of the Event of Default, (2) the holders of the Notes evidencing not less than 25% of the Note Balance of the Notes having made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) the Indenture Trustee having for 60 days failed to institute that proceeding and (4) no direction inconsistent with such written request having been given to the Indenture Trustee during such 60-day period by Noteholders evidencing not less than 51% of the Note Balance of the Notes.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the occurrence and continuance of an Event of Default of which a responsible officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act, the Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Reports by Indenture Trustee to Noteholders.  The Indenture Trustee will provide to Noteholders (which shall be Cede & Co. as the nominee of DTC, unless Definitive Notes are issued under the limited circumstances described herein), monthly investor reports as described under “Description of the Transaction Documents—Reports to Noteholders.”  Copies of these reports may be obtained at no charge at the offices or the website of the Indenture Trustee specified herein.

The Indenture Trustee will also deliver or make available electronically, at the expense of the Issuer, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and State income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

Compensation and Indemnification.  The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably and extraordinarily incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Indenture and the performance of its duties under the Indenture.

The Issuer will pay these amounts to the Indenture Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and an acceleration of the Notes, all Indenture Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

The Indenture Trustee will be required to notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification shall not relieve either the Issuer or the Administrator of its obligations under the Indenture.

The Indenture Trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

•	for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any Event of Default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Resignation of Indenture Trustee Due to Conflict of Interest.  Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the Notes or any class of Notes if an Event of Default occurs.  In these circumstances, separate successor indenture trustees will be appointed for each class of Notes.  Even if separate indenture trustees are appointed, only the related indenture trustee acting on behalf of the Noteholders will have the right to exercise remedies and only the Noteholders will have the right to direct or consent to any action to be taken.

Replacement of Indenture Trustee.  The holders of Notes evidencing at least 51% of the Note Balance of the Notes may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee, the Issuer, the Depositor and the Administrator (who shall notify each Rating Agency) of that removal and, following that removal, may appoint a successor Indenture Trustee.  Any successor Indenture Trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer, the Administrator, the Depositor and the Noteholders.  The Issuer will be required to remove the Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will act as the Asset Representations Reviewer under the Asset Representations Review Agreement.  Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services to its clients since 1989.  Clayton has been engaged as the asset representations reviewer on more than 650 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is an “eligible asset representations reviewer,” meaning that (1) it is not affiliated with the Sponsor, the Depositor, the Servicer, either Trustee or any of their respective affiliates and (2) neither it nor any of its affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Receivables.  For so long as the Notes remain outstanding, the Asset Representations Reviewer must be an eligible asset representations reviewer.  The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuer, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Receivables Pool — Asset Representations Review.”

The Asset Representations Reviewer will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the Asset Representations Reviewer.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if it has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Issuer or the Administrator will indemnify the Asset Representations Reviewer for liabilities and damages resulting from the Asset Representations Reviewer’s performance of its obligations under the Asset Representations Review Agreement unless caused by its willful misconduct, bad faith or negligence (other than errors in judgment) or as a result of any breach of representations made by it in the Asset Representations Review Agreement.

The Issuer will pay the annual fees and review fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for its reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the Asset Representations Reviewer, to the extent, in the case of indemnified amounts, those amounts are not paid or reimbursed by the Administrator.  The Issuer will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with amounts owed to the Trustees under the Transaction Documents, up to the aggregate total limit of $250,000 per year, before the Issuer makes any payments to the Noteholders.  The Issuer will pay any of these amounts in excess of the limit, on a pro rata basis with any other amounts due and unpaid to the Trustees only after making all payments of interest and principal on the Notes due on that Payment Date, any required deposits in the Reserve Fund and any payments due to a successor Servicer, if any.  Following an Event of Default and acceleration of the Notes, however, all of these fees, expenses and indemnities will be payable in an unlimited amount prior to any payments of interest or principal on the Notes.

The Asset Representations Reviewer may not resign, unless it becomes legally unable to perform its obligations as Asset Representations Reviewer.  The Issuer may remove the Asset Representations Reviewer if (1) it ceases to be an eligible asset representations reviewer, (2) it breaches any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement or (3) an Insolvency Event occurs with respect to it.  No resignation or removal of the Asset Representations Reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  Any resignation or removal of the Asset Representations Reviewer or resignation, removal or appointment of any successor asset representations reviewer will be reported by the Issuer in a timely Form 10-D filing.  The Asset Representations Reviewer will pay the reasonable expenses of transitioning its obligations to the successor asset representations reviewer.

DTFS USA

General

DTFS USA will be (1) the Sponsor of the securitization in which the Notes are offered, (2) responsible for structuring the securitization and selecting the transaction parties other than DTFS USA and its affiliates, (3) the Servicer of the Receivables and (4) the Administrator for the Issuer.  DTFS USA is a wholly-owned indirect subsidiary of Daimler Truck Holding AG, a German corporation that, together with its subsidiaries, is one of the world’s largest commercial vehicle manufacturers.  DTFS USA is a Delaware limited liability company.  Its principal executive offices are located at 14372 Heritage Parkway, Suite 400, Fort Worth, Texas 76177 and its telephone number is (800) 222-4221.

DTFS USA is a captive financial services provider for the Daimler Truck North America family of commercial vehicle products, including Freightliner Trucks, Western Star Trucks and Thomas Built Buses.  DTFS USA acquires commercial vehicle installment sales contracts, installment loans and leases by purchasing such contracts and/or leases from Daimler commercial vehicle dealers.  DTFS USA also provides direct financing and leasing in some states.  DTFS USA makes loans to dealers to provide dealers with funds for financing the sale or lease of commercial vehicles.

In this section, we refer to commercial vehicle installment sales contracts and commercial vehicle loans collectively as “contracts” or “commercial contracts” and refer to “vehicles,” “commercial vehicles” or “equipment” to include, where applicable, the vehicles, tractors, trailers and other related equipment financed under the contracts.

DTFS USA services all installment sales contracts and installment loans that it purchases or originates.  See “—Servicing Responsibilities.” Historical delinquency and loss information for the commercial vehicle installment sales contracts and loans serviced by DTFS USA are presented in this prospectus.

DTFS USA’s wholly-owned subsidiary, the Depositor, will initially retain the residual interest in the Issuer.  The residual interest will be evidenced by the Certificates and represents the ownership interest in the Issuer and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.

Daimler Truck Holding AG and its predecessors (including Mercedes-Benz Group AG) have owned at least one U.S. financial services subsidiary since 1982.  DTFS USA was formed on March 31, 2021 in connection with the spin-off of the Daimler Trucks & Buses segments described below.

Spin-Off of Daimler Trucks and Buses

In  October 2021, the shareholders of Mercedes-Benz Holding AG (formerly Daimler AG) voted to spin off the company’s truck and bus business.  Daimler Truck Holding AG was formed for this purpose, and on December 9, 2021, the truck and bus business was spun off, resulting in the listing of Daimler Truck Holding AG as an independent company on the Frankfurt Stock Exchange with public trading of its shares commencing on December 10, 2021.  Daimler Truck Holding AG became a new member of the DAX stock index in the regulated market of the Frankfurt Stock Exchange, effective March 21, 2022.

As part of the spin-off, DTFS USA was formed to act as a captive financial services provider for the Daimler Truck North America family of commercial vehicle products.  Prior to the spin-off, that business had been conducted by MBFS USA through its Daimler Truck Financial business unit.  MBFS USA was formed in 2007 as a wholly-owned indirect subsidiary of the former Daimler AG and is engaged primarily in providing financing for the sale and leasing of Mercedes-Benz passenger cars and vans in the United States.  As part of the spin-off, DTFS USA became an indirect subsidiary of Daimler Truck Holding AG and acquired, and is the successor to, the Daimler Truck Financial business that had previously been a business unit of MBFS USA.  MBFS USA continues to be an indirect subsidiary of Mercedes-Benz Group AG.

The description of DTFS USA in this prospectus includes, where relevant, the Daimler Truck Financial unit of MBFS USA up to and until the effectiveness of the transfer of that business unit to DTFS USA as described in the preceding paragraphs.

Origination

Commercial installment sales contracts and installment loans are purchased or originated by DTFS USA.  DTFS USA distinguishes customers by categorizing them into the following segments at the time of underwriting:

Small Business
Individuals and companies with total outstanding obligations to DTFS USA of less than $1,250,000.  Obligors in the Small Business segment fall within the Owner Operators and Vocational Customers categories:

•          Owner Operators are defined as “For Hire” drivers who typically drive heavy duty trucks to haul goods over the road.  They are typically experienced truck operators that own and operate their own trucking business.  Owner Operators may lease onto a carrier or they may operate under their own authority.  Owner Operators generally haul freight which includes but is not limited to dry van, refrigerated or flatbed products.

•          Vocational Customers are defined as “Not for Hire” operators, and typically use the truck to haul their own products or are operators whose use of the equipment is deemed a specialty haul (i.e., loggers, gasoline tankers, construction, etc.).

Commercial Fleet	Commercial enterprises with total outstanding obligations to DTFS USA of $1,250,000 or more presently or in the past or where they have indicated the intention to borrow $1,250,000 or more.

Pledgeline Business
Dealers or dealer-controlled leasing companies who finance the acquisition of commercial vehicles for the purpose of subsequently leasing those vehicles or financing the sale of those vehicles to end users, who are typically customers in the Small Business and Commercial Fleet segments.

DTFS USA provides a pledge line of credit to the dealer or dealer-controlled leasing company.  Under a pledge line of credit, DTFS USA originates a loan or lease to the dealer to finance the dealer’s retail installment sales contract or loan with the end user or the dealer’s lease agreement to the end user.  In either case, DTFS USA receives a pledge of a security interest in the retail installment sales contract or loan or the lease agreement and in the dealer’s interest in the related vehicle.  A pledge line of credit may finance both sales and leasing activity by the dealer, and typically all loans made under a line of credit are cross-collateralized and cross-defaulted, although each loan advanced by DTFS USA is made with respect to the financing of the sale or lease of specified vehicle(s) to a particular end user only.

The following tables set forth information regarding the amounts of commercial vehicle and equipment loans added to DTFS USA’s portfolio by customer segment during each year from 2019 through 2023.

DTFS USA Commercial Vehicle and Equipment Loan Managed Portfolio -
Principal Amount Outstanding by Segment

	For the Year Ended December 31,
	2023		2022		2021
	$	% of Total	$	% of Total	$	% of Total
Fleet(1)	5,717,191,868	71.96%	5,072,186,481	68.75%	4,205,935,055	63.42%
Pledgeline Business(2)	843,477,420	10.62%	764,140,324	10.36%	797,100,766	12.02%
Small Business(3)	1,382,133,676	17.40%	1,541,297,402	20.89%	1,628,812,850	24.56%
Other(4)	2,024,291	0.03%	0	0.00%	0	0.00%
Total(5)	7,944,827,254	100.00%	7,377,624,206	100.00%	6,631,848,671	100.00%

	For the Year Ended December 31,
	2020		2019
	$	% of Total	$	% of Total
Fleet(1)	4,255,702,963	55.96%	4,277,324,138	57.58%
Pledgeline Business(2)	841,024,737	11.06%	759,973,778	10.23%
Small Business(3)	2,508,597,514	32.98%	2,390,961,037	32.19%
Other(4)	0	0.00%	0	0.00%
Total(5)	7,605,325,214	100.00%	7,428,258,953	100.00%

(1)	Commercial enterprises with total outstanding obligations to DTFS USA of $1,250,000 or more, or where they have the intention to borrow $1,250,000 or more.
(2)
Dealers who finance the acquisition of commercial vehicles for the purpose of subsequently leasing those vehicles or financing the sale of those vehicles to end users, who are typically customers in the Small Business and Commercial Fleet segments.

(3)
Individuals and companies with total outstanding obligations to DTFS USA less than $1,250,000.  Obligors in the Small Business segment include Owner Operators, Vocational customers, and prior to 2021, Mercedes-Benz van customers.

(4)	Other represents Sovereign/Municipal customers.
(5)	Totals may be off due to rounding.

Underwriting

DTFS USA’s underwriting standards assess a prospective obligor’s ability and willingness to pay the amounts due on the contract and the adequacy of the related financed equipment as collateral.  DTFS USA purchases approved contracts from dealers pursuant to agreements with the related dealers and originates contracts to finance the purchase of new and used commercial vehicles and related equipment.  DTFS USA employs predetermined credit score cut-offs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

All applications submitted to DTFS USA for either Small Business, Commercial Fleet or Pledgeline Business are administered using DTFS USA’s proprietary point of sales system, which enables dealers to electronically submit, receive decisions, contract customers and fund contracts.

Small Business

The Small Business Credit Department is responsible for underwriting and processing Owner Operator and Vocational credit applications.  This department supports the new and used vehicle sales from Freightliner, Western Star and Thomas Built Buses dealer networks by increasing funded volume and market penetration in a timely manner.  The companies or individuals requesting financing are underwritten by DTFS USA based on several criteria and determined by the type of usage of the vehicle.

Dealers electronically submit credit applications along with the related vehicle information and proposed financing terms.  Applications are evaluated through DTFS USA’s proprietary credit system.  DTFS USA obtains one or more credit reports on the applicant from a national credit bureau (TransUnion, Experian or Equifax).  The credit report is used to evaluate the creditworthiness of the proposed obligor.  DTFS USA also obtains a Paynet credit report on applicant if available.  Paynet credit reports have commercial credit history and are available if the customer has financed with one of the subscribed Paynet lenders.

DTFS USA evaluates each application using a proprietary credit scorecard developed with a third-party credit scoring company exclusively for DTFS USA.  The scorecard is used to assess the creditworthiness of the applicant and assign a proprietary credit score using credit bureau and other credit application variables.

The proprietary credit score is used to price the statistical risk of default represented by each application, as well as to determine system-recommended rejected applications.  DTFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers based on the customer’s proprietary credit score.  Credit tiers are ordinarily classified in integer numbers ranging from “1” to “10” (with “1” being the highest and “10” being the lowest tier).  The analyst can structure the financing to reduce the amount DTFS USA will advance, which may move the applicant to a higher credit tier and consequently reduce the applicable interest rate.

As part of the approval process, DTFS USA’s credit process may require that some of the information provided by the applicant be verified, such as professional driving experience, three years of commercial credit history and personal credit history.  In the case of insufficient comparable commercial credit history, DTFS USA may request the last two years of financial statements or tax returns for review.  Credit analysts in DTFS USA’s commercial vehicles credit department are responsible for structuring and pricing any financing that may be offered after the credit reviews.  Based on the assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a DTFS USA credit analyst with higher approval authority.  Ultimately, the final decision is rendered using the proprietary scorecard through analysis by the credit analyst under DTFS USA’s credit process.

Credit analysts have the authority to approve or deny different types of credit applications depending on the analyst’s level of experience.  Credit analyst performance is regularly evaluated under internal procedures either by senior analysts or regional credit managers.

The credit analyst sends DTFS USA’s credit decision notice, specifying approval, denial or conditional approval based upon modification of the transaction such as an increase in down payment or term limitation.  If a decision to decline or to condition the application is made, the reasons are discussed with the dealer.  An adverse action letter is generated and is mailed to the applicant after an application has been conditioned or declined.

Upon acceptance, the dealer can fund the contract at time of credit approval through DTFS USA’s electronic funds transfer system.

In the case of tangible contracts in paper form, the dealer either delivers the applicable documentation to DTFS USA’s operational headquarters in Ft. Worth, Texas or to a vendor’s office in Memphis, Tennessee or Wilmington, Ohio for processing.  If sent to Ft. Worth, the funding team audits the contract documentation for completeness, legal compliance and consistency with the application.  The completed file is imaged, and certain original paper documents are stored offsite for seven years after contract termination.  In cases where the applicable documentation is sent to the vendor, the vendor scans the contract documentation and sends images to the funding team in Ft. Worth.  The funding team audits the documentation as described above.  A vendor stores certain original paper documents offsite for seven years after contract termination.

In the case of electronic contracts,  the contract created in the DTFS USA point-of-sale system by the dealer is presented to the customer for electronic signature. Upon completion of all required electronic signatures, the dealer submits a copy of the contract along with the ancillary supporting documentation to the funding team for the compliance review process, as described above for tangible contracts.  Upon satisfactory review, DTFS USA will retain the authoritative copy in DTFS USA’s electronic vault maintained by a third-party vendor in accordance with requirements for maintaining DTFS USA’s control of such contracts.

In some cases, DTFS USA purchases retail contracts that amortize to a specified end-term value with a remaining balance to be paid in a lump (balloon) payment at the end of the term, known as retail “balloon accounts.”  A credit bureau report is obtained on each customer that seeks to finance the balloon payment at maturity with DTFS USA, with the credit process consistent with dealer-originated applications, unless the refinance is dictated by state law or contract.  In all cases, the appropriate documents for a balloon conversion financing are sent to the maturing customer for signature and returned to DTFS USA for review, loan set-up and filing.

Commercial Fleet

The Fleet Credit Department is responsible for the underwriting of all Commercial Fleet customers.  Fleet analysts are required to verify the legal name of the obligor, whether the applicant is in good standing and the Federal ID number, which is generally done through the Secretary of State of the obligor’s State of organization.  In cases where the applicant is an individual (including an individual doing business under a trade name, i.e., a “DBA”) then the verification includes full name and social security number of the principal or principals.  Additional due diligence is conducted where appropriate in the judgment of the credit analyst.

Specific applicant information is collected and analyzed as part of the credit process.  It may include time in business, type of freight hauled for over-the-road trucking operators or business purpose if vocational, management/shareholder experience and background, top customers with total revenue contribution, major competitors and existence of any related companies and affiliates as well as their purpose or business nature.  The analyst may also collect and assess information regarding the current size and operating structure of the fleet which would include number of tractors, trucks, trailers and other equipment, average age of the fleet, future needs and delivery schedule, equipment utilization, revenue per vehicle, revenue per mile, equipment utilization and driver turnover.

Fleet analysts review commercial credit reports from Paynet and/or, in the non-typical case where an obligor is an individual, individual credit reports to assess previous debt levels, repayment history and length of credit history.  In the absence of available information from a national reporting agency, or where the nature of the credit relationship warrants, DTFS USA may also conduct direct credit checks with other lenders or banks.  For existing customers, fleet analysts will access information regarding current and previous borrowings from DTFS USA and/or any recent or past requests to DTFS USA for relief.

In addition to background and credit history of the applicant, depending on factors such as the amount of financing requested, current and previous financial statements may be collected and analyzed, and trend or peer analysis may be conducted by tracking financial performance and trends over time.

As with the Small Business underwriting process, the final system-calculated rating is stratified into tiers and statistical default probabilities are assigned by tier.  A final decision is either made by the analyst if within that analyst’s limits of authority, or a recommendation is made and the application is routed to the appropriate higher level of authority.  Upon approval, the completed contract documentation is reviewed for completeness and compared against the approval and existing outstandings to ensure the total indebtedness does not exceed the authorized amount.  Only after verification by the Commercial Vehicle Funding Department are funds made available.  Funds are typically disbursed through DTFS USA’s electronic funds transfer system or through wire.  Storage of the funded contracts in tangible or electronic form follows the process outlined above for Small Business.

Pledgeline Business

For dealer pledgeline loans where the contract is between DTFS USA and the dealer, with the dealer being the obligor, underwriting is handled by the Dealer Credit Department using standards that apply to the underwriting process for dealer wholesale floorplan business.  All contract documents between the dealer and end user are required to be pre-approved by DTFS USA’s legal team to ensure conformance to legal standards and that any rights an end user may have are subordinate to the interests of DTFS USA.  Upon approval, the completed contract documentation is reviewed for completeness and compared against the approval and existing outstandings to ensure the total indebtedness does not exceed the authorized amount.  Only after verification by the Commercial Vehicle Funding Department are funds made available.  Funds are typically disbursed through DTFS USA’s electronic funds transfer system or through wire.

Servicing Responsibilities

DTFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables.

The Servicer will have the right to delegate any or all of its servicing duties to its affiliates or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, the Servicer will remain obligated and liable for servicing the Receivables as if it alone were servicing the Receivables.

To facilitate the servicing of the Receivables, the Issuer will authorize the Servicer to retain physical possession and electronic control of the Receivables held by the Issuer and the other documents related thereto as custodian for the Issuer.  Due to administrative burden and expense, the certificates of title to the Financed Equipment will not be amended to reflect the sale and assignment of the security interest in the Financed Equipment to the Issuer.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle and related equipment and repossessing and selling collateral when necessary.

DTFS USA seeks to have obligors make scheduled contract payments electronically through automatic direct debit (ACH).  For obligors not paying by direct debit, approximately 17 days before a payment is due, the obligors are mailed a billing statement directing them to make a payment on the date indicated.  A number of payment methods are offered to obligors in addition to direct debit, including paper check, online banking, DTFS USA’s online bill pay and phone pay.

DTFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related contract.  Delinquency tracking is done through daily reports that include days past due by “bucketed” intervals, number of assets, past-due dollars, total customer portfolio, originating dealer and industry segment.  DTFS USA considers a payment to be delinquent when the obligor fails to remit at least 90% of a scheduled payment within one day after the applicable due date.

Telephone collection efforts can begin as early as five days after the due date for a delinquent payment.  Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers;

•	PEGA – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online; and

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact.

Repossessions

Involuntary repossessions occur after collection efforts have been unsuccessful in resolving the delinquency, including where a customer is unresponsive or the collateral is at risk (e.g., tax lien seizure).  Voluntary repossessions occur when a customer voluntarily surrenders equipment, typically due to the inability to continue making payments.  Prior to repossession, a collections team leader or higher level manager reviews the account in detail and approves the assignment to a repossession company.

Once a repossessed unit is inventoried, DTFS USA requests a third-party inspection from a recognized provider of trucking and transportation equipment inspection services.  If the obligor forgoes the opportunity to redeem the equipment, after inspection is received and any holds are cleared, the unit is listed for sale with a dealer on-line auction service.  If the unit meets the reserve amount set by the DTFS USA remarketing team, the unit is sold to the high bidder and proceeds are received, typically net of inspection and sales fees and costs, and applied to payment of the respective obligation.  If the unit does not meet the reserve amount, then several other disposal channels may be considered, including sending the unit to a physical auction or to a seller under a consignment arrangement.

Charge-offs and Deficiencies

DTFS USA’s policy generally requires that a contract be reviewed for charge-off upon the 120th day of delinquency if DTFS USA does not have physical possession of the financed equipment or is unable to locate the financed equipment, and if evidence does not exist that collection is imminent.  Exceptions to the 120-day rule can be made in the case of Commercial Fleet equipment by the Fleet Collections Manager or Senior Fleet Workout Specialist and in the case of Small Business equipment by Collection Manager or higher.

DTFS USA’s policy also generally requires that a contract be charged-off:

•	upon unsatisfactory resolution of a bankruptcy proceeding or the incurrence of an uninsured loss; or

•	upon a determination by DTFS USA that the financed equipment is of no value or the financed equipment is abandoned by DTFS USA due to condition and costs to repossess.

Any deficiencies remaining after repossession and sale of the related financed equipment or after full charge-off of the related contract are pursued by DTFS USA to the extent practical and legally permitted.  Obligors are contacted and, when warranted by circumstances, DTFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached or collection becomes impractical to pursue.

Physical Damage Insurance

Each installment sales contract or loan requires the obligor to maintain physical damage insurance that insures the obligor and DTFS USA against loss or damage to the equipment during the contract term.  While the obligor is required to maintain physical damage insurance on the related financed equipment in an amount at least equal to that required by applicable State law, DTFS USA is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.  Failure by the obligor to maintain the required insurance is an event of default under the contract or loan.

Extensions and Workouts

Consistent with its normal procedures, DTFS USA may, in its discretion, arrange with the obligor on an account to extend or modify the payment schedule.  Extensions or modifications may be granted, and a related fee or associated interest may be charged, to a current or delinquent obligor to cure a short-term cash flow problem.

Extensions or modifications are granted on an individual basis in the discretion of DTFS USA based on its servicing policies and procedures.  Key components of the extension policy may include:

•	the first four invoiced payments should have posted to the account;

•	six or more invoiced payments have posted to the account since the last processed extension;

•	a maximum of eight extensions are allowed over the life of the contract;

•	the maturity date has not occurred; and

•	the account is not in active bankruptcy status.

Exceptions may be made by the appropriate level of management according to the delegated limits of authority, and the extension must bring the account current.  Extensions and modifications are reported and monitored.  Upon such an extension or modification, the related contract is no longer considered delinquent.  Under its workout program, DTFS USA may agree with an obligor to add an additional term to the existing contractual term.  This type of workout attempts to prevent a default and to align an obligor’s monthly payment with its ability to pay and results in no reduction of principal.

Special Assets – Commercial Fleet

Customer relationships that need additional analysis or monitoring, including as a result of requests for modifications and extensions and for account restructures, are managed through a monthly review process known as the Special Asset Committee (SAC).  The customers’ accounts are reported on a Watch Report or a Problem Report.

The Watch Report consists of accounts that may be up to 90 days past due or that meet other prescribed credit guideline triggers.  Accounts generally remain on the Watch Report for a minimum of six months.

The Problem Report consists of accounts that exceed 90 days past due, have filed for bankruptcy protection, are believed to be at risk of imminent inability to pay (within 12 months) or otherwise meet prescribed credit guideline triggers.  Accounts generally remain on the Problem Report for a minimum of six months.  Further, Problem Report accounts that become current through payment or through a successful workout arrangement typically move back down to the Watch Report for an additional six-month monitoring period.

Delinquency, Credit Loss and Recovery Information

Set forth below is delinquency and credit loss information relating to DTFS USA’s total portfolio of U.S. installment sales contracts and loans for the financing of trucking and transportation equipment from December 31, 2019 through December 31, 2023.  The portfolio consists of contracts and loans in all States.

Delinquency Experience(1)
(Dollars in Thousands)

	At December 31,
	2023	2022	2021	2020	2019
Number of receivables serviced	41,805	44,428	47,300	76,113	74,503
Period of delinquency
31 – 60 days	733	543	350	733	1,016
61 – 90 days	253	210	82	224	278
91 days or more	260	116	118	197	260
Total number of receivables delinquent	1,246	869	550	1,154	1,554
Delinquencies as a percentage of number of receivables outstanding	2.98%	1.96%	1.16%	1.52%	2.09%

	At December 31,
	2023	2022	2021	2020	2019
Total amount outstanding	$7,944,827	$7,317,471	$6,631,849	$7,605,325	$7,428,259
Period of delinquency
31 – 60 days	$84,727	$40,059	$24,191	$48,925	$67,041
61 – 90 days	$29,663	$11,647	$5,085	$13,136	$25,195
91 days or more	$25,697	$8,447	$5,101	$9,684	$20,703
Total amount of receivables delinquent	$140,087	$60,153	$34,377	$71,745	$112,939
Delinquencies as a percentage of receivables outstanding	1.76%	0.82%	0.52%	0.94%	1.52%

(1)
The information includes installment sales contracts and installment loans for new and used commercial vehicles and equipment including receivables that DTFS USA has sold to third parties but DTFS USA continues to service.  Results for 2019 and 2020 include contracts financing Mercedes-Benz commercial van sales; van originations are not included in the results for 2021 through 2023.

Loss Experience(1)
(Dollars in Thousands)

	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Principal balance of receivables serviced at end of period	$7,944,827	$7,377,624	$6,631,849	$7,605,325	$7,428,259
Average during period(2)	$7,591,373	$6,978,330	$6,572,610	$7,524,745	$7,209,153
Gross charge-offs of receivables during period(3)	$85,800	$14,081	$32,405	$83,188	$60,013
Recoveries of receivables charged off in current and prior periods(4)	$16,597	$13,174	$12,697	$10,386	$9,154
Net losses	$69,203	$907	$19,709	$72,802	$50,859
Net losses as a percentage of average receivables outstanding during period (annualized)	0.91%	0.01%	0.30%	0.97%	0.71%

(1)
The information includes installment sales contracts and loans for new and used commercial vehicles and equipment including receivables that DTFS USA has sold to third parties but DTFS USA continues to service. All amounts and percentages are based on the principal balance of the receivables, which does not include unearned interest.  Results for 2019 and 2020 include contracts financing Mercedes-Benz commercial van sales; van originations are not included in the results for 2021 through 2023.

(2)	Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.
(3)
Gross charge-offs represent the net principal balance of receivables determined to be uncollectible in the period from dispositions of related equipment. Gross charge-offs include expenses associated with collection, repossession or disposition of the equipment.

(4)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

Because the characteristics of the Receivables transferred to the Issuer will be different from those of DTFS USA’s entire portfolio of receivables, no assurances can be given that the performance of the Receivables will be similar.  In addition, delinquency, repossession and loss experience may be influenced by a variety of economic and geographic conditions and other factors.  As a result, no assurances can be given that the performance of the Receivables will be similar, particularly during periods of economic disruption or downturn to the historical delinquency, credit loss and residual loss information included in the foregoing tables.

Securitization Program

DTFS USA (including through its predecessor MBFS USA) has had an active securitization program for trucking and transportation equipment in the United States since 2018.   Since 2018, it has completed three public securitizations backed by trucking and transportation equipment and two such securitizations in the Rule 144A market.  None of these transactions has experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance-triggering event.  DTFS USA has never taken any action out of the ordinary to prevent such an occurrence.

Repurchase History

The transaction documents for prior pools of trucking and transportation equipment installment sales contracts and loans that were securitized by DTFS USA, and its predecessor MBFS USA, as described under “— Spin-Off of Daimler Trucks and Buses,” contain covenants requiring the repurchase of the underlying receivables for certain breaches of representations or warranties.

During the three year period ended February 29, 2024, no assets underlying a securitization of trucking and transportation equipment installment sales contracts and loans sponsored by DTFS USA, or MBFS USA, as DTFS USA’s predecessor, were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period.

DTFS USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for securitized assets that were the subject of a demand to repurchase on SEC Form ABS-15G.  These disclosures will include any fulfilled and unfulfilled repurchase requests for securitized trucking and transportation equipment assets that were made to MBFS USA, as DTFS USA’s predecessor during the same period.  DTFS USA filed its most recent Form ABS-15G with the SEC on February 20, 2024.  The report can be accessed on the SEC’s website (www.sec.gov) using DTFS USA’s CIK number, which is set forth on the cover page.

Affiliations and Related Transactions

The Depositor is an affiliate of DTFS USA.  DTFS USA, which acts as Sponsor, Servicer and Administrator, is the sole equity member of the Depositor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, among any of the Depositor, the Issuer and the Sponsor.

The Receivables Pool

General

The Issuer will own a pool of Receivables consisting of installment sales contracts and loans purchased by DTFS USA from dealers or lenders or originated directly by DTFS USA.  The Receivables are secured by new and used trucking and transportation equipment such as tractors, trailers and buses.  The equipment is primarily manufactured by the brands of Daimler Truck North America, including Freightliner, Western Star and Thomas Built Buses.  DTFS USA will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement.  The Depositor will transfer the Receivables to the Issuer on the Closing Date pursuant to the Sale and Servicing Agreement.  The property of the Issuer will include, among other things, payments on the Receivables that are made after the Cutoff Date.

Pool Underwriting

The Receivables were originated in accordance with the underwriting criteria described under “DTFS USA—Underwriting.”  The Sponsor does not consider any of the Receivables to constitute exceptions to its underwriting criteria.

Selection of Receivables

General.  The Receivables to be transferred to the Issuer on the Closing Date will be selected from DTFS USA’s portfolio for inclusion in the pool by several criteria.  These criteria include the requirement that each Receivable:

•	was originated in the United States of America;

•	has an obligor which (1) is not a governmental or municipal issuer and (2) does not have a billing address outside the United States;

•	is secured by a new or used trucking or transportation equipment;

•	as of the Cutoff Date, had a remaining Principal Balance of not less than $1,000;

•
had an original term to maturity (based on the original number of scheduled monthly payments) of not more than 84 months and not less than 12 months and, as of the Cutoff Date, a remaining term to maturity (based on the number of remaining monthly payments) of not more than 82 months and not less than 3 months;

•	has a Contract Rate of at least 1.00%;

•	provides for the allocation of payments to interest and principal based on the simple interest method;

•	as of the Cutoff Date, is not delinquent by more than 30 days;

•	as of the Cutoff Date, is not secured by Financed Equipment that has been repossessed;

•	as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

•
as of the Cutoff Date, has a Principal Balance that (when combined with the aggregate Principal Balance of any other Receivables with the same obligor) does not exceed 2.00% of the Cutoff Date Pool Balance; and

•	was not selected using selection procedures believed by DTFS USA to be adverse to the Noteholders.

Simple Interest Receivables.  The Receivables will provide for the application of payments on the simple interest method that provides for the amortization of the Receivable over a series of fixed monthly installments.  Each monthly installment under a Receivable includes an amount of interest which is calculated on the basis of its Principal Balance multiplied by the Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  Except as otherwise provided herein, as payments are received under a Receivable, the amount received is applied, first, to interest accrued to the date of payment and second, to reduce the unpaid Principal Balance.  Accordingly, if an obligor on a Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding Principal Balance.  If a Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Additional Information.  The Servicer considers a receivable delinquent when an obligor fails to make 90% of a contractual payment by the due date.  The period of delinquency is based on the number of days payments are contractually past due.

The following table sets forth the delinquency experience of the Receivables:

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
Delinquent no more than once for 31-60 days(1)	170	3.61%	$15,973,227.95	1.79%
Delinquent at least once for 61 days or more	0	0	0.00	0.00
No history of delinquency	4,541	96.39	874,029,271.89	98.21
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent once but never exceeded 60 days past due.

As of the Cutoff Date, other than extensions as described below, none of the Receivables has been deferred, modified or been subject of a work out. The following table sets forth extensions relating to the Receivables as of the Cutoff Date:

Number of Extensions(1)	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
0	4,394	93.27%	$863,617,453.13	97.04%
1	317	6.73	26,385,046.71	2.96
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	As of the Cutoff Date, no Receivable has been extended more than once.

Characteristics of the Receivables

The following tables set forth information with respect to the Receivables as of the close of business as of the Cutoff Date.  The percentages below are calculated based on the Cutoff Date Pool Balance.

Composition of the Receivables as of the Cutoff Date

Aggregate Current Principal Balance	$890,002,500
Number of Receivables	4,711
Number of Items of Equipment	10,475
Average Current Principal Balance	$188,920
Principal Balance (Range)	$1,289 to $6,666,218
Average Original Principal Balance	$289,923
Original Principal Balance (Range)	$10,540 to $9,268,242
Percentage of New Financed Equipment	87.09%
Percentage of Used Financed Equipment	12.91%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	10.64%
Weighted Average Contract Rate	6.83%
Contract Rate (Range)	1.69% to 20.50%
Weighted Average Original Term(1)	57.26 months
Original Term (Range)(1)	12 to 84 months
Weighted Average Remaining Term(2)	42.39 months
Remaining Term (Range)(2)	3 to 82 months

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.

Distribution of the Receivables by Original Term to Maturity as of the Cutoff Date

Original Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
12 months	1	0.02%	$3,891.80	0.00	%(3)
13 months to 24 months	48	1.02	2,943,823.46	0.33
25 months to 36 months	313	6.64	61,785,300.18	6.94
37 months to 48 months	1,010	21.44	185,717,157.56	20.87
49 months to 60 months	2,653	56.32	475,381,012.05	53.41
61 months to 72 months	580	12.31	129,433,947.22	14.54
73 months to 84 months	106	2.25	34,737,367.57	3.90
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Based on the number of monthly payments at origination.
(2)	Percentages may not add to 100.00% due to rounding.
(3)	Represents a value greater than zero but less than 0.005%.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	910	19.32%	$35,717,040.12	4.01%
13 months to 24 months	1,110	23.56	115,219,026.65	12.95
25 months to 36 months	767	16.28	165,687,740.67	18.62
37 months to 48 months	920	19.53	224,064,904.36	25.18
49 months to 60 months	771	16.37	241,897,556.62	27.18
61 months to 72 months	206	4.37	89,273,488.35	10.03
73 months to 84 months	27	0.57	18,142,743.07	2.04
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	142	3.01%	$17,798,713.04	2.00%
Obligor 2	11	0.23	17,267,444.97	1.94
Obligor 3	9	0.19	17,050,473.65	1.92
Obligor 4	5	0.11	16,894,662.62	1.90
Obligor 5	13	0.28	16,385,868.81	1.84
Obligor 6	4	0.08	16,276,156.35	1.83
Obligor 7	17	0.36	15,873,480.14	1.78
Obligor 8	9	0.19	13,135,950.19	1.48
Obligor 9	6	0.13	13,090,626.38	1.47
Obligor 10	8	0.17	12,313,870.98	1.38
Obligor 11	4	0.08	12,138,953.81	1.36
Obligor 12	3	0.06	10,878,925.78	1.22
Obligor 13	5	0.11	10,017,341.21	1.13
Obligor 14	3	0.06	9,558,744.70	1.07
Obligor 15	3	0.06	9,315,192.87	1.05
Obligor 16	6	0.13	9,046,740.45	1.02
Obligor 17	10	0.21	8,348,773.61	0.94
Obligor 18	12	0.25	8,122,011.26	0.91
Obligor 19	10	0.21	7,776,445.19	0.87
Obligor 20	56	1.19	7,316,154.88	0.82
Other	4,375	92.87	641,395,968.95	72.07
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Interest Type as of the Cutoff Date

Interest Type	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fixed	4,711	100.00%	$890,002,499.84	100.00%
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Illinois	442	9.38%	$142,004,866.09	15.96%
Texas	613	13.01	92,551,212.98	10.40
California	536	11.38	73,629,682.42	8.27
Tennessee	147	3.12	67,712,581.04	7.61
Utah	77	1.63	53,182,597.98	5.98
New Jersey	161	3.42	34,777,879.83	3.91
Georgia	170	3.61	29,690,343.56	3.34
Indiana	109	2.31	29,042,589.47	3.26
Ohio	126	2.67	26,373,355.41	2.96
Oklahoma	44	0.93	24,463,580.53	2.75
Wisconsin	93	1.97	21,873,395.34	2.46
Colorado	165	3.50	21,225,454.69	2.38
Michigan	143	3.04	20,710,864.73	2.33
Arkansas	56	1.19	20,155,016.89	2.26
New York	190	4.03	17,460,740.01	1.96
Mississippi	89	1.89	16,455,545.38	1.85
Pennsylvania	128	2.72	14,054,878.40	1.58
Florida	153	3.25	13,881,639.72	1.56
Washington	99	2.10	13,795,503.06	1.55
Missouri	66	1.40	13,550,489.33	1.52
Alabama	69	1.46	12,976,817.12	1.46
Iowa	46	0.98	10,735,053.16	1.21
Minnesota	77	1.63	10,684,904.53	1.20
Louisiana	74	1.57	10,241,103.54	1.15
Oregon	47	1.00	9,897,881.29	1.11
Arizona	25	0.53	9,031,934.00	1.01
Massachusetts	89	1.89	8,974,028.63	1.01
Other(3)	677	14.37	70,868,560.71	7.96
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2)	Percentages may not add to 100.00% due to rounding.
(3)	Each State included in the “Other” category accounted for less than 1.00% of the Cutoff Date Pool Balance.

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	1,868	39.65%	$192,973,151.29	21.68%
2	1,031	21.88	266,679,377.68	29.96
3	861	18.28	195,467,818.85	21.96
4	590	12.52	158,380,820.82	17.80
5	254	5.39	61,742,366.64	6.94
6	83	1.76	12,543,976.35	1.41
7	22	0.47	2,172,364.02	0.24
8	1	0.02	23,901.77	0.00	(3)
9	1	0.02	18,722.42	0.00	(3)
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2)	Percentages may not add to 100.00% due to rounding.
(3)	Represents a value greater than zero but less than 0.005%.

Distribution of the Receivables by Financed Equipment Model Year as of the Cutoff Date

Model Year	Number of Items of Financed Equipment	Percentage of Total Number of Items of Financed Equipment(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
2009	1	0.01%	$7,014.80	0.00	%(2)
2010	3	0.03	63,563.93	0.01
2012	2	0.02	19,651.42	0.00	(2)
2013	10	0.10	235,744.47	0.03
2014	17	0.16	543,517.95	0.06
2015	61	0.58	1,362,702.85	0.15
2016	259	2.47	6,385,019.71	0.72
2017	249	2.38	6,362,277.69	0.71
2018	284	2.71	10,921,148.80	1.23
2019	600	5.73	22,931,617.53	2.58
2020	1,769	16.89	62,631,448.58	7.04
2021	1,135	10.84	55,585,499.54	6.25
2022	1,046	9.99	89,904,643.59	10.10
2023	2,566	24.50	288,911,786.44	32.46
2024	2,472	23.60	344,037,999.10	38.66
2025	1	0.01	98,863.44	0.01
Total	10,475	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Represents a value greater than zero but less than 0.005%.

Distribution of the Receivables by New/Used Financed Equipment as of the Cutoff Date

New/Used	Number of Items of Financed Equipment	Percentage of Total Number of Items of Financed Equipment(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
New	8,468	80.84%	$775,079,223.40	87.09%
Used	2,007	19.16	114,923,276.44	12.91
Total	10,475	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Contract Rate as of the Cutoff Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
1.00% to 1.99%	2	0.04%	$3,623,840.66	0.41%
2.00% to 2.99%	73	1.55	34,305,036.40	3.85
3.00% to 3.99%	297	6.30	52,138,425.26	5.86
4.00% to 4.99%	527	11.19	72,984,823.81	8.20
5.00% to 5.99%	614	13.03	127,602,587.03	14.34
6.00% to 6.99%	824	17.49	268,244,990.37	30.14
7.00% to 7.99%	830	17.62	174,190,533.04	19.57
8.00% to 8.99%	385	8.17	72,773,525.37	8.18
9.00% to 9.99%	179	3.80	25,633,821.49	2.88
10.00% to 10.99%	106	2.25	10,928,568.26	1.23
11.00% to 11.99%	111	2.36	7,558,488.02	0.85
12.00% and above	763	16.20	40,017,860.13	4.50
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Payment Frequency as of the Cutoff Date

Payment Frequency	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Monthly	4,711	100.00%	$890,002,499.84	100.00%
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Financed Equipment Type as of the Cutoff Date

Financed Equipment Type	Number of Items of Financed Equipment	Percentage of Total Number of Items of Financed Equipment(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Tractor	8,611	82.21%	$804,864,172.08	90.43%
Trailer	1,243	11.87	51,467,186.07	5.78
Truck	471	4.50	24,357,271.18	2.74
Bus	150	1.43	9,313,870.51	1.05
Total	10,475	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	1,705	36.19%	$650,533,275.14	73.09%
Small Business	2,612	55.44	185,069,984.45	20.79
Pledgeline Business	394	8.36	54,399,240.25	6.11
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Principal Balance as of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
$10,000.01 to $20,000.00	8	0.17%	$64,741.63	0.01%
$20,000.01 to $30,000.00	59	1.25	747,298.44	0.08
$30,000.01 to $40,000.00	148	3.14	2,607,300.11	0.29
$40,000.01 to $50,000.00	243	5.16	6,043,048.22	0.68
$50,000.01 to $100,000.00	1,052	22.33	43,848,436.98	4.93
$100,000.01 to $150,000.00	923	19.59	59,353,355.70	6.67
$150,000.01 to $200,000.00	966	20.51	108,282,206.69	12.17
$200,000.01 to $250,000.00	224	4.75	35,389,843.59	3.98
$250,000.01 to $300,000.00	155	3.29	21,579,161.91	2.42
$300,000.01 to $350,000.00	150	3.18	31,147,318.44	3.50
$350,000.01 to $400,000.00	106	2.25	27,786,092.52	3.12
$400,000.01 to $450,000.00	52	1.10	12,749,156.62	1.43
$450,000.01 to $500,000.00	60	1.27	18,965,868.96	2.13
$500,000.01 to $550,000.00	66	1.40	26,875,989.99	3.02
$550,000.01 to $600,000.00	49	1.04	16,161,202.91	1.82
$600,000.01 to $650,000.00	32	0.68	11,817,411.14	1.33
$650,000.01 to $700,000.00	42	0.89	18,520,509.91	2.08
$700,000.01 to $750,000.00	30	0.64	12,467,937.13	1.40
$750,000.01 to $800,000.00	28	0.59	15,612,433.17	1.75
$800,000.01 to $850,000.00	21	0.45	11,131,677.94	1.25
$850,000.01 to $900,000.00	18	0.38	12,104,308.92	1.36
$900,000.01 to $950,000.00	16	0.34	9,864,090.42	1.11
$950,000.01 to $1,000,000.00	9	0.19	5,442,675.70	0.61
$1,000,000.01 to $2,000,000.00	168	3.57	164,441,729.79	18.48
$2,000,000.01 to $3,000,000.00	43	0.91	74,534,785.87	8.37
$3,000,000.01 and above	43	0.91	142,463,917.14	16.01
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Remaining Principal Balance as of the Cutoff Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
$0.01 to $10,000.00	251	5.33%	$1,694,212.57	0.19%
$10,000.01 to $20,000.00	359	7.62	5,415,493.09	0.61
$20,000.01 to $30,000.00	399	8.47	9,983,321.22	1.12
$30,000.01 to $40,000.00	374	7.94	13,117,693.21	1.47
$40,000.01 to $50,000.00	356	7.56	15,900,835.06	1.79
$50,000.01 to $100,000.00	1,040	22.08	72,255,427.71	8.12
$100,000.01 to $150,000.00	608	12.91	76,700,965.45	8.62
$150,000.01 to $200,000.00	458	9.72	77,278,259.30	8.68
$200,000.01 to $250,000.00	162	3.44	35,835,719.74	4.03
$250,000.01 to $300,000.00	90	1.91	24,547,518.94	2.76
$300,000.01 to $350,000.00	107	2.27	34,393,814.90	3.86
$350,000.01 to $400,000.00	45	0.96	16,813,255.68	1.89
$400,000.01 to $450,000.00	57	1.21	24,158,116.22	2.71
$450,000.01 to $500,000.00	40	0.85	19,002,101.06	2.14
$500,000.01 to $550,000.00	33	0.70	17,212,470.13	1.93
$550,000.01 to $600,000.00	29	0.62	16,523,417.09	1.86
$600,000.01 to $650,000.00	25	0.53	15,738,921.89	1.77
$650,000.01 to $700,000.00	31	0.66	20,912,395.94	2.35
$700,000.01 to $750,000.00	12	0.25	8,646,152.91	0.97
$750,000.01 to $800,000.00	14	0.30	10,817,413.98	1.22
$800,000.01 to $850,000.00	16	0.34	13,211,659.79	1.48
$850,000.01 to $900,000.00	16	0.34	13,927,700.58	1.56
$900,000.01 to $950,000.00	20	0.42	18,484,386.68	2.08
$950,000.01 to $1,000,000.00	10	0.21	9,715,571.20	1.09
$1,000,000.01 to $2,000,000.00	112	2.38	157,019,465.55	17.64
$2,000,000.01 to $3,000,000.00	22	0.47	54,234,908.21	6.09
$3,000,000.01 and above	25	0.53	106,461,301.74	11.96
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Age as of the Cutoff Date

Age(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	1,700	36.09%	$478,146,146.40	53.72%
13 months to 24 months	848	18.00	249,005,556.64	27.98
25 months to 36 months	401	8.51	72,242,153.11	8.12
37 months to 48 months	1,142	24.24	68,125,128.97	7.65
49 months to 60 months	572	12.14	21,284,458.64	2.39
61 months to 72 months	48	1.02	1,199,056.08	0.13
Total	4,711	100.00%	$890,002,499.84	100.00%

(1)	Based on the number of monthly payments as of the Cutoff Date.
(2)	Percentages may not add to 100.00% due to rounding.

Receivables Pool – Scheduled Payments(1)

Period Number	Period	Principal ($)	Interest ($)	Period Number	Period	Principal ($)	Interest ($)
1	March 2024	21,005,090.65	6,255,595.81	42	August 2027	11,064,342.84	887,731.57
2	April 2024	22,693,572.76	3,729,081.44	43	September 2027	10,441,303.41	821,577.44
3	May 2024	21,601,868.30	4,754,244.13	44	October 2027	10,645,431.69	731,751.49
4	June 2024	21,340,638.64	4,786,669.24	45	November 2027	11,534,547.03	689,043.17
5	July 2024	21,655,356.91	4,526,879.22	46	December 2027	8,942,958.59	557,515.92
6	August 2024	22,404,431.93	4,555,586.31	47	January 2028	7,463,110.90	552,646.38
7	September 2024	21,529,202.04	4,433,982.97	48	February 2028	7,691,517.10	510,605.95
8	October 2024	21,282,518.68	4,184,822.17	49	March 2028	6,937,515.18	434,805.27
9	November 2024	21,715,911.52	4,201,398.42	50	April 2028	6,236,404.21	428,985.80
10	December 2024	20,644,098.72	3,958,707.11	51	May 2028	6,190,780.85	353,041.67
11	January 2025	20,214,037.47	3,980,823.96	52	June 2028	6,770,805.70	338,857.67
12	February 2025	19,184,749.47	3,855,455.15	53	July 2028	6,452,226.04	288,234.45
13	March 2025	23,601,758.08	3,419,466.75	54	August 2028	5,063,233.24	258,376.70
14	April 2025	21,129,126.84	3,637,380.61	55	September 2028	3,904,341.10	226,078.27
15	May 2025	20,314,096.54	3,409,646.03	56	October 2028	4,304,945.99	194,802.62
16	June 2025	19,114,040.96	3,403,748.69	57	November 2028	3,412,681.34	174,878.06
17	July 2025	18,764,504.99	3,194,112.79	58	December 2028	2,621,688.05	143,403.96
18	August 2025	18,441,289.74	3,191,403.86	59	January 2029	2,188,079.01	136,658.80
19	September 2025	22,216,908.88	3,080,998.14	60	February 2029	1,910,782.51	121,961.86
20	October 2025	17,374,981.98	2,867,960.16	61	March 2029	1,948,728.79	96,306.13
21	November 2025	18,241,944.90	2,857,605.42	62	April 2029	1,809,519.90	98,945.03
22	December 2025	19,668,207.31	2,667,456.11	63	May 2029	1,765,724.81	84,881.17
23	January 2026	18,170,448.85	2,647,511.19	64	June 2029	2,007,389.56	76,614.20
24	February 2026	16,420,047.85	2,532,528.02	65	July 2029	2,850,587.08	62,295.14
25	March 2026	18,761,912.85	2,220,897.43	66	August 2029	1,217,660.65	47,296.46
26	April 2026	17,109,943.49	2,339,289.36	67	September 2029	1,974,288.00	39,765.58
27	May 2026	17,168,655.77	2,171,154.65	68	October 2029	1,190,236.41	27,150.21
28	June 2026	19,469,103.23	2,140,812.87	69	November 2029	488,554.34	21,239.90
29	July 2026	14,779,466.33	1,964,284.74	70	December 2029	817,790.93	17,699.71
30	August 2026	14,838,234.34	1,941,105.70	71	January 2030	273,958.11	13,987.60
31	September 2026	16,085,538.41	1,849,507.72	72	February 2030	311,864.67	12,326.50
32	October 2026	15,007,916.01	1,700,049.04	73	March 2030	273,104.78	9,684.47
33	November 2026	17,858,624.32	1,661,241.57	74	April 2030	487,363.39	9,076.55
34	December 2026	17,752,641.98	1,508,430.64	75	May 2030	428,942.13	6,216.34
35	January 2027	13,469,426.43	1,451,257.82	76	June 2030	204,874.34	4,013.77
36	February 2027	14,258,875.76	1,361,238.25	77	July 2030	122,191.97	2,735.10
37	March 2027	13,326,204.60	1,159,924.82	78	August 2030	69,862.89	2,068.80
38	April 2027	12,547,864.92	1,190,178.05	79	September 2030	103,817.20	1,636.95
39	May 2027	13,275,419.72	1,082,340.19	80	October 2030	69,478.53	956.38
40	June 2027	11,436,572.18	1,035,696.76	81	November 2030	28,401.58	558.62
41	July 2027	11,849,928.47	932,921.38	82	December 2030	56,302.18	352.30

(1)	Assumes CPR of 0%; payments are made as scheduled with no delinquencies or defaults.

Review of Receivables

In connection with the issuance of the Notes, the Depositor performed a review of the Receivables.  The review was designed and effected to provide the Depositor with reasonable assurance that the information regarding the Receivables contained in this prospectus is accurate in all material respects.

In selecting the Receivables to be included in the pool for this securitization transaction, the Depositor confirmed with the Sponsor that the Sponsor followed its standard practices and methodologies to test and confirm the accuracy in all material respects of the information regarding the Receivables set forth in this prospectus.  The Sponsor used information from its portfolio management system and other system sources to create an electronic file or “data tape” for the Receivables.  The data tape contains relevant data regarding the Receivables on a per-asset basis.  The Depositor used information in, or derived from, the data tape to prepare the pool composition and distribution tables set forth under “—Characteristics of the Receivables.”  The Depositor used the data tape and information gained from the Sponsor’s portfolio management system and other system sources as well as discussions with senior officers of the Sponsor to obtain  reasonable assurance that the Receivables satisfy the selection criteria set forth under “—Selection of Receivables.”

Additionally, the Depositor compared the statistical data contained in this prospectus describing the Receivables to data in, or derived from, the data tape.  The review included a recalculation from the data tape of the number of assets, dollar amounts, and percentages set forth under “—Characteristics of the Receivables” and a comparison of the recalculated amounts to the related information in this prospectus.  This recalculation and comparison found no discrepancies.

In addition, the Depositor reviewed the internal controls and systems of the Sponsor that were used to produce and verify the disclosure regarding the Receivables, including origination and reporting systems and processes, asset documentation and other origination functions.  Internal control audits that are performed regularly on material business functions were also reviewed.  The Depositor utilized the internal controls and systems of the Sponsor to review and confirm that the data tape accurately reflects in all material respects the individual asset data contained therein.  Additionally, the Depositor randomly selected 100 receivables from a pool of trucking and transportation equipment installment sales contracts and loans that satisfied the selection criteria described under “—Selection of Receivables,” and from which the Receivables were selected, to determine whether selected data required to be contained in the receivables file for such Receivables conformed to the same information for such Receivable on the related data tape.  The selected data included various loan characteristics, such as maturity date, monthly payment, contract rate, equipment type and year, and various other criteria.  The Depositor found one discrepancy out of 1,800 data points reviewed or compared in the sample Receivable files.

A review was also conducted by the Depositor of the descriptions in this prospectus of the underwriting practices, contract terms, legal and regulatory considerations, representations and warranties, and other material information regarding the Receivables.  These descriptions were reviewed with senior officers of the Sponsor and with counsel and confirmed to be accurate in all material respects.

The Depositor engaged third parties to assist it in certain aspects of the review of statistical information and of legal matters.  The Depositor determined the scope of the assistance provided by third parties for purposes of its review and the sufficiency of those procedures.  The Depositor attributes to itself the findings and conclusions of the review.

After completion of the review described above, the Depositor has concluded that it has reasonable assurance that the disclosure regarding the Receivables in this prospectus is accurate in all material respects.

Representations and Warranties

In the Receivables Purchase Agreement, DTFS USA will represent and warrant to the Depositor, who will in turn assign its rights under the agreement to the Issuer under the Sale and Servicing Agreement, among other things, that at the Closing Date:

•
each Receivable contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each Receivable complied in all material respects at the time it was originated with all requirements of applicable law;

•
each Receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally;

•
immediately prior to the sale and assignment thereof to the Depositor, each Receivable was secured by a validly perfected first priority security interest in the related Financed Equipment in favor of DTFS USA or all necessary action with respect to such Receivable has been taken to perfect a first priority security interest in such Financed Equipment in favor of DTFS USA, which security interest is assignable and has been so assigned by DTFS USA to the Depositor;

•	there are no rights of rescission, setoff, counterclaim or defense, and DTFS USA has not received written notice of the same being asserted, with respect to any Receivable;

•
there are no liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to an item of Financed Equipment, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable;

•
except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable exists, no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists and DTFS USA has not waived any of the foregoing; and

•	each Receivable requires that the obligor thereunder obtain and maintain physical damage insurance covering the related Financed Equipment.

DTFS USA Must Repurchase Certain Receivables

If DTFS USA has actual knowledge, or receives notice from the Issuer, the Owner Trustee or the Indenture Trustee that any representation about a Receivable was untrue when made and the breach has a material adverse effect on the Receivable, DTFS USA will be required to cure the breach or repurchase the Receivable in the manner described below.  In addition, a Noteholder or Note Owner may make a request or demand to DTFS USA or the Indenture Trustee that a Receivable be repurchased due to a breach of a representation made about the Receivable and, if applicable, the Indenture Trustee will notify DTFS USA of any Noteholder’s or Note Owner’s request or demand it receives.  Any Note Owner who wishes to submit such request or demand must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of its interest in a Note.

DTFS USA will be considered to have actual knowledge of a breach if a designated employee of DTFS USA who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  A Noteholder may obtain a list of responsible persons by request to the Indenture Trustee or the Depositor.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable, DTFS USA will investigate the Receivable or Receivables to confirm the breach and determine if it has a material adverse effect on any Receivable.  DTFS USA will be required to report any requests or demands to repurchase Receivable and related activity and status on SEC Form ABS-15G.

DTFS USA will agree in the Sale and Servicing Agreement to purchase any Receivable as to which DTFS USA, as Servicer:

•	materially impairs the rights of the Issuer or the Indenture Trustee in a Receivable or fails to comply with certain other servicing covenants; or

•
makes certain specific modifications to a Receivable, including if it grants payment extensions resulting in the maturity date of the Receivable being later than the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes.

In each of the foregoing instances, if the Servicer has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will purchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount of such Receivable into the Collection Account on the related Deposit Date.

The Depositor will assign to the Issuer, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause DTFS USA to repurchase Receivables as to which there has been a breach of a representation or warranty.

The repurchase obligation of DTFS USA under the Receivables Purchase Agreement, as assigned to the Issuer under the Sale and Servicing Agreement, including the rights of Noteholders described under “—Dispute Resolution for Repurchase Requests,” constitutes the sole remedy available to the Noteholders for any losses resulting from a breach of the representations of DTFS USA about the Receivables.

Static Pools

Static pool information is included as Appendix A.  The static pool information contains information related to the prior securitization of trucking and transportation equipment receivables sponsored by DTFS USA, or for transactions prior to 2022, initially sponsored by MBFS USA, as DTFS USA’s predecessor.  The information in Appendix A consists of prepayment rates, delinquencies and losses and certain summary information about the original characteristics of such pools.  Securitized transactions prior to 2022 include receivables financing commercial Mercedes-Benz van sales which are not included in the DTRT 2023-1 or DTRT 2024-1 transaction since that segment was not included in the spin-off of DTRT USA.  In addition, because changes are regularly implemented to various aspects of the applicable origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Receivables.  The prior pools are generally comparable, however, since these changes have not been substantial and the Receivables were originated under the same general underwriting and purchasing policy framework as the receivables in the prior pools.  Additionally payment rates and losses for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for the pools of receivables shown, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitized pools shown in Appendix A.

Asset Representations Review

The Asset Representations Reviewer will perform a review of Receivables to test for compliance with the representations made by DTFS USA and the Depositor about the Receivables if each of the following occurs:

•
if the aggregate Principal Balance of Receivables that are more than 60 days delinquent as a percentage of the Pool Balance as of the end of a Collection Period meets or exceeds the percentage for that month set by DTFS USA as described under “— Delinquency Trigger;” and

•
Noteholders of at least 5% of the aggregate principal amount of Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the aggregate principal amount of the Notes that are voted vote for a review as described under “— Voting Trigger.”

Delinquency Trigger.  The delinquency trigger will be 10.5%.  DTFS USA developed the delinquency trigger by considering the monthly greater than 60-day delinquency rates observed in its prior securitizations of trucking and transportation equipment receivables and, due to the limited history of its sponsored securitizations of trucking and transportation equipment receivables, DTFS USA also considered available information concerning delinquency trends of pools of comparable trucking and transportation equipment receivables originated by other finance companies.

The delinquency rate will be calculated by determining the aggregate Principal Balance of the Receivables that are more than 60 days delinquent (excluding Defaulted Receivables) as a percentage of the Pool Balance as of the end of a Collection Period.  Defaulted Receivables, including charged-off Receivables and Receivables related to repossessed equipment, will not be included in determining whether the delinquency trigger has been met for each Collection Period.

If the delinquency trigger occurs, it will be reported in the investor report for that Collection Period and reported in the Form 10-D for that Collection Period.

DTFS USA set the delinquency trigger at five times the highest of the monthly greater than 60-day delinquency rate observed in its prior securitizations of trucking and transportation receivables and in the comparable pools of equipment receivables originated by other finance companies that it reviewed.  To date, the highest monthly greater than 60-day delinquency rate observed in its prior securitizations of trucking and transportation equipment receivables is 1.13%.  DTFS USA believes that the delinquency trigger is appropriate based on:

•
its experience with delinquency in the prior securitized pools of trucking and transportation equipment installment sales contracts and loans and in its portfolio of trucking and transportation equipment installment sales contracts and loans, as well as its review of available information concerning delinquency trends of comparable securitized pools of trucking and transportation equipment receivables originated by other finance companies;

•	its observation that greater than 60-day delinquency rates and net cumulative losses for trucking and transportation equipment loan pools are correlated; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to noteholders in its prior securitized pools.

Static pool information regarding DTFS USA’s prior securitized pools is included in Appendix A.

Voting Trigger.  If the delinquency trigger occurs, Noteholders of at least 5% of the Note Balance of the Notes may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review.  If a Noteholder is not a Noteholder of record but is rather a Note Owner, its demand must be accompanied by a written certification that the Noteholder is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  If Noteholders of at least 5% of the Note Balance of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the Issuer’s Form 10-D filing for the Collection Period in which the demand requirement was met will include a statement that sufficient requesting Noteholders are requesting a full Noteholder vote to commence an asset representations review.  The Form 10-D filing will also describe the applicable voting procedures.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders holding at least 5% of the Note Balance of the Notes is reached, if the Noteholders of a majority of the Note Balance of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review.  Upon receipt of such notice from the Indenture Trustee, the Servicer will report in the Form 10-D filing for the related Collection Period that the voting trigger has occurred and the asset representations review will be conducted.  Notes owned by DTFS USA or its affiliates are deemed to not be outstanding for purpose of the voting trigger.  If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

Asset Representations Review Process.  The review will be performed on each Receivable that is 60 days or more delinquent at the end of the Collection Period when the delinquency trigger was met, or the “review Receivables.”  Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Receivable files and other information necessary for the review of all of the review Receivables.  Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the review Receivables and complete its review within 60 days after receiving access to all review materials.  The review will consist of performing specific tests for each representation and each review Receivable and determining whether each test was passed or failed.  The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials or requires clarification of any review materials or testing procedures, in which case it will promptly, and in no event less than 30 days before completing the review, request such review materials or information from the Servicer and the Servicer will have 60 days to give the Asset Representations Reviewer access to such review materials or information.  If the Asset Representations Reviewer is not provided with the requested missing review materials within the 60-day period, the related review Receivable will be reported as having failed each test that requires use of the missing review materials.  If the Servicer notifies the Asset Representations Reviewer that a review Receivable was paid in full or repurchased from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that review Receivable and the review of that review Receivable will be considered complete.  The review fees will be $175 for each Receivable tested in the review.

The tests were designed by DTFS USA to determine whether a review Receivable was not in compliance with the representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date.  There may be multiple tests for each representation.  The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination.  The review is not designed to determine whether the Receivable was serviced in compliance with the Sale and Servicing Agreement after the Cutoff Date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether DTFS USA’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuer, the Servicer and the Indenture Trustee indicating whether the related tests were passed, failed or considered completed.  The test results will be considered “completed” rather than passed or failed if the Receivable is paid in full or purchased from the pool pursuant to the terms of the Sale and Servicing Agreement prior to the completion of the review.  Upon receipt of any such report of the Asset Representations Reviewer, DTFS USA will review the report and determine whether any observed noncompliance with the representations and warranties constitutes a breach that materially and adversely affects the interest of the Issuer in the related Receivable.  The Asset Representations Reviewer will not be responsible for determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer according to the priority of payments as described under “Application of Available Funds — Priority of Distributions.”  A summary of the report of the asset representations review will be included in the Form 10-D for the Issuer in the next month.

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer.”

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase is not resolved within 180 days after receipt by DTFS USA of notice of the repurchase request, the requesting party, including a Noteholder or a Note Owner who provides a written certification and appropriate supporting documentation evidencing its beneficial ownership of a Note, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  DTFS USA and the Depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by DTFS USA, using its relevant rules then in effect.  If, however, any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the Transaction Documents, the procedures in the Transaction Documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.  The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties.  Discovery will be scheduled for completion within 60 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 90 days after the selection of the arbitrator.  At the hearing, each party will be entitled to equal time for the presentation of evidence and cross examination.  The hearing will be scheduled to last no more than 10 business days.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 120 days after its selection.  The arbitrator will not have the power to award punitive or consequential damages.  The arbitrator will determine the allocation among the parties of any expenses of the arbitration, including attorneys’ fees.  The final determination of the arbitrator may not be appealed and may be entered and enforced in any court having jurisdiction.  By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential; however, such confidentiality limitations will not prevent disclosure required by any applicable laws.

Maturity and Prepayment Considerations

Specific information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Risk Factors— Prepayments on the receivables may adversely affect the average life of and rate of return on your notes” and “Weighted Average Lives of the Notes.”

The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization (including balloon payments) or prepayments.  “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full or in part by obligors;

•
DTFS USA may be required to repurchase a Receivable sold to the Issuer if certain breaches of representations and warranties occur and the Receivable is materially and adversely affected by the breach;

•
the Servicer may be obligated to purchase a Receivable from the Issuer if certain breaches of covenants occur or if it extends or modifies the terms of a Receivable beyond the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes;

•	liquidations of the Receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the foregoing considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Payment Date since that amount will depend primarily on the amount of principal collected on the Receivables during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Equipment without the Depositor’s consent.  These factors may also include economic conditions, servicing decisions, seasoning of Receivables, destruction of equipment by accident, sales of equipment and market interest rates.  An important factor affecting the prepayment of a large group of Receivables is the difference between the interest rates on the Receivables and prevailing market interest rates.  If the prevailing market interest rates were to fall significantly below the interest rates borne by the Receivables, the rate of prepayment and refinancings would be expected to increase.  Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

In addition, the Notes will be prepaid in full if the Servicer exercises its option to purchase the Receivables and other assets of the Issuer.  See “Description of the Transaction Documents—Optional Purchase” and “—Termination.”

Historical levels of delinquencies and defaults and equipment repossessions and losses are discussed under “DTFS USA—Delinquency, Credit Loss and Recovery Information.”  DTFS USA can give no assurances that the Receivables will experience the same rate of prepayment or default as its historical prepayment and default rates.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions below and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on trucking and transportation equipment receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus is based on a constant prepayment rate, or “CPR”.  CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate.  The CPR prepayment model, like any prepayment model, does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The CPR Tables captioned “Percent of Initial Note Principal Amount at Various CPR Percentages” have been prepared on the basis of the following assumptions:

•	the Receivables prepay in full at the specified CPR during each Collection Period, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is made on the actual payment date for each month and accrued interest is based on actual/365, commencing March 2024;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of the applicable month);

•	the initial principal amount of each class of Notes is as set forth on the cover page of this prospectus;

•	the interest rate on the (i) Class A-1 Notes is 0.000%, (ii) Class A-2 Notes is 6.06%, (iii) Class A-3 Notes is 5.77% and (iv) Class A-4 Notes is 5.74%;

•	the Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes accrue interest on a 30/360 basis;

•	the Notes are purchased on April 24, 2024;

•
the Servicing Fee on each Payment Date equals the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Payment Date) and the Pool Balance as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Payment Date) and all other fees and expenses are equal to zero;

•	no Event of Default occurs;

•	no expenses, fees or indemnified amounts are due or paid to the either Trustee or the Asset Representations Reviewer in any Collection Period;

•	the initial amount on deposit in the Reserve Fund is $2,128,635.19;

•
the initial amount of overcollateralization is approximately 8.75% of the Cutoff Date Adjusted Pool Balance and the amount of overcollateralization is maintained over time at an amount equal to 8.75% of the Cutoff Date Adjusted Pool Balance; and

•	except as indicated in the CPR Tables, the Servicer exercises its Optional Purchase Right on the earliest Payment Date on which it is permitted to do so, as described in this prospectus.

The CPR Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant CPR percentages.

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the CPR Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant CPR until maturity or that all of the Receivables will prepay at the same CPR.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the CPR Tables at the various constant percentages of CPR specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Notes.  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

Percent of Initial Note Principal Amount at Various CPR Percentages

	Class A‑1 Notes							Class A‑2 Notes
Payment Date	0%	5%	10%	12%	15%	20%	0%	5%	10%	12%	15%	20%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	71.18%	66.03%	60.66%	58.44%	55.02%	49.11%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	56.94%	49.43%	41.62%	38.41%	33.48%	24.97%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	42.76%	33.03%	22.96%	18.82%	12.50%	1.63%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	28.42%	16.61%	4.44%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	99.72%	95.87%	89.27%
September 2024	13.42%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	99.84%	92.69%	89.78%	85.34%	77.77%
October 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	99.50%	91.62%	83.57%	80.30%	75.33%	66.88%
November 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	92.31%	83.58%	74.70%	71.10%	65.66%	56.43%
December 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	84.91%	75.41%	65.78%	61.89%	56.02%	46.12%
January 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.91%	67.69%	57.38%	53.23%	46.98%	36.47%
February 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	71.02%	60.14%	49.21%	44.82%	38.23%	27.19%
March 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	64.49%	52.99%	41.49%	36.89%	29.99%	18.49%
April 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	56.44%	44.47%	32.56%	27.81%	20.70%	8.89%
May 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	49.17%	36.75%	24.44%	19.55%	12.25%	0.17%
June 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	42.21%	29.39%	16.74%	11.73%	4.27%	0.00%
July 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	35.64%	22.45%	9.50%	4.38%	0.00%	0.00%
August 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	29.22%	15.71%	2.50%	0.00%	0.00%	0.00%
September 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	22.86%	9.09%	0.00%	0.00%	0.00%	0.00%
October 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	15.13%	1.25%	0.00%	0.00%	0.00%	0.00%
November 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	9.16%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.84%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.24	0.20	0.17	0.15	0.14	0.12	1.10	0.97	0.85	0.81	0.75	0.66
Weighted Average Life (years) to Call(1),(2)	0.24	0.20	0.17	0.15	0.14	0.12	1.10	0.97	0.85	0.81	0.75	0.66

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

Percent of Initial Note Principal Amount at Various CPR Percentages

	Class A‑3 Notes						Class A‑4 Notes
Payment Date	0%	5%	10%	12%	15%	20%	0%	5%	10%	12%	15%	20%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%	92.64%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	97.05%	85.61%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	97.52%	90.45%	78.90%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	96.03%	91.20%	84.07%	72.45%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	88.80%	83.98%	76.85%	65.31%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	95.51%	83.05%	78.20%	71.05%	59.52%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	89.62%	77.13%	72.27%	65.15%	53.68%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	96.35%	83.36%	70.92%	66.10%	59.04%	47.73%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	90.55%	77.56%	65.18%	60.40%	53.41%	42.27%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	85.33%	72.33%	60.00%	55.26%	48.34%	37.34%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	79.38%	66.50%	54.33%	49.67%	42.88%	32.13%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	73.90%	61.13%	49.12%	44.53%	37.87%	27.36%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	68.41%	55.80%	43.99%	39.49%	32.98%	22.74%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	62.13%	49.81%	38.32%	33.96%	27.66%	17.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	57.41%	45.25%	33.96%	29.68%	23.52%	13.93%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	52.64%	40.68%	29.63%	25.45%	19.46%	10.15%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	47.45%	35.78%	25.04%	21.00%	15.21%	6.25%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	42.63%	31.24%	20.81%	16.90%	11.31%	2.69%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	36.83%	25.90%	15.92%	12.20%	6.88%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.53%
January 2027	31.08%	20.63%	11.15%	7.61%	2.58%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	74.34%
February 2027	26.72%	16.61%	7.47%	4.08%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	96.26%	0.00%
March 2027	22.09%	12.39%	3.66%	0.43%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	79.16%	0.00%
April 2027	17.80%	8.50%	0.16%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	85.38%	0.00%	0.00%
May 2027	13.73%	4.82%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	84.28%	69.61%	0.00%	0.00%
June 2027	9.41%	0.97%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	67.19%	0.00%	0.00%	0.00%
July 2027	5.70%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	88.19%	0.00%	0.00%	0.00%	0.00%
August 2027	1.84%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	71.10%	0.00%	0.00%	0.00%	0.00%
September 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	91.14%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	74.04%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.49	2.30	2.12	2.05	1.95	1.78	3.64	3.47	3.29	3.21	3.10	2.91
Weighted Average Life (years) to Call(1),(2)	2.49	2.30	2.12	2.05	1.95	1.78	3.53	3.36	3.18	3.10	2.95	2.78

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

The foregoing CPR Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Payment Date, adding the results and dividing the sum by the initial principal amount of the Note.

Description of the Notes

The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary should be read together with the description of the Indenture set forth under “Description of the Transaction Documents.”

Note Registration

The offered Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “—Book-Entry Registration.”

Payments of Interest

Interest on the principal amounts of the interest-bearing Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record as of the related Record Date.

The interest-bearing Notes will bear interest at their stated Interest Rates.  The Class A-1 Notes will not bear interest.

Calculation of Interest.  Interest will accrue and will be calculated on the interest-bearing Notes as follows:

•
30/360.  Interest on the Class A-2 Notes, the Class A‑3 Notes and the Class A‑4 Notes will accrue during the applicable Interest Period, which will be the period from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).  The interest due on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 21 in the case of the first Payment Date, assuming a Closing Date of April 24, 2024) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuer will pay interest on the interest-bearing Notes on each Payment Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions,” with interest payments to holders of the Class A‑2 Notes, the Class A‑3 Notes and the Class A‑4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Payment Date.  See “—Rights Upon Event of Default.”

Payments of Principal

Priority and Amount of Principal Payments.  On each Payment Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the Note Balance as of the close of business on the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all payments made on that preceding Payment Date; over

•	the Adjusted Pool Balance as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Payment Date, all Available Funds allocated to payments of principal of the Notes as described under “Application of Available Funds—Priority of Distributions” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A‑1 Notes until the Class A‑1 Notes have been paid in full;

(2)	to the Class A‑2 Notes until the Class A‑2 Notes have been paid in full;

(3)	to the Class A‑3 Notes until the Class A‑3 Notes have been paid in full; and

(4)	to the Class A‑4 Notes until the Class A‑4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid Note Balance of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default, the Issuer will distribute the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Payment Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date for that class.  The failure to pay principal in full on a class of Notes will result in an Event of Default only on the Final Scheduled Payment Date for such class of Notes.  The Final Scheduled Payment Dates for the Notes are as follows:

•	May 15, 2025 for the Class A‑1 Notes;

•	April 15, 2026 for the Class A‑2 Notes;

•	December 15, 2027 for the Class A‑3 Notes; and

•	July 15, 2031 for the Class A‑4 Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.  See “Weighted Average Lives of the Notes” and “Maturity and Prepayment Considerations” for a further discussion of Receivable prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes, the priority of distributions will change to the following order of priority:

(1)	to the Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

(2)	to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, the fees, expenses and indemnified amounts due to each of them, without limitation;

(3)	to the holders of the interest-bearing Notes, the Interest Distributable Amount for the interest-bearing Notes;

(4)	to the holders of the Class A‑1 Notes, principal on the Class A‑1 Notes until the Class A‑1 Notes have been paid in full;

(5)	to the holders of the Class A‑2 Notes, the Class A‑3 Notes and the Class A‑4 Notes, pro rata, principal on those Notes until all Notes have been paid in full;

(6)
if any entity has replaced DTFS USA as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

(7)	to the Certificateholders, any remaining amounts.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of Noteholders to receive current distributions, overcollateralization, yield supplement overcollateralization, excess spread and the establishment of the Reserve Fund.  See “Risk Factors— Prepayments, potential losses and changes in the order of priority of distributions following an indenture event of default could adversely affect your notes” and “Risk Factors— The issuer’s assets are limited, only the assets of the issuer are available to make payments on your notes and you may experience a loss if losses on the receivables exceed the available credit enhancement.”

Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any.  The initial amount of overcollateralization will be approximately 8.75% of the Cutoff Date Adjusted Pool Balance, or $74,504,076.37.  The Issuer will, to the extent of funds available on each Payment Date pursuant to the priority of payments, maintain an overcollateralization amount equal to the Target Overcollateralization Amount.

Excess Spread.  Excess spread for any Payment Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period, plus principal collections attributable to the reduction in the Yield Supplement Overcollateralization Amount from the prior Payment Date, exceed the sum of the Servicing Fee, any Nonrecoverable Advances due to the Servicer, all amounts due to the Trustees and the Asset Representations Reviewer, the Interest Distributable Amount for each class of Notes and any amount required to be deposited into the Reserve Fund so that the funds on deposit therein equal the Reserve Fund Required Amount.  Any excess spread will be applied on each Payment Date to the extent necessary, as a component of Available Funds, as described in clause (6) of “Application of Available Funds—Priority of Distributions” to maintain the amount of overcollateralization as of any Payment Date at the Target Overcollateralization Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Fund.  The Servicer will cause the Indenture Trustee to establish and maintain with the Securities Intermediary for the Issuer in the name of the Indenture Trustee for the benefit of the Noteholders, the Reserve Fund into which certain amounts on the Closing Date and amounts described in clause (5) of “Application of Available Funds—Priority of Distributions” will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, any Nonrecoverable Advances due to the Servicer, all monies due to the Trustees and the Asset Representations Reviewer up to the cap described herein and to make required payments on the Notes.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date.  On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Collections during the related Collection Period that are not used on that Payment Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Payment Date exceeds the amount on deposit in the Reserve Fund on that Payment Date, after giving effect to all required withdrawals from the Reserve Fund on that Payment Date.  The amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date.  If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Collection Account.  Notwithstanding the foregoing, Issuer expenses that are payable to the Depositor or any of its affiliates may not be paid using amounts withdrawn from the Reserve Fund.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, any funds remaining on deposit in the Reserve Fund will be paid to the Depositor.  See “Risk Factors—Amounts on deposit in the reserve fund will be limited and subject to depletion.”

Yield Supplement Overcollateralization Amount.  Because a substantial number of Receivables have low Contract Rates relative to the interest rates on the Notes, the Receivables could generate less interest collections than the sum of the fees and expenses of the Issuer, interest paid on the Notes and any required deposits to the Reserve Fund if payments on Receivables with low Contract Rates are not offset by payments on Receivables with high Contract Rates.  The Yield Supplement Overcollateralization Amount for each Payment Date is set forth in the “Glossary of Terms” and will approximate the present value of the amount by which future scheduled payments on Receivables with Contract Rates less than the Required Rate are less than future payments would be on such Receivables if their Contract Rates were at least equal to the Required Rate.  The Required Rate was established by the Depositor at a level that will result in the amount of excess spread sufficient to obtain the initial ratings of the Notes.  The Yield Supplement Overcollateralization Amount will have the effect of supplementing interest collections on Receivables with low Contract Rates with principal collections.

Voting

Holders of each class of Notes will generally vote together as a single class under the Indenture.  For additional information about the voting rights of Noteholders, see “Description of the Notes—Rights Upon Event of Default” and “Description of the Transaction Documents—Rights Upon Event of Servicing Termination” and “—Amendments.”

Notes Owned by the Issuer, the Depositor, the Servicer and their Affiliates

Notes owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of Notes, except that such owned Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Notes (or Notes of the related class) are owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates.

Upon any sale or transfer of any Note (or interest therein) that was retained by the Issuer or a person considered the same person as the Issuer for United States federal income tax purposes as of the Closing Date, if for tax or other reasons it may be necessary to track any such Note (for example, if the Notes have original issue discount), tracking conditions such as requiring separate CUSIPs may be required by the Issuer as a condition to such transfer and the Issuer shall provide prior written notice of such sale or transfer and tracking conditions to the Indenture Trustee.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the Notes.

Calculation of the Factor for Your Class of Notes.  The Servicer will compute a separate factor for each class of Notes issued.  The factor for each class of Notes will be computed by the Servicer prior to each distribution with respect to the related class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the applicable Payment Date.  The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of the related class of Notes.

Your Portion of the Outstanding Amount of the Notes.  For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuer Makes Payments on the Notes.  The factor for each class of Notes will initially be 1.000000.  The factors will then decline to reflect reductions in the aggregate principal amount of the applicable class of Notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Receivables by DTFS USA or the Servicer and liquidations of the Receivables.

Additional Information.  The Noteholders will receive reports generated by the Servicer on or about each Payment Date concerning, with respect to the:

•	related Collection Period, payments received on the Receivables, the aggregate Principal Balance of the Receivables, Note factors for each class of Notes and various other items of information; and

•
preceding Payment Date, as applicable, the aggregate Principal Balance of the Receivables on the last day of the related Collection Period and any reconciliation of such aggregate Principal Balance with information provided by the Servicer.

In addition, Noteholders of record during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Transaction Documents—Reports to Noteholders.”

Events of Default

Events of Default under the Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the interest-bearing Notes of any class when the same becomes due and payable;

•	a default in the payment of principal of the Notes of a class on its Final Scheduled Payment Date;

•
a default in the observance or performance of any other material covenant or agreement of the Issuer made in the Indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes;

•
any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer (which, if involuntary, remains unstayed for more than 90 days).

If a responsible officer of the Indenture Trustee has actual knowledge or written notice of an Event of Default or an event that would become an Event of Default with the passage of time, the Indenture Trustee will be obligated to mail notice of such default to each Noteholder within 30 days after it occurs.  Except in the case of a default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Notes), the Indenture Trustee may withhold notice of the default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the Noteholders.  Noteholders holding 51% of the Note Balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any Note, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without the unanimous consent of the Noteholders.

Rights Upon Event of Default

If an Event of Default occurs and is continuing, the Indenture Trustee or holders of not less than 51% of the Note Balance of the Notes may declare the principal of the Notes to be immediately due and payable.  That declaration may be rescinded by the holders of not less than 51% of the Note Balance of the Notes at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if both of the following occur:

•
the Issuer has paid or deposited with the Indenture Trustee enough money to pay (1) all payments of principal of and interest on all Notes and all other amounts that would then be due if the Event of Default giving rise to the declaration of acceleration had not occurred and (2) all sums paid or advanced by the Indenture Trustee and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of principal of the Notes that has become due solely due to that acceleration, have been cured or waived.

If the Notes have been declared immediately due and payable by the Indenture Trustee or the Noteholders following an Event of Default, the Indenture Trustee may, and at the direction of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes shall, institute proceedings to collect amounts due and exercise remedies as a secured party, including foreclosure or sale of the property of the Issuer.  The Indenture Trustee may, but need not, elect to maintain the property of the Issuer and continue to apply proceeds from the property of the Issuer as if there had been no declaration of acceleration.  The Indenture Trustee may not, however, sell or otherwise liquidate the property of the Issuer following the occurrence of an Event of Default, other than a default for five or more days in the payment of interest on the Notes of any class or a default in the payment of principal on any Note on its Final Scheduled Payment Date, unless:

•	the holders of 100% of the Notes consent to the sale, excluding Notes held by DTFS USA, the Servicer or any of their respective affiliates;

•	the proceeds of such sale or liquidation will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes; or

•
the Indenture Trustee determines that the property of the Issuer would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared immediately due and payable and the holders of Notes evidencing not less than 66⅔% of the Note Balance of the Notes consent to the sale.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Issuer to pay principal of and interest on the Notes, either in full or on an ongoing basis.

If the property of the Issuer is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as available funds as described under “Description of the Notes—Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default.”

If the property of the Issuer is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw available amounts from the Reserve Fund, if any, in respect of that shortfall.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the Note Balance of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.  Prior to acceleration of the maturity of the Notes, the holders of not less than 51% of the Note Balance of the Notes may, in certain cases, waive any default or Event of Default with respect thereto, except a default or Event of Default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holders of all of the Outstanding Notes.  No such waiver will impair the right of any Noteholder with respect to any subsequent or other default or Event of Default.

Limitation on Suits.  No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•
the holders of not less than 25% of the Note Balance of the Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee;

•	the holder or holders have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after receipt of the notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of not less than 51% of the Note Balance of the Notes.

A Noteholder, however, has the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its Note, and that right may not be impaired without the consent of the Noteholder.

If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each holding Notes evidencing less than 51% of the Note Balance of the Notes, the Indenture Trustee will take action, if any in accordance with the request given by the group of Noteholders holding the greatest Note Balance.

The Indenture Trustee and the Noteholders, by accepting the Notes or an interest therein, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the Transaction Documents have been paid in full, institute against the Issuer or the Depositor any bankruptcy, reorganization or other proceeding under any federal or State bankruptcy or similar law.

With respect to the Issuer, neither Trustee in its individual capacity, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.  The Indenture Trustee will covenant that it will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or State bankruptcy or similar law.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge or written notice of such an event.  A Noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the Indenture Trustee.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Noteholder Communication

Three or more Noteholders may request a list of all Noteholders of the Issuer maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes.  Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

A Noteholder may also send a request to the Issuer or to the Servicer, on behalf of the Issuer, stating that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents.  The requesting Noteholder must include in the request a description of the method by which other Noteholders may contact the requesting Noteholder.  The Issuer will promptly deliver any such request to the Servicer.  On receipt of a communication request, the Servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the Issuer received a communication request;

•	the date the request was received;

•	the name of the requesting Noteholder;

•	a statement that the requesting Noteholder is interested in communication with other Noteholders about the possible exercise of rights under the Transaction Documents; and

•	a description of the method by which the other Noteholders may contact the requesting Noteholder.

Any expenses of the Issuer or the Servicer relating to an investor communication, including any review of documents evidencing ownership of a Note and the inclusion of the investor communication information in the Form 10-D, will be paid by the Servicer.

In order to make a request or demand or to provide notice to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the Transaction Documents, a Noteholder must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Book-Entry Registration

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The offered Notes will be available for purchase in the denominations specified herein and are available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of each class of Notes issued in book-entry form.  Unless and until Definitive Notes are issued under the limited circumstances described herein, you, as an owner of Notes, will not be entitled to receive a physical certificate representing your interest in the Notes of that class.  Beneficial owners will not be recognized by the Indenture Trustee as “holders,” as such term will be used in the Indenture and will generally only be permitted to exercise the rights of holders indirectly through DTC and its participants.  Nonetheless, to exercise their rights with respect to the asset representations review, dispute resolution and investor communication, beneficial owners of Notes may communicate directly with the Indenture Trustee, the Servicer or the Issuer, as appropriate, as long as such beneficial owners provide a written certification stating that they are beneficial owners of a Note and supporting documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  For more information, as described under “The Receivables Pool—Asset Representations Review—Voting,” “—Dispute Resolution for Repurchase Requests” and “Description of the Notes—Noteholder Communication.”

You may hold your Notes through DTC in the United States, or Clearstream or Euroclear in Europe.  The global notes will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  You should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to your purchase of the Notes.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

All references herein to actions by holders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to the Noteholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of Notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that under existing industry practices, if we request any action of Noteholders or if a beneficial owner of a Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.  Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.  Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct or indirect participants.  In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or Noteholders.  Noteholders will not be recognized by the Indenture Trustee as “noteholders” and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will take any action permitted to be taken by a Noteholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more participants to whose accounts with DTC the Notes are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global notes will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Definitive Notes

With respect to any class of Notes, such Notes will be issued as Definitive Notes to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator or the Servicer advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Notes and neither the Administrator nor the Indenture Trustee is able to locate a qualified successor or (2) after the occurrence of an Event of Default, holders representing not less than 51% of the Note Balance of a class of Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of such holders.

Upon the occurrence of any event described in the previous paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes.  Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of such Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date for such Notes.  The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Application of Available Funds

Sources of Funds for Distributions

The funds available to the Issuer to make payments on the Notes on each Payment Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Payment Date.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds in the “Glossary of Terms.”  The following chart shows the sources of Available Funds for each Payment Date:

Priority of Distributions

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuer will apply Available Funds in the following amounts and order of priority:

(1)
to the Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, if not previously paid, the fees, expenses and indemnified amounts due to each of them for the related Collection Period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(3)
to the Note Payment Account for the benefit of the holders of the Notes, the Interest Distributable Amount, to pay interest due on each class of interest-bearing Notes outstanding on that Payment Date, ratably for each such class of Notes;

(4)
to the Note Payment Account for the benefit of the holders of the Notes, the Priority Principal Distributable Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal;”

(5)
to the Reserve Fund, the excess, if any, of the Reserve Fund Required Amount for that Payment Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Payment Date;

(6)
to the Note Payment Account for the benefit of the holders of the Notes, the Regular Principal Distributable Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal;”

(7)	to any successor Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(8)
pro rata, to the Trustees and the Asset Representations Reviewer, the fees, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts for the immediately preceding Collection Period, to the extent that they have not previously been paid as described in clause (2); and

(9)	to the Certificateholders, any amounts remaining after the foregoing distributions.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

The following chart shows how payments from Available Funds are made on each Payment Date unless the Notes are accelerated following the occurrence of an Event of Default:

Fees and Expenses of the Issuer

The Issuer is obligated to pay the Servicing Fee to the Servicer and, if not previously paid, the fees, expenses and indemnified amounts of the Trustees and the Asset Representations Reviewer, subject to an aggregate annual cap, before it pays any amounts due on the Notes and any other liabilities.  The following table illustrates this arrangement.  In addition, the Servicer is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report and the fee of the Administrator.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Available Funds	The Servicing Fee as described under “Description of the Transaction Documents–Servicing Compensation and Expenses.”
Indenture Trustee	Available Funds	$6,000 per annum plus reasonable expenses.(1)
Owner Trustee	Available Funds	$2,875 per annum plus reasonable expenses.(1)
Asset Representations Reviewer	Available Funds	$5,000 per annum plus $175 for each reviewed asset on completion of a review.

(1)
Consists of out-of-pocket expenses, disbursements and advances incurred or made by such party, including costs of collection, and indemnified amounts subject to, except as otherwise provided herein, an annual aggregate limit of $250,000.

Description of the Transaction Documents

This summary describes the material provisions of the documents under which DTFS USA will transfer the Receivables to the Depositor, the Depositor will transfer the Receivables to the Issuer and the Servicer will service the Receivables on behalf of the Issuer.  These documents are the Receivables Purchase Agreement and the Sale and Servicing Agreement.  This summary also describes the material provisions of the Indenture, the Trust Agreement and the Administration Agreement.  We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.

In general, the operations of the Issuer will be governed by the following Transaction Documents:

Document	Parties	Primary Purposes
Trust Agreement	Depositor and Owner Trustee	Creates the Issuer Provides for issuance of Certificates and payments to Certificateholders Establishes rights and duties of the Owner Trustee Establishes rights of Certificateholders
Indenture	Issuer and Indenture Trustee
Provides for issuance of the Notes, the terms of the Notes and payments to Noteholders

Secures the Notes with a lien on the property of the Issuer

Establishes rights and duties of the Indenture Trustee

Establishes rights of Noteholders

Document	Parties	Primary Purposes
Receivables Purchase Agreement	DTFS USA and Depositor	Provides for the sale of the Receivables to the Depositor Contains representations and warranties of DTFS USA concerning the Receivables
Sale and Servicing Agreement	Depositor, Servicer, DTFS USA, as seller, and Issuer
Effects sale of Receivables to the Issuer

Contains representations and warranties of the Depositor concerning the Receivables

Contains servicing obligations of the Servicer

Provides for compensation to the Servicer

Directs how proceeds of the Receivables will be applied to expenses of the Issuer and payments on its Notes

Administration Agreement	Issuer, Administrator and Indenture Trustee	Provides for certain services and the assumption of certain duties by the Administrator on behalf of the Issuer and the Indenture Trustee
Asset Representations Review Agreement	Issuer, Servicer, Administrator and Asset Representations Reviewer	Provides for the review of delinquent Receivables by the Asset Representations Reviewer under the circumstances described under “The Receivables Pool– Asset Representations Review”

Sale and Assignment of Receivables

When the Issuer issues the Notes, DTFS USA will transfer and assign, without recourse, to the Depositor its entire interest in the Receivables, including its security interests in the related Financed Equipment, under the Receivables Purchase Agreement.  The Depositor will then transfer and assign to the Issuer, without recourse, under the Sale and Servicing Agreement its entire interest in those Receivables, including such security interests in the related Financed Equipment.  Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement.

The Trust Agreement and the Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the Trust Agreement and will evidence undivided ownership interests in the Issuer.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Accounts

The Servicer will cause the Indenture Trustee to establish and maintain with the Securities Intermediary for the Issuer, in the name of the Indenture Trustee for the benefit of the Noteholders and such other persons specified in the Indenture, one or more Collection Accounts into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will establish and maintain with the Securities Intermediary on behalf of the Indenture Trustee a Note Payment Account in the name of such Indenture Trustee on behalf of the Noteholders and such other persons specified in the Indenture, into which amounts released from the Collection Account and any other accounts of the Issuer for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made.  Amounts released from the Collection Account and any other accounts of the Issuer for distribution to the Certificateholders will be deposited into the Note Payment Account or the Collection Account from which all distributions to the Certificateholders will be made.  Additionally, the Servicer will cause the Indenture Trustee to establish the Reserve Fund with the Securities Intermediary on behalf of the Issuer in the name of and for the benefit of the Indenture Trustee.

All funds on deposit in the Issuer accounts will be invested in Eligible Investments to the extent so provided in the Sale and Servicing Agreement.  Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Payment Date following the Collection Period during which the investment is made (or, in the case of the Reserve Fund, on or before the Business Day preceding the Payment Date following the date of such investment).  Thus, the amount of cash available in the Reserve Fund at any time may be less than the balance of the Reserve Fund.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts distributed to the Securityholders, could result, which could, in turn, increase the average lives of the Notes.  All net investment earnings on funds on deposit in the Issuer accounts will be deposited in the Collection Account or distributed as otherwise provided herein.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the Issuer accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described under “—Annual Compliance Reports.”

Servicing Procedures

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables.  The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable installment sales contracts and loans that it owns or services for itself or others.  See “DTFS USA.”  The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables.  The Servicer may sell the Financed Equipment securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

Under the Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Servicer will service and administer the Receivables held by the Issuer and, as custodian on behalf of the Issuer, maintain possession (or control in the case of Receivables represented by electronic Contracts) of the installment sales contract and loan agreements and any other documents relating to such Receivables.  To assure uniform quality in servicing the Receivables, as well as to facilitate servicing and save administrative costs, the installment sales contract and loan agreements and other documents relating thereto will not be physically segregated (or segregated in a separate electronic vault in the case of Receivables represented by electronic Contracts) from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the Issuer.  The obligors under the Receivables will not be notified of the transfer.  Notwithstanding the foregoing, UCC financing statements reflecting the sale and assignment of the Receivables by the Depositor to the Issuer will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.  Because the Receivables will remain in the Servicer’s possession and control and will not be stamped or otherwise marked to reflect the assignment to the Issuer if a subsequent purchaser were to obtain physical possession (or control in the case of Receivables represented by electronic Contracts) of one or more of the Receivables without knowledge of the assignment, the Issuer’s interest in the Receivables could be defeated.  See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Equipment.”

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, modify or extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount of such Receivable as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension.  The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuer, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

Collections

The Servicer will deposit all payments on the Receivables and all proceeds of such Receivables collected during each Collection Period into the Collection Account within two Business Days after receipt and identification thereof.  So long as the Servicer is required to deposit collections on or in respect of the Receivables into the Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Collection Account will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Priority of Distributions.”  In the event that the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, any net investment earnings on collections will be retained by the Servicer.

However, at any time that and for so long as (1) DTFS USA, or its successor, is the Servicer and is a direct or indirect wholly-owned subsidiary of Daimler Truck Holding AG, (2) no Event of Servicing Termination exists and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the related Deposit Date.  Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the Servicer was unable to remit such funds, Noteholders might incur a loss.

Collections on a Receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer with respect to such Receivable and then to the scheduled payment.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Advances

The Servicer, at its option, may make Advances in respect of a Collection Period on the related Deposit Date only to the extent that the Servicer, in its sole discretion, determines that such Advance shall be recoverable.  The Servicer, however, shall not be obligated to make Advances.  The Servicer will recover Advances from (1) subsequent payments made by or on behalf of the related obligor, (2) Net Liquidation Proceeds and Recoveries and (3) the Purchase Amount or, upon the Servicer’s determination that such Advance is a Nonrecoverable Advance, from Available Collections as described in clause (1) under “Application of Available Funds—Priority of Distributions.”

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Payment Date.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Payment Date, will be payable on each Payment Date.  The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Payment Date.  The Servicer will also be entitled to retain as a supplemental servicing fee for each Collection Period, any and all fees and charges paid by obligors, including, among other things, extension fees, administration fees and charges, late payment fees, prepayment fees, returned instrument or automatic clearing house transaction charges, purchase option fees, service fees, disposition fees, termination fees and any similar charges received with respect to any receivables collected during the Collection Period.

The Servicing Fee and any supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Issuer, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral.  The fees will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the Trustees with respect to distributions and generating federal income tax information for the Issuer.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Reports to Noteholders

On or prior to each Payment Date, the Servicer or Administrator will prepare and provide to the Trustees a statement to be delivered to the Securityholders on such Payment Date.  Each statement to be delivered to Noteholders will include (to the extent applicable) the following information with respect to that Payment Date or the related Collection Period, as applicable:

(1)	the aggregate Principal Balance of the Receivables as of the beginning of such Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of Notes;

(4)	the amount of the distribution allocable to interest on or with respect to each class of Notes;

(5)	the amount of the distribution allocable to draws from the Reserve Fund;

(6)	the aggregate Principal Balance of the Receivables as of the close of business on the last day of such Collection Period;

(7)	any overcollateralization amount;

(8)	the aggregate Principal Balance and the appropriate factor for each class of Notes, after giving effect to all payments reported under clause (3) on that date;

(9)	the amount of the Servicing Fee paid to the Servicer and the amount of any unpaid Servicing Fee with respect to such Collection Period or Collection Periods, as the case may be;

(10)	the amount of the aggregate losses realized on the Receivables during the Collection Period;

(11)	previously due and unpaid interest payments on each class of Notes, and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of Notes, and the change in these amounts from the preceding statement;

(13)	the aggregate amount to be paid in respect of Receivables, if any, repurchased in respect of the Collection Period;

(14)	the balance of the Reserve Fund on that date, after giving effect to changes on that date; and

(15)	the amount of advances to be made by the Servicer in respect of the Collection Period, if any.

Each amount set forth under clauses (3) and (4) above with respect to each class of Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of such class of Notes.

Prior to each Payment Date, the Servicer will provide to the Trustees a statement setting forth substantially the same information described above that is required to be provided to Noteholders.

Within the prescribed period of time for United States federal income tax reporting purposes after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment with respect to the Issuer a statement containing certain information for the purposes of the Noteholder’s preparation of United States federal income tax returns.  See “Material Federal Income Tax Consequences.”

The Servicer will use the investor report to direct the Indenture Trustee on payments to be made to the Noteholders on each Payment Date.  The Indenture Trustee will have no obligation to verify calculations made by the Servicer.  On each Payment Date, the Indenture Trustee, as paying agent, will forward the investor report to each Noteholder of record or make the investor report available to Noteholders through the Indenture Trustee’s internet website, which is located at https://pivot.usbank.com.

The Servicer, on behalf of the Issuer, will file a Form 10-D for the Issuer with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the review Receivables by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report;

•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date of the change occurred, the circumstances surrounding the change; and

•
a statement that the Issuer received a request from a Noteholder during the prior month to communicate with other Noteholders, together with the date the request was received, the name of the requesting Noteholder, a statement that the requesting Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and a description of the method which the other Noteholders may contact the requesting Noteholder.

Annual Compliance Reports

The Servicer will prepare or obtain a number of annual reports, statements or certificates for the Issuer.  Beginning in 2025, no later than 90 days after the end of the preceding calendar year, the Servicer will provide to the Depositor, the Trustees and the Rating Agencies the following:

•
Compliance Certificate:  a certificate stating that the Servicer fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure;

•
Assessment of Compliance:  copies of the report by the Servicer on its assessment of compliance with the specified applicable servicing criteria set forth in Item 1122(a) of Regulation AB regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering comparable securitization transactions sponsored by DTFS USA, including disclosure of any material instance of noncompliance identified by that Servicer; and

•
Attestation Report:  copies of the report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria set forth in the preceding bullet point.

The Servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuer’s annual report on Form 10-K within 90 days after the end of each calendar year.  A copy of these items may be obtained by any Noteholder by request to the Indenture Trustee.

Reports to be Filed with the SEC

The Depositor will, or will cause the Servicer to, file for the Issuer the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include:

•
Reports on Form 8-K (Current Report), following the issuance of the Notes, including as exhibits to the Form 8-K the opinions related to the tax consequences and the legality of the Notes being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related Payment Date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Reports to Noteholders;” and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “—Annual  Compliance Reports” and any other assessments of compliance and accountants’ reports by any other parties performing a servicing function as defined by Regulation AB with respect to the Issuer.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  The reports filed with the SEC by or on behalf of the Issuer can be accessed on the SEC’s website (www.sec.gov) using the Issuer’s CIK number.

Optional Purchase

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  The exercise of the Optional Purchase Right will result in the early retirement of the Notes.

The price to be paid by the Servicer in connection with the exercise of this option will equal the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the Trustees and the Asset Representations Reviewer.  The Servicer will notify the Trustees, the Depositor and the Rating Agencies of its intent to exercise its Optional Purchase Right not less than 10 days prior to the related Payment Date.  The exercise of the Optional Purchase Right will result in the early retirement of the Notes.  See “—Termination.”

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law.  No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement.  The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any Noteholder or the confirmation of any Rating Agency.  The Servicer will, however, remain responsible and liable for its duties under those agreements as if it had made no delegations.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Issuer or the Securityholders, for taking any action or for refraining from taking any action under the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.  In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Noteholders thereunder.  In that event, the Servicer’s legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer and the Servicer will be entitled to be reimbursed therefor.

Merger or Other Successor Transactions Affecting the Servicer

Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the trucking and transportation equipment financing business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

Events of Servicing Termination

Events of Servicing Termination under the Sale and Servicing Agreement will consist of:

•
the failure of the Servicer to deliver to the Indenture Trustee the monthly investor report for any Collection Period and the continuance of such failure unremedied beyond the earlier of two Business Days following the date such investor report was required to be delivered and the related Payment Date;

•
the failure of the Servicer to make any required payment or deposit under the Sale and Servicing Agreement and the continuance of such failure unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Payment Date or the related Deposit Date, such Payment Date or Deposit Date, as applicable;

•
the failure of the Servicer to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement that materially and adversely affects the rights of the Depositor or the Noteholders, and the continuance of such failure unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Servicer by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes;

•
any representation or warranty of the Servicer made in the Sale and Servicing Agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Servicer by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes; and

•	the occurrence of certain Insolvency Events with respect to the Servicer.

Rights Upon Event of Servicing Termination

As long as an Event of Servicing Termination under the Sale and Servicing Agreement shall have occurred and be continuing, the Indenture Trustee or holders of not less than 51% of the Note Balance of the Notes may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee, Owner Trustee or a successor Servicer appointed by the Indenture Trustee or the Owner Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If, however, DTFS USA is the Servicer, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, the bankruptcy trustee or similar official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing.  If the Indenture Trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and, among other things, whose regular business includes the servicing of trucking and transportation equipment installment sales contracts and loans.  The Indenture Trustee may arrange for compensation to be paid to the successor Servicer; provided, however, that the servicing compensation paid to the successor Servicer may not be greater than the servicing compensation paid to DTFS USA as Servicer under the Sale and Servicing Agreement without the prior written consent of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on or in respect of the Receivables.  In the event that the Indenture Trustee is unwilling or is legally unable to act as Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer.  The Indenture Trustee may make such arrangements for compensation to be paid to the successor Servicer.

Waiver of Past Events of Servicing Termination

The holders of Notes evidencing not less than 51% of the Note Balance of the Notes may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement.  No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

Modification of the Transaction Documents other than the Indenture

Each Transaction Document, other than the Indenture, may be amended by the parties thereto without the consent of the Noteholders, to cure any ambiguity or mistake, to correct or supplement any provision that may be inconsistent with any other provision in such Transaction Document or this prospectus, or to add, change or eliminate any other provisions with respect to matters or questions arising under such Transaction Document; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder.  An amendment will be deemed not to materially adversely affect the interests of any Noteholder if:

•	if the person requesting the amendment obtains and delivers to the Indenture Trustee either an opinion of counsel or an officer’s certificate of the Issuer to that effect; and

•	the Rating Agency Condition is satisfied with respect to the amendment.

Each Transaction Document, other than the Indenture, may also be amended from time to time by the parties thereto, with the consent of the Indenture Trustee and the consent of the holders of Notes evidencing at least 66⅔% of the Note Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, change the interest rate applicable to any class of Notes or the Reserve Fund Required Amount, without the consent of all holders of Notes then Outstanding; or

•
reduce the percentage of the Note Balance of the Notes the consent of the holders of which is required for any amendment to such Transaction Document without the consent of all holders of Notes then Outstanding.

No amendment to the Sale and Servicing Agreement or the Trust Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the amendment will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes.

Modification of the Indenture

The Issuer, together with the Indenture Trustee, may, without the consent of the Noteholders of the Issuer, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things:

•
curing any ambiguity or mistake, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other Transaction Document or of this prospectus; or

•	adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders;

provided, however, that no such supplemental indenture may materially adversely affect the interests of any Noteholder.

The Issuer and the Indenture Trustee, may with the consent of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture may without the consent of all Noteholders, to the extent any such person is materially and adversely affected by such supplemental indenture:

•
change the Final Scheduled Payment Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the interest rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Issuer to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•
reduce the percentage of the Note Balance of the Notes the consent of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•
modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, DTFS USA, the Depositor, the Servicer or any of their respective affiliates or modify or alter the definition of Note Balance;

•
reduce the percentage of the Note Balance the consent of which is required to direct the Indenture Trustee to sell or liquidate the property of the Issuer after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•
reduce the percentage of the Note Balance of the Notes the consent of which is required to amend the sections of the Indenture which specify the applicable percentage of the Note Balance necessary to amend the Indenture or any other documents relating to the Issuer;

•	affect the calculation of the amount of interest or principal payable on any Note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any Noteholder if:

•	the Rating Agency Condition has been satisfied with respect to the supplemental indenture; or

•
the person requesting the supplemental indenture delivers to the Indenture Trustee either an opinion of counsel or an officer’s certificate of the Issuer, in either case to the effect that such supplemental indenture would not materially and adversely affect the interests of any Noteholder; any such officer’s certificate would be executed and delivered by the Administrator on behalf of the Issuer.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental indenture will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes.

Termination

The respective obligations of the Servicer, the Depositor, the Trustees and the Asset Representations Reviewer under the related Transaction Documents will terminate upon the earlier of (1) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables, (2) the payment to Securityholders of all amounts required to be paid to them under the Transaction Documents and (3) the exercise by the Servicer of its optional right to purchase the Receivables described under “—Optional Purchase” and the application of amounts deposited pursuant to that exercise by the Servicer in accordance with the Indenture.

The Indenture will be discharged upon:

•
delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable or called for redemption within one year, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes when due to the final scheduled Payment Date;

•	payment of all amounts due under the Indenture and the other Transaction Documents; and

•
delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

The Indenture Trustee will give written notice of termination to each Noteholder of record.  The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuer will be distributed, subject to applicable law, to the Certificateholders.

Residual Interest; Issuance of Additional Securities

The Depositor initially will hold the Certificates, which are the residual interest in the Issuer, and will be entitled to any amounts not needed on any Payment Date to make payments on the Notes, or to make any other required payments or deposits in accordance with the priority of payments described herein.  The Depositor or any affiliate thereof, as the sole Certificateholder, may exchange all or a portion of the Certificates or its residual interest for additional notes or certificates issued by the Issuer only if each of the following conditions is satisfied:

•	either

o
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities, as evidenced by an opinion of counsel delivered to the Trustees, or

o	all holders of the Notes Outstanding immediately prior to the exchange unanimously consent to the terms of the exchange;

•	the exchange must not result in the redemption of any security in exchange for assets of the Issuer or any sale or disposition of the assets of the Issuer;

•	the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of the Outstanding Notes; and

•
the Depositor (or such affiliate) delivers an opinion of counsel to the Trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any Noteholder, (2) cause any Outstanding Note to be deemed sold or exchanged for United States federal income tax purposes, (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (4) adversely affect the treatment of the Outstanding Notes as debt for United States federal income tax purposes.

The Depositor (or such affiliate) may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

The Administration Agreement

DTFS USA will be the Administrator of the Issuer under an Administration Agreement.  The Administrator will provide notices on behalf of the Issuer and perform all administrative obligations of the Issuer under the Transaction Documents.  These obligations include obtaining and preserving the Issuer’s qualification to do business where necessary, notifying the Rating Agencies and the Indenture Trustee of Events of Default, inspecting the Indenture Trustee’s books and records, monitoring the Issuer’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Sale and Servicing Agreement, causing the Indenture Trustee to notify the Noteholders of the redemption of their Notes, preparing and filing the documents necessary to release property from the lien of the Indenture, and delivering any officer’s certificates of the Issuer in connection with supplemental indentures or amendments to the other Transaction Documents.  The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer from the Servicing Fee.

To the extent any notice must be delivered to the Rating Agencies by the Issuer, the Owner Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of each of the Sponsor, the Depositor, the Issuer, the Indenture Trustee or the Owner Trustee, governmental proceedings contemplated, against such entity or to which any of its properties is subject, that are material to Noteholders.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee or the Indenture Trustee that would be material to Noteholders, see “The Trustees – The Owner Trustee” and “ – The Indenture Trustee,” respectively.

Material Legal Issues Relating to the Receivables

General

DTFS USA and the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor and the Issuer in the Receivables.  The Servicer will hold the Receivables transferred to the Issuer, either directly or through subservicers, as custodian for the Indenture Trustee or Owner Trustee, as applicable, and the Issuer.  The Depositor will take all action that is required to perfect the rights of the Indenture Trustee or the Owner Trustee, as applicable, and the Issuer in the Receivables.  The Receivables will not, however, be stamped, or otherwise marked, to indicate that they have been sold to the Issuer.  If, through inadvertence or otherwise, another party purchases or takes a security interest in the Receivables for new value in the ordinary course of business and takes possession of those Receivables that are in tangible form or obtains “control” of those Receivables that are in electronic form, in each case without actual knowledge of the Issuer’s interest, the purchaser or secured party may thereby acquire an interest in the Receivables superior to the interest of the Issuer.  The Depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the Issuer’s interest in the Receivables and their proceeds.  The Receivables may be originated and held in tangible or electronic form. In either form, the Receivables will be held and maintained by the Servicer in accordance with its customary procedures.

Security Interests in the Financed Equipment

Installment sales contracts and loans such as the Receivables evidence the credit sale of trucking and transportation equipment and also constitute personal property security agreements and include grants of security interests in the related equipment under the UCC.  Perfection of security interests in vehicles is generally governed by State certificate of title statutes or by the vehicle registration laws of the State in which each vehicle is located.  In most States, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

DTFS USA will take all actions necessary under the laws of the State in which the Financed Equipment is located to perfect its security interest in the Financed Equipment securing each Receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of the lien in its favor recorded on the vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related item of Financed Equipment under the UCC.  Because the Servicer will continue to service the Receivables, the obligors on the Receivables will not be notified of the sales from DTFS USA to the Depositor or from the Depositor to the Issuer, and no action will be taken to record the transfer of the security interest from DTFS USA to the Depositor or from the Depositor to the Issuer by amendment of the certificates of title for the Financed Equipment or otherwise.

The Receivables Purchase Agreement will provide that DTFS USA will assign to the Depositor its interests in the Financed Equipment securing the Receivables assigned by DTFS USA to the Depositor.  With respect to the Issuer, the Sale and Servicing Agreement will provide that the Depositor will assign its interests in the Financed Equipment securing the related Receivables to the Issuer.  However, because of the administrative burden and expense, none of DTFS USA, the Depositor, the Servicer or either Trustee will amend any certificate of title to identify either the Depositor or the Issuer as the new secured party on the certificate of title relating to an item of Financed Equipment nor will any entity execute and file any transfer instrument.  In most States, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to DTFS USA’s rights as the secured party as against creditors of the obligor.  In some States, in the absence of such endorsement and delivery, the Depositor, the Issuer and the Indenture Trustee may not have a perfected security interest in the Financed Equipment.  In that event or if DTFS USA did not obtain a perfected first priority security interest in the Financed Equipment, the only recourse of the Issuer would be against the obligor on an unsecured basis or, if DTFS USA did not obtain a perfected security interest in the Financed Equipment, against DTFS USA pursuant to its repurchase obligation.  If there are any items of Financed Equipment as to which DTFS USA has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the Financed Equipment would take possession free and clear of that security interest.

In those States in which the assignments under the Receivables Purchase Agreement and the Sale and Servicing Agreement will be effective to convey the security interest of DTFS USA in the Financed Equipment without amendment of any lien noted on a vehicle’s certificate of title, the Issuer’s security interest could be defeated through fraud or negligence because the Issuer will not be listed as legal owner on the related certificate of title.  Moreover, in other States, in the absence of an amendment and re-registration, a perfected security interest in the Financed Equipment may not have been effectively conveyed to the Issuer.  In most of those other States, however, in the absence of fraud, forgery or administrative error by State recording officials, the notation of DTFS USA’s lien on the certificate of title will be sufficient to protect the Issuer against the rights of subsequent purchasers of an item of Financed Equipment or subsequent creditors who take a security interest in an item of Financed Equipment.  To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in an item of Financed Equipment from DTFS USA to the Depositor or from the Depositor to the Issuer by amendment of the certificate of title for the Financed Equipment or otherwise.

UCC financing statements with respect to the transfer of DTFS USA’s security interest in the Financed Equipment to the Depositor and with respect to the transfer of DTFS USA’s security interest in the Financed Equipment to the Issuer will be filed.  In the Receivables Purchase Agreement, DTFS USA will represent and warrant to the Depositor, who will in turn assign its rights under that agreement to the Issuer under the Sale and Servicing Agreement, that DTFS USA obtained a perfected first priority security interest in each item of Financed Equipment prior to its sale and assignment of the related Receivable.  If there are any items of Financed Equipment as to which DTFS USA failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that item of Financed Equipment or subsequent creditors who take a perfected security interest in that item of Financed Equipment.  The failure, however, would constitute a breach of DTFS USA’s representations and warranties under the Receivables Purchase Agreement.  Accordingly, unless the breach was cured, DTFS USA would be required to repurchase the related Receivable from the Issuer.

In most States, liens for repairs performed on a vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle.  The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a titled vehicle.  The laws of certain States and federal law permit the confiscation of vehicles and related transportation equipment by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle.  DTFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, and the Depositor will in turn assign its rights under the Receivables Purchase Agreement to the Issuer in the Sale and Servicing Agreement that, as of the Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to an item of Financed Equipment that are prior to, or equal or coordinate with, DTFS USA’s security interest in such item of Financed Equipment created by the related Receivable.  If this representation and warranty is breached and not cured with respect to an item of Financed Equipment, DTFS USA will be required to repurchase the related Receivable from the Issuer.  However, a prior or equal lien for repairs or taxes could arise at any time during the term of a Receivable.  No notice will be given to the Trustees or the Noteholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for the Issuer would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Equipment

The Servicer on behalf of the Issuer may take action to enforce its security interest by repossession and resale of the Financed Equipment securing the Receivables.  The actual repossession may be contracted out to third party contractors.  Under the UCC and laws applicable in most States, a creditor can repossess the equipment securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan.  In addition, the UCC and other State laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some States, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some States impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those States that do not prohibit or limit those judgments.  In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  The deficiency judgment, however, would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed item of equipment and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the equipment or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations and Matters Relating to Bankruptcy

DTFS USA and the Depositor each intend, and DTFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, that the transfer of Receivables from DTFS USA to the Depositor constitutes a sale of the Receivables rather than a pledge of the Receivables to secure indebtedness of DTFS USA.  DTFS USA and the Depositor will take steps in structuring the transactions contemplated hereby (1) so that the transfer of the Receivables from DTFS USA to the Depositor and from the Depositor to the Issuer constitutes sales, rather than a pledge of the Receivables to secure indebtedness of DTFS USA or the Depositor, as the case may be, and (2) to reduce the risk that a bankruptcy filing with respect to DTFS USA would adversely affect the Notes or that the Depositor would become a debtor in a voluntary or involuntary bankruptcy case, although there can be no assurance that payments on the Notes will not be delayed or reduced as a result of a bankruptcy proceeding.  These steps include:

•
a reasoned opinion of counsel on the Closing Date delivered to the Depositor, stating that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to DTFS USA, the assets and liabilities of the Depositor should not properly be substantively consolidated with the assets and liabilities of DTFS USA; and

•
specific provisions on the limited liability company agreement of the Depositor restricting the activities of the Depositor and requiring the Depositor to follow specific operating procedures designed to support its treatment as an entity separate from DTFS USA.

If, however, DTFS USA or the Depositor were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of DTFS USA or the Depositor, as the case may be, as debtor-in-possession, may argue that the sale of the Receivables by DTFS USA or the Depositor, as the case may be, was a pledge of the Receivables rather than a sale.  This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Noteholders.  In addition, if a transfer of Receivables from DTFS USA to the Depositor is treated as a pledge rather than a sale, a tax or government lien on the property of DTFS USA arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Act established the OLA under which the FDIC is authorized to act as receiver of certain financial companies and their subsidiaries.  OLA differs from the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to additional clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what effect these provisions will have on any particular company, including DTFS USA, the Depositor or a particular Issuer, or any of their respective creditors.

Potential Applicability to DTFS USA, the Depositor and the Issuer.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a financial company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If DTFS USA were to become subject to OLA, there is an interpretation under OLA that previous pledges of the Receivables perfected for purposes of State law and the Bankruptcy Code by filing UCC financing statements could nevertheless be avoided as preferential transfers, with the result that the Receivables securing the Notes could be reclaimed by the FDIC and Noteholders may become unsecured.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  In July 2011, the FDIC adopted a final regulation which, among other things, codified the advisory opinion.  Based on the regulation, a transfer of Receivables by DTFS USA to the Depositor that has been perfected by the filing of a UCC financing statement should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming in his opinion:

•
that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Depositor and the Issuer; and

•
that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

DTFS USA and the Depositor each intend, and DTFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, that each transfer of Receivables from DTFS USA to the Depositor constitutes a sale of the Receivables rather than a pledge of the Receivables to secure indebtedness of DTFS USA.  If the transfers are so treated as sales, based on the advisory opinion and other applicable law, DTFS USA believes that the FDIC would not be able to recover the Receivables transferred under the Receivables Purchase Agreement using its repudiation power.  However, if a transfer were not respected as a legal true sale, then the Depositor under the Receivables Purchase Agreement would be treated as having made a loan to DTFS USA, and the Issuer under the Sale and Servicing Agreement would be treated as having made a loan to the Depositor secured by the transferred Receivables.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders.  In addition, the ability of a secured creditor to realize upon collateral for a secured loan is subject to a 90-day stay and other limitations which could result in payments on the Notes being reduced, delayed or otherwise negatively affected.

The advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, and there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving DTFS USA, the Depositor or the Issuer would not be contrary to this opinion.

Regardless of whether the transfers under the Receivables Purchase Agreement and the Sale and Servicing Agreement are respected as legal true sales, as receiver for DTFS USA, the Depositor or the Issuer the FDIC could, among other things:

•	require the Issuer, as assignee of DTFS USA and the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

•	if the Issuer were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payment on the Notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against DTFS USA or a covered subsidiary (including the Issuer);

•
if the Issuer were a covered subsidiary, assert that the Indenture Trustee was subject to a 90 day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the Issuer;

•	repudiate DTFS USA’s ongoing servicing obligations under the Sale and Servicing Agreement such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

If the FDIC, as receiver for DTFS USA, the Depositor or the Issuer, were to take any of the foregoing actions, payments and/or distributions of principal and interest on the Notes issued by the Issuer would be delayed and may be reduced.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related State laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment.  For example, under federal bankruptcy law, a court may prevent a creditor from repossessing equipment.  Further, as part of the rehabilitation plan in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness, and may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the sponsor of a securitization transaction, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the assets being securitized.

DTFS USA, as Sponsor, intends to satisfy its obligation to retain credit risk by causing the Depositor, a wholly-owned affiliate of DTFS USA, to retain an “eligible horizontal residual interest” in the form of the Certificates.  The fair value of the Certificates is expected to represent at least 5% of the sum of the fair value of the Notes and the Certificates on the Closing Date.

The fair value of the Certificates as of the Closing Date is expected to equal $97,144,308, representing approximately 11.13% of the sum of the fair value of the Notes and the Certificates on the Closing Date.  The sponsor, or a majority-owned affiliate of the sponsor, is required under Regulation RR to hold the eligible horizontal residual interest represented by the Certificates until the latest of two years from the Closing Date, the date the unpaid principal balance of the securitized assets is 33% or less of their initial unpaid principal balance as of the Cutoff Date, or the date the total unpaid principal obligations under the related ABS interests is 33% or less of their original principal amount as of the Closing Date.  None of DTFS USA, the Depositor or any of their respective affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR.  The Depositor intends, but is not obligated, to retain the Certificates for the life of this securitization transaction.

The Certificates are expected to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR.  In general, the Certificates will represent the right to all funds not needed to make required payments on the Notes, pay the fees and expenses of the Issuer or make deposits in the Reserve Fund.  Because the Certificates will be subordinated to each class of Notes and will only be entitled to amounts not needed on a payment date to make payments on the Notes or to make other required payments or deposits according to the priority of payments described under “Application of Available Funds — Priority of Distributions” and “Description of the Notes — Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” the Certificates will absorb all losses on the Receivables by reduction of, first, the excess spread  (including principal collections attributable to reductions in the Yield Supplement Overcollateralization Amount), second, the overcollateralization and, third, the amounts in the Reserve Fund, before any losses are incurred by the Notes.  For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, see “Description of the Notes — Credit Enhancement.”

The estimated approximate fair values of the Notes and the Certificates is summarized below:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1 Notes	$139	15.9%
Class A-2 Notes	$276	31.6%
Class A-3 Notes	$301	34.5%
Class A-4 Notes	$60	6.9%
Certificates	$97	11.1%
Total	$873	100.0%

The totals in the table may not sum due to rounding.

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under United States generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the Notes of each interest-bearing class is assumed to be approximately equal to the product of the “Price to Public” for such class (as shown on the cover page of this prospectus) and the initial Note Balance of that class.  The fair value of the Class A-1 Notes is assumed to be approximately equal to the discount to the initial Note Balance of that class determined by applying an assumed yield equal to 5.514% for that class, except that no default or loss is assumed to occur.  The interest rates in the table below reflect the final pricing of the Notes:

Class	Interest Rate
Class A-1	0.00%
Class A-2	5.60%
Class A-3	5.49%
Class A-4	5.56%

To calculate the fair value of the Certificates, DTFS USA used an internal valuation model.  This model projects future payments on the Receivables, the interest and principal payments on each class of Notes, transaction fees and expenses and the Servicing Fee.  The model also assumes that the Servicer will exercise its option to purchase the Receivables on the first Payment Date that the option is available and that the purchase price paid will be the Redemption Price for the Notes plus any amounts due to the Servicer, the Trustees, the Asset Representations Reviewer and the Administrator on the related Payment Date.  The resulting cash flows to the Certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, DTFS USA made the following assumptions:

•	cash flows on the Certificates are discounted at 11.40%;

•	interest accrues on the interest-bearing Notes at the rates described above;

•	the payments on the Receivables are calculated using the assumptions as described under “Weighted Average Lives of the Notes;”

•	the Receivables prepay at a CPR of 12% as described under “Weighted Average Lives of the Notes;”

•	losses are assumed to have a 50% severity with a 3-month lag from default to recovery; and

•	cumulative net losses on the Receivables, as a percentage of total cumulative net losses of 2.00% of the Cutoff Date Pool Balance, occur each month at approximately the following rates:

Month	Loss Curve	Month	Loss Curve
1	0.00%	19	63.33%
2	0.00%	20	66.67%
3	0.00%	21	70.00%
4	4.44%	22	73.33%
5	8.89%	23	76.67%
6	13.33%	24	80.00%
7	17.78%	25	81.67%
8	22.22%	26	83.33%
9	26.67%	27	85.00%
10	31.11%	28	86.67%
11	35.56%	29	88.33%
12	40.00%	30	90.00%
13	43.33%	31	91.67%
14	46.67%	32	93.33%
15	50.00%	33	95.00%
16	53.33%	34	96.67%
17	56.67%	35	98.33%
18	60.00%	36	100.00%

DTFS USA developed these inputs and assumptions by considering the following factors:

•
CPR – estimated considering the composition of the Receivables and the performance of its trucking and transportation loan and contracts portfolio during the last five years (certain information regarding the performance of securitized pools during that period is included in Appendix A).

•
Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the Receivables, historical average performance of the prior securitized pools set forth in Appendix A, trends in used equipment values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs.  Default and recovery rate estimates are included in the cumulative net loss assumption.

•
Discount rate applicable to the cash flows with respect to the Certificates – estimated to reflect the credit exposure to the cash flows on the Certificates.  Due to the lack of an actively traded market in residual interests such as the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

The fair value of the Securities were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of the Receivables.  You should be sure you understand these assumptions when considering the fair value calculation.

DTFS USA will recalculate the fair value of the Securities following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The first monthly investor report will set forth the fair value of the Certificates as a dollar amount and as a percentage of the sum of the fair value of the Securities as of the Closing Date and a description of any material differences or changes in the methodology or key inputs and assumptions used to calculate the fair value.

In no event will either Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset backed securities or other rules or regulations relating to credit risk retention.  Neither Trustee will be charged with knowledge of such rules, nor will either of them be liable to any Securityholder, the Depositor, the Servicer or any other person for violation of such rules now or hereinafter in effect.

Material Federal Income Tax Consequences

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of offered Notes to investors who purchase offered Notes in an initial distribution and who hold the offered Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of Noteholders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, to the extent not otherwise discussed below, holders that might be treated as engaged in a U.S. trade or business by virtue of holding the offered Notes, holders that hold the offered Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes, holders subject to the alternative minimum tax and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Issuer will be provided with an opinion of Sidley Austin LLP, as United States federal tax counsel to the Issuer, regarding certain United States federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed herein will be sought from the IRS.  Moreover, there are no cases or IRS rulings on similar transactions involving interests issued by an issuer with terms similar to those of the Notes.  The IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered Notes.

Unless otherwise specified, the following summary relates only to holders of the offered Notes that are United States Persons.  If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of offered Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of offered Notes.

Sidley Austin LLP, as United States federal tax counsel to the Issuer, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable Transaction Documents, for United States federal income tax purposes:

(1)	the offered Notes will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes; and

(2)	the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

•	Therefore the Issuer will not be subject to an entity level tax for United States federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Issuer

General.  In the opinion of Sidley Austin LLP, United States federal tax counsel to the Issuer, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

Therefore, the Issuer itself will not be subject to tax for United States federal income tax purposes.  This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and that certain other conditions are met.

If the Issuer were taxable as a corporation for United States federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income.  The Issuer’s taxable income would include all its income on the Receivables and may possibly be reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes.  See “Possible Alternative Treatments of the Notes and the Issuer” for more information.

Tax Consequences to Holders of the Offered Notes

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the Noteholders and beneficial owners of Notes will agree by their purchase of Notes or beneficial interests therein, as the case may be, to treat the Notes as debt for United States federal income tax purposes.  In the opinion of Sidley Austin LLP, assuming compliance with all of the provisions of applicable agreements, the offered Notes will be classified as debt for United States federal income tax purposes if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes.  Except as described under “—Possible Alternative Treatments of the Notes and the Issuer,” the following discussion assumes that this characterization is correct.  Prior to the Class A-1 Notes being transferred to a person other than the beneficial owner of the equity in the Issuer, Sidley Austin LLP expects that it will issue an opinion that such Notes will be classified as debt for U.S. federal income tax purposes, unless the quality of such Notes has significantly deteriorated at the time such transfer is made.

Original Issue Discount, etc.  It is possible that one or more classes of Notes may be offered with more than a de minimis amount of original issue discount.  In general, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is no more than a de minimis amount (i.e., less than 1/4% of their principal amount multiplied by their weighted average maturities included in their term).  A Note’s stated redemption price at maturity is the aggregate of all payments required to be made under the Note through maturity except qualified stated interest.  Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates.  The issue price will be the first price at which a substantial amount of Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.  If a Note were treated as being issued with original issue discount that is not de minimis, a United States Person holding an offered Note, referred to herein as a “U.S. Holder,” would be required to include original issue discount in income as interest over the term of the Note under a constant yield method.  In general, original issue discount must be included in income in advance of the receipt of cash representing that income.  Thus, each cash distribution would be treated as an amount already included in income, to the extent original issue discount has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal.  This treatment would have no significant effect on U.S. Holders using the accrual method of accounting.  Cash method U.S. Holders may, however, be required to report income on the Notes in advance of the receipt of cash attributable to that income.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  Even if a Note has original issue discount falling within the de minimis exception, the U.S. Holder must include that original issue discount in income, as capital gain, proportionately as principal payments are made on that Note.  We suggest that you consult your tax advisor as to the operation of these rules.

Interest Income on the Notes.  If a Note is considered to have been issued without original issue discount, the stated interest paid on such Note will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting.  A subsequent purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Note having a fixed maturity of one year or less, known as a “Short-Term Note,” may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  A cash basis holder of a Short-Term Note reporting interest income as it is paid may, however, be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount.  A Noteholder that purchases a Note for an amount that is less than its issue price will be treated as having purchased the Note at a “market discount,” unless the amount of market discount is less than a specified de minimis amount.  Under the market discount rules, a holder is required to treat any payment of SRPM and any gain realized on the sale, exchange, retirement or other disposition of, the Note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of the payment or disposition.  Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue market discount on a constant yield basis.

A Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because unless a holder elects to take market discount into income currently, a current deduction is only allowed to the extent the interest expense exceeds the market discount.  If such election is made with respect to a Note, then the holder will be deemed to have elected to include market discount currently with respect to all market discount debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Premium.  If a holder purchases a Note for an amount that is greater than the sum of all amounts of SRPM payable on the Note after the purchase date, such holder is considered to have purchased the Note with “amortizable bond premium” equal in amount to such excess.  A holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year.  If such election is made with respect to a Note, then the holder will be deemed to have elected to amortize bond premium with respect to all premium debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and original issue discount previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note.  Any gain or loss will be capital gain or loss if the Note was held as a capital asset, excluding accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal income tax consequences of the sale, exchange or other disposition of a Note.

Medicare Tax.  A 3.8% tax is imposed on the net investment income (which includes interest and net capital gains from the sale of certain debt instruments) of certain individuals, trusts and estates.  We suggest that prospective investors consult with their own tax advisors concerning the Medicare tax

Foreign Holders.  Interest payments made, or accrued, to a Noteholder who is a Foreign Person for United States federal income tax purposes generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a “10 percent shareholder” of the Issuer or the Depositor (including a holder of 10% of the outstanding Certificates, if any), a “controlled foreign corporation” with respect to which the Issuer or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (2) provides the Indenture Trustee or other person who is otherwise required to withhold United States federal income tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing its name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for United States federal income tax purposes), if a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, provided by the Foreign Person that owns the Note.  If such interest is not portfolio interest, then it will be subject to 30% withholding unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates in the same manner as United States Persons.  In addition, if the Foreign Person is a foreign corporation, it will be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A Foreign Person other than an individual or corporation (or an entity treated as such for United States federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FATCA.  Under Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, commonly referred to as “FATCA,” foreign financial institutions may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information relating to their United States account holders and investors to the IRS and withhold United States tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on United States source payments, including interest and original issue discount.  Non-financial foreign entities may also be required to provide a certification as to their United States owners in order to avoid FATCA withholding.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from United States nonresident withholding tax (e.g., under the portfolio interest exemption) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose information reporting requirements and increase related penalties for United States persons.  Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA.  While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries.

Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the Notes.

Backup Withholding.  Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, the Issuer, the Indenture Trustee or the paying agent, as applicable, will be required to backup withhold a certain portion of the amount otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder’s United States federal income tax liability.

Possible Alternative Treatments of the Notes and the Issuer.  If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more classes of Notes did not represent debt for United States federal income tax purposes, the Notes might be treated as equity interests in the Issuer.  If one or more classes of Notes were treated as equity interests in a partnership, the Issuer might be treated as a “publicly traded partnership.”

If the Issuer were treated as a publicly traded partnership taxable as a corporation, the Issuer would be subject to United States federal income tax (and State and local taxes) at corporate tax rates on its net income.  Distributions on the Notes might not be deductible in computing the Issuer’s taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings.  Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Foreign Persons could be subject to withholding tax regardless of whether the Issuer is taxed as a corporation or a partnership.

Alternatively, if the Issuer were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuer itself would not be subject to United States federal income tax, but holders or beneficial owners of Notes that were determined to be equity interests may have adverse United States federal income tax consequences.  For example, tax-exempt Noteholders, including pension plans could recognize “unrelated business taxable income,” Foreign Persons would be subject to federal income tax (and could also be subject to the branch profits tax and withholding tax) and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Noteholders treated as equity holders may have adverse timing and character consequences.  If the Issuer were classified as a partnership for United States federal income tax purposes, then, unless the Issuer elects otherwise, taxes arising from audit adjustments are required to be paid by the Issuer rather than by its partners.  The parties responsible for the tax administration of the Issuer will have the authority to utilize, and intend to utilize, any available exceptions so that the persons treated as the Issuer’s partners, to the fullest extent possible, rather than the Issuer itself, will be liable for any taxes arising from audit adjustments to the Issuer’s taxable income if the Issuer is treated as a partnership.

Because the Issuer will treat the Notes as indebtedness for United States federal income tax purposes, if held by persons other than the beneficial owner of the equity in the Issuer or an affiliate of such beneficial owner for such purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Tax Regulations for Related-Party Note Acquisitions.  The United States Treasury and the IRS issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the Issuer.  In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links).  Although there is no present intent to sell the Certificates, to the extent that the Certificates are sold in the future as permitted and further described under “Credit Risk Retention,” the Trust Agreement and other operative documents may be amended without the consent of the parties thereto as required to address the Treasury Regulations under Section 385 of the Internal Revenue Code and prevent their application to the Notes.

Certain State Tax Consequences

Potential Noteholders should consider the State and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any State or locality.  Therefore, potential Noteholders should consult their own tax advisors with respect to the various State and local tax consequences of an investment in the Notes.

The federal and State tax discussions set forth above are included for information purposes only and may not be applicable depending upon a Noteholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under State, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Subject to the following discussion, the offered Notes may be acquired with the assets of a Plan or other plans subject to Similar Law.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for these parties in interests or disqualified persons or for the fiduciaries of such Plans.  Certain governmental and church plans, although not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may be subject to Similar Law.

Certain transactions involving the Issuer might be deemed to constitute Prohibited Transactions under ERISA and the Internal Revenue Code with respect to a Plan that acquired offered Notes if the assets of the Issuer were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the offered Notes should be treated as indebtedness of the Issuer without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based upon the traditional debt features of the offered Notes, including the reasonable expectation of purchasers of offered Notes that the offered Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features.  The debt treatment of the offered Notes for ERISA purposes could change subsequent to their issuance if the Issuer incurs losses.  In the event of a withdrawal or downgrade to below investment grade of the rating of the offered Notes or a characterization of the offered Notes as other than indebtedness under applicable local law, the subsequent acquisition of the offered Notes or interest therein by a Plan or other plan that is subject to Similar Law is prohibited.

Without regard to whether the offered Notes are treated as an equity interest in the Issuer for purposes of the Plan Assets Regulation, however, the acquisition or holding of offered Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction if the Issuer, the Depositor, the Servicer, the Administrator, any underwriter, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Plan.  Depending on the relevant facts and circumstances, certain Prohibited Transaction exemptions may apply to the purchase and holding of the offered Notes by Plans—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager.”

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the Notes by Plans.

There can be no assurance that these or any other exemptions will apply with respect to any Plan’s investment in the offered Notes, or that an exemption, if it did apply, would apply to all Prohibited Transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of such a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition, holding and disposition of offered Notes and the operations of the Issuer would result in a non-exempt Prohibited Transaction.

A fiduciary of a Plan subject to Title I of ERISA must determine that the purchase of an offered Note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and will not result in a non-exempt Prohibited Transaction.  Moreover, any person considering an investment in the offered Notes on behalf of or with assets of a Plan should consult with counsel if the Depositor, DTFS USA, the Servicer, an underwriter, either Trustee or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to Similar Law.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of offered Notes should consult its legal advisors to confirm that the acquisition, holding and disposition of the security will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of offered Notes should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the Prohibited Transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of offered Notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

By acquiring an offered Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan or other employee benefit plan or arrangement, its fiduciary) is deemed to represent and warrant that either (1) it is not acquiring the Note (or interest therein) with the assets of a Plan or other employee benefit plan or arrangement that is subject to Similar Law or (2) (i) the acquisition, holding and disposition of the Note (or interest therein) will not give rise to a non-exempt Prohibited Transaction or a violation of Similar Law and (ii) the Note is rated investment grade by at least one nationally recognized statistical rating agency at the time of purchase or transfer.

Prospective Plan or other plan investors should consult with their legal advisors concerning the effect of ERISA and Section 4975 of the Internal Revenue Code or any Similar Law, the effect of the assets of the Issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the offered Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Ratings

The Sponsor expects that the offered Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by it to rate the offered Notes.  The ratings of the offered Notes will be based primarily upon the value of the Receivables and the Reserve Fund.  There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that a rating with respect to the offered Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the offered Notes.

The ratings of the offered Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold the offered Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor.  The ratings of the offered Notes address the likelihood of the payment of principal of and interest on the offered Notes pursuant to their terms.

There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the offered Notes or, if one does, what rating will be assigned by such other rating agency.  A rating on the offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered Notes by the assigning Rating Agency.

None of the Sponsor, the Depositor, the Servicer, the Administrator, either Trustee nor any of their respective affiliates will be required to monitor any changes to the ratings on the offered Notes.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Scotia Capital (USA) Inc. are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Notes set forth opposite its name below:

Underwriters of the Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$138,000,000	$150,500,000	$29,976,000
Deutsche Bank Securities Inc.	55,200,000	60,200,000	11,990,000
Scotia Capital (USA) Inc.	55,200,000	60,200,000	11,990,000
Commerz Markets LLC	13,800,000	15,050,000	2,997,000
SMBC Nikko Securities America, Inc.	13,800,000	15,050,000	2,997,000
Total	$276,000,000	$301,000,000	$59,950,000

The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the offered Notes to the public at the applicable prices set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of offered Notes shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A‑2 Notes	0.099%	0.033%
Class A‑3 Notes	0.099%	0.033%
Class A‑4 Notes	0.099%	0.033%

We have agreed to reimburse the underwriters for certain expenses relating to this offering.

The Notes are new issues of notes and there currently is no secondary market for the Notes.  The underwriters may participate in making a secondary market for the offered Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the offered Notes will develop.  If a secondary market for the offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with DTFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee, at the direction of the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund in Eligible Investments acquired from or issued by the underwriters or their affiliates.  Further, one or more of the underwriters or their affiliates may be holding, buying or selling interests in installment sales contracts or loans similar to the Receivables or in credit default swaps or similar derivatives related to such similar installment sales contracts loans or may be taking long or short positions with respect to securities backed by such similar installment sales contracts or loans.  Such activities may result in conflicts of interest and, consequently, the interest of the underwriters or their affiliates may not be aligned with the interests of investors in the Notes.

DTFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of offered Notes is conditioned on the closing of the sale of each other class of Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered Notes is subject to, among other things, the receipt of certain legal opinions.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the Notes being offered pursuant to this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered Notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the offered Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the offered Notes.

The underwriters may make short sales in the offered Notes being sold in connection with an offering (i.e., they sell more offered Notes than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional offered Notes in the offering.  The underwriters must close out any naked short position by purchasing offered Notes in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the offered Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the offered Notes or preventing or retarding a decline in the market price of the offered Notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase offered Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such offered Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those offered Notes as part of the offering.  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the Depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered Notes.  In addition, neither the Depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

EU Securitization Rules and UK Securitization Rules

Investors should be aware of certain requirements imposed by European Union and United Kingdom legislation in respect of investments in “securitisations” (as defined in the applicable legislation), including as follows.

The EU Securitization Rules place certain conditions on investments in a securitization by any “institutional investor,” defined under the EU Securitization Rules to include: (1) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (2) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (3) alternative investment fund managers as defined in Directive 2011/61/EU that manage and/or market alternative investment funds in the European Union; (4) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (5) credit institutions and investment firms as defined in the EU CRR (and, in addition, the EU CRR makes provision as to the application of such conditions to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR).

In addition, the UK Securitization Rules place certain conditions on investments in a securitization by any “institutional investor,” defined under the UK Securitization Rules to include: (1) insurance undertakings and reinsurance undertakings as defined in FSMA; (2) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the United Kingdom, and certain fund managers of such schemes; (3) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the United Kingdom; (4) UCITS as defined in FSMA, which are authorized open ended investment companies as defined in FSMA, and management companies as defined in FSMA; and (5) FCA investment firms and CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of such conditions to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR).

Any investor subject to the EU Securitization Rules or the UK Securitization Rules is required (amongst other things), prior to investing in a securitization, to verify certain matters, including that (1) certain credit-granting requirements are satisfied, (2) the originator, sponsor or original lender retains a material net economic interest in the securitization in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable), and (3) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable).

Failure by an affected investor to comply with any such requirements with respect to an investment in the offered Notes may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or required by the competent authority of such investor.

None of DTFS USA, the Depositor, the Issuer or any other party to the transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules.  In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any Noteholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.  In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any Noteholder or any other person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the offered Notes may not be a suitable investment for any person required to comply with the EU Securitization Rules or the UK Securitization Rules in respect of any investment in the offered Notes, and this may, among other things, have a negative impact on the value and liquidity of the offered Notes, and otherwise affect the secondary market for the offered Notes.  Prospective investors and Noteholders are responsible for analyzing their own legal and regulatory position, and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered Notes for investment, and, in particular, the scope and applicability of the EU Securitization Rules and the UK Securitization Rules, the information as to such matters included in this prospectus and their compliance with any applicable requirement under the EU Securitization Rules or the UK Securitization Rules.

European Economic Area Selling Restrictions

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any EU Retail Investor in the EEA.  For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes.

United Kingdom Selling Restrictions

Prohibition on sales to UK Retail Investors

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any UK Retail Investor in the United Kingdom (and, for the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes).

Other United Kingdom regulatory restrictions

Each underwriter has represented and agreed, severally and not jointly, that (1) it has only communicated or caused to be communicated, and it will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Certain Investment Company Act Considerations

The Issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the Issuer is relying on the exemption in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

Certain Legal Investment Considerations

As of the Closing Date, the Issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Act.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor, the Servicer and the Issuer by the assistant general counsel of DTFS USA and Sidley Austin LLP, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Mayer Brown LLP will act as counsel for the underwriters.

Glossary of Terms

“Additional Servicing Fee” means, with respect to any Collection Period during which a successor Servicer has replaced the Servicer, the excess of the servicing fee of such successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Adjusted Pool Balance” means, as of any date, an amount equal to the Pool Balance minus the Yield Supplement Overcollateralization Amount for such date.

“Administration Agreement” means the administration agreement, dated as of April 1, 2024, among the Administrator, the Depositor, the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Administrator” means DTFS USA, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days’ of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of April 1, 2024, among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer, as amended, restated, supplemented or otherwise modified from time to time.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, in its capacity as asset representations reviewer under the Asset Representations Review Agreement, and its successors in such capacity.

“Available Collections” means, for any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all obligor payments received after the Cutoff Date relating to interest and principal received by the Servicer with respect to the Receivables during such Collection Period;

•	all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables) and Recoveries received with respect to the Receivables during such Collection Period;

•	Advances made by the Servicer for such Collection Period;

•	net investment earnings on amounts on deposit in the Reserve Fund;

•
in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, net investment earnings on funds on deposit in the Collection Account; and

•	the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Payment Date, the sum of Available Collections and any Reserve Fund Draw Amount.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Book-Entry Notes” means Notes, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the New York, Illinois, Delaware, Texas and the State in which the executive offices of the Indenture Trustee are located, are authorized by law, regulation or executive order to be closed.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the asset backed certificates issued by the Issuer, which represent the residual interest in the Issuer.

“Class A-1 Notes” means the Issuer’s Class A-1 0.000% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-2 Notes” means the Issuer’s Class A-2 5.60% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-3 Notes” means the Issuer’s Class A-3 5.49% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-4 Notes” means the Issuer’s Class A-4 5.56% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Clayton” means Clayton Fixed Income Services LLC, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg and its successors.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about April 24, 2024.

“Collection Account” means the account maintained with the Securities Intermediary in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs.

“Contract” means an installment sales contract or loan relating to Financed Equipment.

“Contract Rate” means, with respect to any Receivable, the annual percentage rate of interest stated in the related Contract.

“CPR” means the Constant Prepayment Rate which is used to measure prepayments on Receivables and described under “Weighted Average Lives of the Notes.”

“CPR Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various CPR Percentages.”

“Cutoff Date” means the close of business on February 29, 2024, the date after which the Issuer will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Adjusted Pool Balance” means the Adjusted Pool Balance as of the Cutoff Date.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Daimler Truck Group” means Daimler Truck Holding AG, together with its consolidated subsidiaries.

“Defaulted Receivable” means a Receivable as to which any of the following has occurred:

•	any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Equipment; or

•	the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the Collection Period during which one of these events first occurs; provided further, that any Receivable which DTFS USA or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means any Notes that are issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Delegated Directive” means Commission Delegated Directive (EU) 2017/593, as amended.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means Daimler Trucks Retail Receivables LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“Determination Date” means the second Business Day preceding each Payment Date.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“DOL” means the United States Department of Labor, and its successors.

“DTC” means The Depository Trust Company and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“DTFS USA” means Daimler Truck Financial Services USA LLC, and its successors.

“EEA” means the European Economic Area.

“Eligible Investments” means certain high-quality, highly liquid short-term investments that are cash equivalents acceptable to the Rating Agencies that are consistent with their initial ratings of the offered Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU CRR” means Regulation (EU) No 575/2013, as amended.

“EU PRIIPs Regulation” means Regulation (EU) No 1286/2014, as amended.

“EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

“EU Qualified Investor” means a qualified investor as defined in Article 2 of the EU Prospectus Regulation.

“EU Retail Investor” means a person who is one (or more) of the following: (1) a retail client, as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II, or (3) not an EU Qualified Investor.

“EU Securitization Rules” means Regulation (EU) 2017/2402 (as amended), together with all relevant implementing regulations, and all regulatory and/or implementing technical standards applicable in relation thereto, and, in each case, any relevant guidance and directions published in relation thereto by any relevant regulatory authority or by the European Commission.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Events of Default” under the Indenture will consist of the events specified under “Description of the Notes—Events of Default.”

“Events of Servicing Termination” under the Sale and Servicing Agreement will consist of the events specified under “Description of the Transaction Documents—Events of Servicing Termination.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Final Scheduled Payment Date” means, for each class of Notes, the related date set forth under “Description of the Notes—Payments of Principal—Final Scheduled Payment Dates.”

“Financed Equipment” means with respect to any Receivable, the related new or used commercial vehicles and other trucking and transportation equipment, together with all accessions thereto, securing the related obligor’s indebtedness under such Receivable; provided, that, with respect to each Receivable represented by a dealer pledgeline loan, the related Financed Equipment shall consist of the trucking and transportation equipment financed with the proceeds advanced under such Receivable as set forth under the terms of such dealer pledgeline loan and shall not include other equipment or collateral pledged under the related dealer agreement notwithstanding that the dealer pledgeline loan may be cross-collateralized with other loans advanced under such dealer agreement.

“Foreign Person” means a nonresident alien, foreign corporation or other Non-United States Person that is not a partnership (or other entity or arrangement treated as partnership) for United States federal income tax purposes.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Indenture” means the Indenture, dated as of April 1, 2024, between the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank Trust Co., as indenture trustee under the Indenture, and its successors in such capacity.

“Initial Note Balance” means the aggregate principal amount of all Notes or of a class of Notes, as the context requires, as issued on the Closing Date.

“Insolvency Event” means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

“Insurance Proceeds” means proceeds paid by any insurer under an insurance policy relating to a Receivable, the related Financed Equipment or otherwise released to the related obligor that are to be applied to make payments of principal or interest on such Receivable in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under such insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a class of interest-bearing Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Payment Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Payment Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Payment Date.

“Interest Period” means, with respect to any Payment Date and the Class A-2 Notes, Class A‑3 Notes and Class A‑4 Notes, the period from, and including the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth on the cover page of this prospectus.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Issuer” means Daimler Trucks Retail Trust 2024-1, a Delaware statutory trust, and its successors.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC.

“MiFID II” means Directive 2014/65/EU, as amended.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any class of interest-bearing Notes, the interest due on that class of interest-bearing Notes for the related Interest Period calculated based on the Interest Rate for that Interest Period for that class of Notes and the principal amount of that class of Notes on the preceding Payment Date, after giving effect to all payments of principal to Noteholders of that class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, of the original principal amount of that class of Notes as of the Closing Date.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Equipment (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the related obligor.

“Nonrecoverable Advance” means an Advance which the Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Advance was made.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time, and as indicated by the context, the aggregate principal amount of all Notes Outstanding, or of a class of Notes Outstanding, at such time.

“Note Owners” means the beneficial owners of the Notes.

“Note Payment Account” means the account maintained by the Securities Intermediary in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of the Notes.

“Notes” means the Class A‑1 Notes, the Class A‑2 Notes, the Class A‑3 Notes and the Class A-4 Notes.

“NRSRO” means a nationally recognized statistical rating organization.

“OLA” means the Orderly Liquidation Authority.

“Optional Purchase Right” means the Servicer’s right to purchase all remaining Receivables from the Issuer on any Payment Date on which the Note Balance of the Notes is 5% or less of the Initial Note Balance, after giving effect to all principal payments made on such Payment Date.

“Outstanding” means, as of any Payment Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•
Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related class or classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Servicer or any of their respective affiliates.

“Owner Trustee” means WTNA, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing May 15, 2024.

“Plan” means an employee benefit or other plan or arrangement (including an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold the “plan assets” of the foregoing.

“Plan Assets Regulation” means a regulation issued by the DOL set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, as amended.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; and

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of the principal amount of the Notes on that Payment Date (before giving effect to any payments made to holders of the Notes on that Payment Date) over the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Payment Date for any class of Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Notes to zero.

“Prohibited Transactions” means the transactions prohibited under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means the price at which the Servicer or DTFS USA must purchase or repurchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued but unpaid thereon at the related Contract Rate through the last day of the Collection Period of purchase or repurchase.

“Purchased Receivable” means a Receivable purchased or repurchased as of the last day of a Collection Period from the Issuer by DTFS USA or the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings to the Notes.

“Rating Agency Condition” means with respect to any action and each Rating Agency, either (1) written confirmation by that Rating Agency that such action will not cause it to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (2) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause it to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.

“Receivables” means the installment sales contracts and loans (1) transferred by DTFS USA to the Depositor pursuant to the Receivables Purchase Agreement, (2) transferred by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and (3) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of April 1, 2024, between DTFS USA and the Depositor, as amended, restated, supplemented or otherwise modified from time to time.

“Record Date” means the Business Day immediately preceding each Payment Date or, if Definitive Notes are issued, the last day of the immediately preceding Collection Period.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Equipment (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the related obligor.

“Registration Statement” means the registration statement, together with all amendments and exhibits thereto, filed by the Depositor with the SEC under the Securities Act relating to the Notes offered by this prospectus.

“Regular Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the lesser of (1) the aggregate principal amount of the Notes on that Payment Date (before giving effect to any payments of principal made to holders of the Notes on that Payment Date) and (2) an amount equal to the amount, if any, by which the aggregate principal amount of the Notes on that Payment Date (before giving effect to any payments of principal made to holders of the Notes on that Payment Date) exceeds the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, less any Priority Principal Distributable Amount.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulation RR” means Regulation RR under the Exchange Act.

“Required Payment Amount” means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (4) under “Application of Available Funds—Priority of Distributions” plus, on the Final Scheduled Payment Date for a class of Notes, any additional amounts necessary to reduce the principal amount of that class of Notes to zero.

“Required Rate” means 9.20% per annum.

“Reserve Fund” means the account maintained by the Securities Intermediary in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Fund Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus.

“Reserve Fund Amount” means, as of any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Fund, after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or, in the case of the first Payment Date, the amount on deposit in the Reserve Fund on the Closing Date).

“Reserve Fund Deposit” means an amount equal to 0.25% of the Cutoff Date Adjusted Pool Balance; provided, that on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the Reserve Fund Deposit.

“Reserve Fund Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the Available Collections for that Payment Date; and

•	the Reserve Fund Amount for that Payment Date;

provided, however, that, if (1) the sum of Available Collections and the Reserve Fund Amount equals or exceeds the sum of the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer, the Trustees and the Asset Representations Reviewer on such Payment Date or (2) on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Payment Date will equal the Reserve Fund Amount for that Payment Date.

“Reserve Fund Required Amount” means, (1) for any Payment Date on which the Note Balance is greater than $0, at least 0.25% of the Cutoff Date Adjusted Pool Balance, or (2) if the Notes have been paid in full, $0; provided, however, that at all times the Reserve Fund Required Amount may not exceed the Note Balance; provided, that on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the Reserve Fund Required Amount.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of April 1, 2024, among the Issuer, the Depositor, DTFS USA and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

“SEC” means the Securities and Exchange Commission, and its successors.

“Securities” means collectively, the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank N.A., as securities intermediary, and its successors in such capacity.

“Securityholder” means a Noteholder or a Certificateholder.

“Servicer” means DTFS USA, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided, that to the extent DTFS USA appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” in this prospectus will mean the Servicer or such subservicer, as the case may be.

“Servicing Fee” means a fee payable to the Servicer on each Payment Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Payment Date) and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, State or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Sponsor” means DTFS USA, and its successors as sponsor of the securitization transaction described in this prospectus.

“SRPM” means stated redemption price at maturity.

“State” means any of the 50 states of the United States or the District of Columbia.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 8.75% of the Cutoff Date Adjusted Pool Balance.

“Transaction Documents” means the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement and the Receivables Purchase Agreement.

“Treasury Regulations” means Treasury Regulations promulgated and proposed under the Internal Revenue Code.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of April 1, 2024, between the Depositor and the Owner Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“UK CRR” means Regulation (EU) No 575/2013, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK MiFIR Product Governance Rules” means the FCA Handbook Product Intervention and Product Governance Sourcebook.

“UK PRIIPs Regulation” means Regulation (EU) No 1286/2014, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK Qualified Investor” means a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

“UK Retail Investor” means a person who is one (or more) of the following: (1) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended, (2) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended, or (3) not a UK Qualified Investor.

“UK Securitization Rules” means Regulation (EU) 2017/2402, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019), together with all relevant technical standards applicable in relation thereto, and any relevant guidance relating thereto.

“United States” or “U.S.” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States Person.

“U.S. Bank N.A.” means U.S. Bank National Association, and its successors.

“U.S. Bank Trust Co.” means U.S. Bank Trust Company, National Association, and its successors.

“WTNA” means Wilmington Trust, National Association, and its successors.

“Yield Supplement Overcollateralization Amount” means, with respect to any Payment Date and the related Collection Period (or any date during such Collection Period), an aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Defaulted Receivable or a Purchased Receivable) exceeds the present value of each scheduled monthly payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the related Contract Rate and all such monthly payments are made on the last day of each Collection Period and that each Collection Period has 30 days.

The Yield Supplement Overcollateralization Amount will be calculated as of the Cutoff Date for all future Payment Dates and will not be recalculated to give effect to delays, defaults or prepayments.

The Yield Supplement Overcollateralization Amount for the Closing Date and each Payment Date will be:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$38,548,423.47	September 2027	$2,072,438.81
May 2024	$35,201,428.08	October 2027	$1,880,536.32
June 2024	$33,538,390.34	November 2027	$1,682,354.80
July 2024	$32,041,346.34	December 2027	$1,520,820.55
August 2024	$30,466,154.97	January 2028	$1,325,183.98
September 2024	$29,055,067.84	February 2028	$1,192,028.73
October 2024	$27,689,416.96	March 2028	$1,069,159.32
November 2024	$26,257,191.27	April 2028	$933,850.01
December 2024	$24,976,890.72	May 2028	$842,323.41
January 2025	$23,639,106.02	June 2028	$734,557.15
February 2025	$22,452,556.10	July 2028	$649,012.22
March 2025	$21,294,471.28	August 2028	$566,164.02
April 2025	$19,898,680.69	September 2028	$501,831.04
May 2025	$18,839,267.88	October 2028	$444,304.16
June 2025	$17,729,421.10	November 2028	$386,532.36
July 2025	$16,748,569.68	December 2028	$341,196.69
August 2025	$15,720,180.98	January 2029	$291,391.97
September 2025	$14,812,660.18	February 2029	$254,395.92
October 2025	$13,936,496.20	March 2029	$220,066.73
November 2025	$13,030,003.53	April 2029	$175,538.36
December 2025	$12,229,923.50	May 2029	$147,308.86
January 2026	$11,392,718.43	June 2029	$119,227.23
February 2026	$10,671,174.37	July 2029	$96,166.11
March 2026	$9,975,347.59	August 2029	$74,418.30
April 2026	$9,133,783.83	September 2029	$59,385.86
May 2026	$8,512,174.52	October 2029	$46,228.15
June 2026	$7,865,113.48	November 2029	$35,718.68
July 2026	$7,308,472.43	December 2029	$28,383.41
August 2026	$6,738,342.30	January 2030	$21,288.21
September 2026	$6,246,478.25	February 2030	$16,692.84
October 2026	$5,777,293.94	March 2030	$12,514.01
November 2026	$5,291,586.72	April 2030	$8,109.58
December 2026	$4,874,979.54	May 2030	$5,125.24
January 2027	$4,449,207.08	June 2030	$3,018.08
February 2027	$4,097,840.18	July 2030	$1,982.85
March 2027	$3,762,128.82	August 2030	$1,251.74
April 2027	$3,356,353.04	September 2030	$784.86
May 2027	$3,074,073.93	October 2030	$424.37
June 2027	$2,776,197.21	November 2030	$186.22
July 2027	$2,532,631.43	December 2030	$84.01
August 2027	$2,280,788.73	January 2031	$0.00

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered Notes to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered Notes may hold those Notes through any of DTC, Clearstream or Euroclear.  The globally-offered Notes will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Notes through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered Notes through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered Notes will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Description of the Notes—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered Notes holding Notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the Notes through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for United States federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing IRS Form W-8ECI.

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for United States federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing IRS Form W‑9.

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  IRS Form W-8BEN, W-8BEN-E and W-8ECI are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either IRS Form W-8BEN, W-8BEN-E or W-8ECI changes, a new IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable, must be filed within 30 days of such change.  IRS Form W-8BEN, W-8BEN-E and W-8ECI may be filed by the beneficial owner of a security or its agent.

A-I-1

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered Notes.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered Notes.  The information contained in this Annex I is an integral part of the prospectus to which it is attached.

A-I-2

APPENDIX A

Static Pool Information for Prior Securitizations

This Appendix A sets forth in tabular format static pool information relating to prior securitizations of trucking and transportation equipment receivables sponsored by DTFS USA, or for transactions prior to 2022, initially sponsored by MBFS USA as DTFS USA’s predecessor as described under “DTFS USA— Spin-Off of Daimler Trucks and Buses”.  The information in this Appendix A consists of summary information about the original characteristics of the prior pools and prepayment, delinquency and loss data as well as graphical presentation of the data.  The securitized transactions from prior to 2022 include receivables financing commercial Mercedes-Benz van sales which are not included in the DTRT 2023-1 or DTRT 2024-1 transaction since that segment was not included in the spin-off of DTFS USA.  In addition, because changes are regularly implemented to various aspects of the applicable origination, purchasing and underwriting policies, the policies used to originate the prior securitized pools included in this Appendix A differ somewhat from those used to originate the pool of Receivables securitized in the current offering.  However, the prior pools are generally comparable since these changes have not been substantial and the receivables in the prior pools were originated under the same general underwriting and purchasing policy framework as the Receivables securitized in the current offering.  Nevertheless, prepayments, delinquencies and losses for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in this Appendix A for prior securitized pools of receivables, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations shown in this Appendix A.

Daimler Trucks Retail Trust 2018-1

Composition of the Receivables as of the Cutoff Date

Closing Date	March 28, 2018
Cutoff Date	January 31, 2018
Aggregate Principal Balance	$1,150,009,293
Number of Receivables	9,703
Number of Items of Equipment	19,866
Average Principal Balance	$118,521
Principal Balance (Range)	$1,476 to $8,893,982
Average Original Principal Balance	$188,317
Original Principal Balance (Range)	$10,048 to $9,984,447
Percentage of New Vehicles	87.89%
Percentage of Used Vehicles	12.11%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	9.94%
Weighted Average Contract Rate	5.00%
Contract Rate (Range)	1.00% to 19.25%
Weighted Average Original Term (1)	56.38 months
Original Term (Range)(1)	12 to 84 months
Weighted Average Remaining Term(2)	38.23 months
Remaining Term (Range)(2)	3 to 70 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance	100%

(1) Based on the number of monthly payments at origination.
(2) Based on the number of monthly payments remaining as of the Cutoff Date.

Daimler Trucks Retail Trust 2018-1

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	966	9.96%	$47,040,121.33	4.09%
13 months to 24 months	2,057	21.20	172,601,099.22	15.01
25 months to 36 months	2,536	26.14	291,083,831.22	25.31
37 months to 48 months	2,332	24.03	318,268,232.65	27.68
49 months to 60 months	1,547	15.94	283,123,548.15	24.62
61 months to 72 months	265	2.73	37,892,460.13	3.29
Total	9,703	100.00%	$1,150,009,292.70	100.00%

(1) Based on the number of monthly payments remaining as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date
(Top Five States Based on Percentage of Cutoff Date Pool Balance)

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Texas	1,105	11.39%	$98,171,611.88	8.54%
California	1,180	12.16	94,394,735.76	8.21
Tennessee	259	2.67	82,254,191.24	7.15
Illinois	558	5.75	80,874,824.87	7.03
Georgia	372	3.83	54,867,224.86	4.77
Total	3,474	35.80%	$410,562,588.61	35.70%

(1) Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2) Percentages may not add to total due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	12	0.12%	$19,855,680.76	1.73%
Obligor 2	44	0.45	18,259,885.55	1.59
Obligor 3	219	2.26	17,848,079.99	1.55
Obligor 4	12	0.12	16,014,597.45	1.39
Obligor 5	5	0.05	15,664,004.64	1.36
Obligor 6	32	0.33	14,224,468.60	1.24
Obligor 7	8	0.08	12,596,750.46	1.10
Obligor 8	2	0.02	11,768,804.57	1.02
Obligor 9	12	0.12	11,275,542.15	0.98
Obligor 10	7	0.07	10,986,030.20	0.96
Obligor 11	4	0.04	10,945,893.75	0.95
Obligor 12	7	0.07	10,284,769.87	0.89
Obligor 13	3	0.03	10,090,219.37	0.88
Obligor 14	23	0.24	9,976,849.53	0.87
Obligor 15	84	0.87	9,514,571.91	0.83
Obligor 16	13	0.13	9,284,206.27	0.81
Obligor 17	28	0.29	9,229,843.07	0.80
Obligor 18	14	0.14	8,187,009.60	0.71
Obligor 19	8	0.08	8,000,161.18	0.70
Obligor 20	5	0.05	7,299,314.57	0.63
Other	9,161	94.41	908,702,609.21	79.02
Total	9,703	100.00%	$1,150,009,292.70	100.00%

(1) Percentages may not add to 100.00% due to rounding.

Daimler Trucks Retail Trust 2018-1

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	1,515	15.61%	$143,817,463.96	12.51%
2	2,110	21.75	284,263,300.39	24.72
3	1,561	16.09	289,170,886.00	25.15
4	1,507	15.53	189,858,526.64	16.51
5	1,256	12.94	139,020,789.94	12.09
6	639	6.59	51,577,969.95	4.49
7	444	4.58	24,083,778.00	2.09
8	438	4.51	19,387,728.50	1.69
9	195	2.01	7,896,585.07	0.69
10	38	0.39	932,264.25	0.08
Total	9,703	100.00%	$1,150,009,292.70	100.00%

(1) Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	2,716	27.99%	$749,325,560.71	65.16%
Small Business	6,400	65.96	331,585,438.16	28.83
Pledgeline Customer	587	6.05	69,098,293.83	6.01
Total	9,703	100.00%	$1,150,009,292.70	100.00%

(1) Percentages may not add to 100.00% due to rounding.

DTRT 2018-1

Prepayment Information

Set forth below is prepayment information relating to the installment sales contracts and loans owned by Daimler Trucks Retail Trust 2018-1 (“DTRT 2018-1”). The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1) Prepayments are based on a constant prepayment rate (“CPR”). For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

DTRT 2018-1

	Payment Date	Planned Pool Amortization Based On 15% CPR in $	Pool Factor	Actual Amortization in $	Pool Factor
	Closing Date	1,150,009,292.70	1.00	1,150,009,292.70	1.00
1	16-Apr-18	1,059,391,559.16	0.92	1,066,552,849.35	0.93
2	15-May-18	1,016,105,001.48	0.88	1,028,435,009.56	0.89
3	15-Jun-18	973,557,265.91	0.85	990,663,796.90	0.86
4	16-Jul-18	929,844,896.58	0.81	945,698,063.45	0.82
5	15-Aug-18	886,091,716.62	0.77	908,098,240.82	0.79
6	17-Sep-18	845,917,083.91	0.74	871,475,594.53	0.76
7	15-Oct-18	803,901,319.58	0.70	837,229,429.05	0.73
8	15-Nov-18	765,997,168.40	0.67	798,055,989.77	0.69
9	17-Dec-18	729,412,731.88	0.63	767,279,919.68	0.67
10	15-Jan-19	694,190,065.11	0.60	731,181,575.90	0.64
11	15-Feb-19	659,478,331.72	0.57	698,657,174.40	0.61
12	15-Mar-19	625,676,040.09	0.54	668,555,223.97	0.58
13	15-Apr-19	592,972,031.89	0.52	639,077,943.05	0.56
14	15-May-19	561,275,829.25	0.49	605,577,272.73	0.53
15	17-Jun-19	531,044,791.45	0.46	574,000,019.19	0.50
16	15-Jul-19	501,898,469.53	0.44	545,072,090.45	0.47
17	15-Aug-19	472,594,544.57	0.41	511,768,442.21	0.45
18	16-Sep-19	440,867,289.30	0.38	475,762,516.23	0.41
19	15-Oct-19	412,646,057.31	0.36	448,450,192.39	0.39
20	15-Nov-19	384,358,748.43	0.33	416,898,196.42	0.36
21	16-Dec-19	360,654,323.49	0.31	392,630,334.38	0.34
22	15-Jan-20	336,136,966.98	0.29	367,702,131.03	0.32
23	17-Feb-20	314,072,625.94	0.27	343,550,388.02	0.30
24	16-Mar-20	293,410,704.66	0.26	321,929,267.65	0.28
25	15-Apr-20	273,281,566.81	0.24	297,718,210.77	0.26
26	15-May-20	253,311,133.94	0.22	278,442,420.52	0.24
27	15-Jun-20	234,760,287.67	0.20	262,065,525.94	0.23
28	15-Jul-20	217,724,167.73	0.19	247,813,373.43	0.22
29	17-Aug-20	200,513,222.73	0.17	230,484,845.55	0.20
30	15-Sep-20	184,041,659.58	0.16	208,529,833.88	0.18
31	15-Oct-20	169,812,337.76	0.15	192,397,916.51	0.17
32	16-Nov-20	156,801,199.72	0.14	177,239,606.13	0.15
33	15-Dec-20	142,115,101.31	0.12	159,410,222.69	0.14	(1)

(1)
The Servicer exercised its option to purchase the receivables on the first payment date on which the aggregate principal amount of the 2018-1 Notes was 5% or less of the aggregate principal amount of the 2018-1 Notes as of the closing date.

DTRT 2018-1

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the installment sales contracts and loans owned by DTRT 2018-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

Collection Period	Planned Pool Amortization Based on 0% CPR	Actual Amortization	Survival Factor(1)	Lifetime CPR(2)
Jan-18	1,150,009,292.70	1,150,009,292.70	1.0000
Mar-18	1,088,478,914.97	1,066,552,849.35	0.9799	11.49%
Apr-18	1,058,239,230.97	1,028,435,009.56	0.9718	10.80%
May-18	1,027,752,465.13	990,663,796.90	0.9639	10.44%
Jun-18	994,991,321.48	945,698,063.45	0.9505	11.48%
Jul-18	961,101,408.78	908,098,240.82	0.9449	10.73%
Aug-18	930,036,705.93	871,475,594.53	0.9370	10.55%
Sep-18	895,894,336.32	837,229,429.05	0.9345	9.66%
Oct-18	865,292,560.74	798,055,989.77	0.9223	10.22%
Nov-18	835,200,799.81	767,279,919.68	0.9187	9.68%
Dec-18	805,708,067.22	731,181,575.90	0.9075	10.05%
Jan-19	775,856,860.85	698,657,174.40	0.9005	9.95%
Feb-19	746,126,310.52	668,555,223.97	0.8960	9.64%
Mar-19	716,768,311.12	639,077,943.05	0.8916	9.37%
Apr-19	687,705,793.54	605,577,272.73	0.8806	9.67%
May-19	659,537,133.89	574,000,019.19	0.8703	9.89%
Jun-19	631,837,978.04	545,072,090.45	0.8627	9.90%
Jul-19	603,059,711.27	511,768,442.21	0.8486	10.37%
Aug-19	570,244,683.06	475,762,516.23	0.8343	10.81%
Sep-19	541,019,381.71	448,450,192.39	0.8289	10.65%
Oct-19	510,803,248.50	416,898,196.42	0.8162	10.96%
Nov-19	485,836,096.82	392,630,334.38	0.8082	10.97%
Dec-19	458,983,073.10	367,702,131.03	0.8011	10.92%
Jan-20	434,702,596.45	343,550,388.02	0.7903	11.10%
Feb-20	411,642,170.20	321,929,267.65	0.7821	11.13%
Mar-20	388,629,711.25	297,718,210.77	0.7661	11.57%
Apr-20	365,141,921.10	278,442,420.52	0.7626	11.35%
May-20	343,015,548.33	262,065,525.94	0.7640	10.90%
Jun-20	322,461,276.33	247,813,373.43	0.7685	10.32%
Jul-20	301,020,243.63	230,484,845.55	0.7657	10.13%
Aug-20	280,059,676.44	208,529,833.88	0.7446	10.79%
Sep-20	261,930,118.21	192,397,916.51	0.7345	10.93%
Oct-20	245,158,714.55	177,239,606.13	0.7230	11.13%
Nov-20	225,226,734.15	159,410,222.69	0.7078	11.48%

(1) The Survival Factor is calculated as Actual Amortization divided by Planned Pool Amortization Based on 0% CPR for the related collection period.

(2) Lifetime CPR is calculated as the percentage equivalent of 1 minus the result of the Survival Factor raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of months elapsed from the cut-off date to the end of such collection period.

DTRT 2018-1

Delinquency Experience

Set forth below is delinquency information relating to the installment sales contracts and loans owned by DTRT 2018-1 presented on a monthly basis.

Collection Period	Ending Pool Balance in $	31-60 Days Delinquent in $(1)	31-60 Days Number of Receivables	% of the Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Number of Receivables	% of Ending Pool Balance		Over 120 Days Delinquent in $	Over 120 Days Number of Receivables	% of Ending Pool Balance
Jan-18	1,150,009,292.70	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%		0.00	0	0.00%
Mar-18	1,066,552,849.35	2,095,581.04	37	0.20%	243,730.16	4	0.02%	0.00	0	0.00%		0.00	0	0.00%
Apr-18	1,028,435,009.56	1,689,815.36	33	0.16%	350,349.96	7	0.03%	18,847.86	1	0.00	%(2)	0.00	0	0.00%
May-18	990,663,796.90	1,342,071.13	25	0.14%	257,886.12	9	0.03%	91,638.99	2	0.01%		0.00	0	0.00%
Jun-18	945,698,063.45	3,022,957.18	36	0.32%	339,193.03	5	0.04%	68,639.83	3	0.01%		0.00	0	0.00%
Jul-18	908,098,240.82	3,227,054.34	39	0.36%	570,535.48	8	0.06%	242,465.00	3	0.03%		0.00	0	0.00%
Aug-18	871,475,594.53	1,565,108.09	33	0.18%	335,640.00	9	0.04%	89,802.63	2	0.01%		0.00	0	0.00%
Sep-18	837,229,429.05	2,635,227.49	54	0.31%	388,298.69	11	0.05%	216,091.19	6	0.03%		0.00	0	0.00%
Oct-18	798,055,989.77	2,594,079.32	59	0.33%	413,509.43	10	0.05%	82,033.90	4	0.01%		0.00	0	0.00%
Nov-18	767,279,919.68	4,399,818.82	65	0.57%	591,675.96	13	0.08%	189,539.77	5	0.02%		0.00	0	0.00%
Dec-18	731,181,575.90	6,919,016.11	84	0.95%	2,176,462.78	20	0.30%	36,637.01	1	0.01%		0.00	0	0.00%
Jan-19	698,657,174.40	3,904,744.52	67	0.56%	1,688,916.79	30	0.24%	337,020.60	8	0.05%		0.00	0	0.00%
Feb-19	668,555,223.97	8,162,302.89	86	1.22%	1,546,564.74	25	0.23%	591,557.73	9	0.09%		0.00	0	0.00%
Mar-19	639,077,943.05	7,783,034.99	66	1.22%	996,746.49	23	0.16%	494,823.94	9	0.08%		0.00	0	0.00%
Apr-19	605,577,272.73	8,738,849.32	90	1.44%	2,637,260.98	16	0.44%	402,305.62	10	0.07%		0.00	0	0.00%
May-19	574,000,019.19	3,777,925.12	78	0.66%	5,518,279.07	23	0.96%	794,498.45	5	0.14%		0.00	0	0.00%
Jun-19	545,072,090.45	3,887,539.68	73	0.71%	5,270,490.19	23	0.97%	509,065.18	11	0.09%		0.00	0	0.00%
Jul-19	511,768,442.21	4,835,406.97	83	0.94%	1,798,287.99	14	0.35%	3,280,467.44	11	0.64%		0.00	0	0.00%
Aug-19	475,762,516.23	5,853,946.41	71	1.23%	1,215,083.53	26	0.26%	1,316,306.54	5	0.28%		0.00	0	0.00%
Sep-19	448,450,192.39	4,962,892.82	78	1.11%	1,861,342.39	22	0.42%	1,824,817.95	11	0.41%		0.00	0	0.00%
Oct-19	416,898,196.42	5,917,936.44	86	1.42%	1,782,200.02	19	0.43%	2,070,563.92	12	0.50%		0.00	0	0.00%
Nov-19	392,630,334.38	3,751,748.65	68	0.96%	2,343,699.33	27	0.60%	486,710.79	7	0.12%		0.00	0	0.00%
Dec-19	367,702,131.03	4,411,047.63	74	1.20%	2,266,041.48	24	0.62%	380,830.36	11	0.10%		0.00	0	0.00%
Jan-20	343,550,388.02	4,146,811.92	72	1.21%	1,391,076.67	28	0.40%	493,191.27	10	0.14%		0.00	0	0.00%
Feb-20	321,929,267.65	4,477,765.27	71	1.39%	2,263,265.94	30	0.70%	445,042.71	11	0.14%		0.00	0	0.00%
Mar-20	297,718,210.77	5,717,466.24	104	1.92%	1,791,749.16	29	0.60%	1,292,558.29	16	0.43%		0.00	0	0.00%
Apr-20	278,442,420.52	4,459,423.30	71	1.60%	2,253,514.17	38	0.81%	889,751.11	16	0.32%		0.00	0	0.00%
May-20	262,065,525.94	2,315,914.39	31	0.88%	732,648.15	24	0.28%	976,102.16	20	0.37%		0.00	0	0.00%
Jun-20	247,813,373.43	2,086,033.91	36	0.84%	955,516.26	15	0.39%	85,788.50	7	0.03%		0.00	0	0.00%
Jul-20	230,484,845.55	1,385,666.02	44	0.60%	2,036,596.78	23	0.88%	56,699.45	4	0.02%		0.00	0	0.00%
Aug-20	208,529,833.88	1,691,991.96	41	0.81%	988,602.26	14	0.47%	73,347.45	2	0.04%		0.00	0	0.00%
Sep-20	192,397,916.51	2,251,151.00	40	1.17%	654,193.84	16	0.34%	259,294.78	5	0.13%		0.00	0	0.00%
Oct-20	177,239,606.13	1,784,303.59	37	1.01%	1,228,241.29	15	0.69%	209,069.05	8	0.12%		0.00	0	0.00%
Nov-20	159,410,222.69	1,490,039.13	33	0.93%	762,854.89	12	0.48%	124,761.10	4	0.08%		0.00	0	0.00%

(1) A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.
(2) Represents an amount less than 0.005% and greater than 0.00%.

DTRT 2018-1

Loss Experience

Set forth below is loss information relating to the installment sales contracts and loans owned by DTRT 2018-1 presented on a monthly basis.

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Mar-18	1,612,758.67	1,318,699.91	294,058.76	0.026%
Apr-18	1,454,164.09	933,454.51	520,709.58	0.071%
May-18	1,260,888.10	1,196,890.19	63,997.91	0.076%
Jun-18	727,286.75	735,433.95	(8,147.20)	0.076%
Jul-18	650,404.24	459,713.00	190,691.24	0.092%
Aug-18	1,143,609.90	432,570.43	711,039.47	0.154%
Sep-18	915,681.95	890,582.79	25,099.16	0.156%
Oct-18	903,426.96	779,814.21	123,612.75	0.167%
Nov-18	719,470.10	600,541.77	118,928.33	0.177%
Dec-18	2,022,472.80	684,251.71	1,338,221.09	0.294%
Jan-19	1,115,009.23	588,147.96	526,861.27	0.340%
Feb-19	1,031,447.84	1,552,951.26	(521,503.42)	0.294%
Mar-19	1,212,216.61	754,497.31	457,719.30	0.334%
Apr-19	1,202,373.31	667,254.17	535,119.14	0.381%
May-19	1,584,352.29	1,151,572.77	432,779.52	0.418%
Jun-19	1,523,453.27	1,138,611.48	384,841.79	0.452%
Jul-19	1,154,033.58	541,199.06	612,834.52	0.505%
Aug-19	4,220,290.11	804,191.27	3,416,098.84	0.802%
Sep-19	996,418.30	339,403.34	657,014.96	0.859%
Oct-19	1,186,923.37	565,256.75	621,666.62	0.913%
Nov-19	1,287,340.03	366,359.73	920,980.30	0.993%
Dec-19	1,598,545.85	675,500.23	923,045.62	1.074%
Jan-20	701,107.39	620,203.56	80,903.83	1.081%
Feb-20	821,464.50	1,841,364.54	(1,019,900.04)	0.992%
Mar-20	657,861.45	382,933.59	274,927.86	1.016%
Apr-20	1,555,673.36	230,472.60	1,325,200.76	1.131%
May-20	926,150.75	598,394.67	327,756.08	1.160%
Jun-20	759,840.95	532,173.93	227,667.02	1.179%
Jul-20	247,068.92	271,314.90	(24,245.98)	1.177%
Aug-20	421,272.23	487,135.91	(65,863.68)	1.171%
Sep-20	352,990.11	278,824.95	74,165.16	1.178%
Oct-20	137,913.17	353,613.57	(215,700.40)	1.159%
Nov-20	315,891.35	245,067.07	70,824.28	1.165%

Daimler Trucks Retail Trust 2019-1

Composition of the Receivables as of the Cutoff Date

Closing Date	April 17, 2019
Cutoff Date	February 28, 2019
Aggregate Principal Balance	$1,360,003,776
Number of Receivables	10,246
Number of Items of Equipment	20,063
Average Principal Balance	$132,735
Principal Balance (Range)	$2,016 to $10,585,750
Average Original Principal Balance	$196,093
Original Principal Balance (Range)	$10,008 to $15,900,138
Percentage of New Vehicles	87.66%
Percentage of Used Vehicles	12.34%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	7.40%
Weighted Average Contract Rate	5.52%
Contract Rate (Range)	1.00% to 20.75%
Weighted Average Original Term (1)	55.43 months
Original Term (Range)(1)	12 to 84 months
Weighted Average Remaining Term(2)	40.48 months
Remaining Term (Range)(2)	4 to 69 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance	100%

(1) Based on the number of monthly payments at origination.
(2) Based on the number of monthly payments remaining as of the Cutoff Date.

Daimler Trucks Retail Trust 2019-1

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	913	8.91%	$44,562,660.81	3.28%
13 months to 24 months	1,879	18.34	147,394,457.96	10.84
25 months to 36 months	2,593	25.31	296,464,566.02	21.80
37 months to 48 months	2,650	25.86	420,705,934.03	30.93
49 months to 60 months	1,987	19.39	410,960,441.24	30.22
61 months to 72 months	224	2.19	39,915,715.62	2.93
Total	10,246	100.00%	$1,360,003,775.68	100.00%

(1) Based on the number of monthly payments remaining as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date
(Top Five States Based on Percentage of Cutoff Date Pool Balance)

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Illinois	687	6.71%	$133,690,267.13	9.83%
Texas	1,214	11.85	121,411,266.38	8.93
California	1,215	11.86	113,809,436.45	8.37
Tennessee	212	2.07	85,034,398.20	6.25
Iowa	143	1.40	59,195,259.26	4.35
Total	3,471	33.88%	$513,140,627.42	37.73%

(1) Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2) Percentages may not add to total due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	247	2.41%	$27,191,070.59	2.00%
Obligor 2	5	0.05	27,058,506.32	1.99
Obligor 3	178	1.74	26,882,492.73	1.98
Obligor 4	8	0.08	22,427,148.47	1.65
Obligor 5	34	0.33	19,883,315.15	1.46
Obligor 6	4	0.04	18,775,357.95	1.38
Obligor 7	19	0.19	16,399,176.01	1.21
Obligor 8	10	0.10	14,388,623.07	1.06
Obligor 9	19	0.19	11,375,576.81	0.84
Obligor 10	8	0.08	10,865,550.05	0.80
Obligor 11	10	0.10	10,506,491.51	0.77
Obligor 12	9	0.09	10,403,602.02	0.76
Obligor 13	36	0.35	10,012,698.84	0.74
Obligor 14	29	0.28	9,823,803.27	0.72
Obligor 15	4	0.04	9,386,072.41	0.69
Obligor 16	67	0.65	8,358,889.97	0.61
Obligor 17	5	0.05	8,358,678.49	0.61
Obligor 18	5	0.05	8,243,414.90	0.61
Obligor 19	25	0.24	8,136,271.84	0.60
Obligor 20	14	0.14	7,645,474.87	0.56
Other	9,510	92.82	1,073,881,560.41	78.96
Total	10,246	100.00%	$1,360,003,775.68	100.00%

(1) Percentages may not add to 100.00% due to rounding.

Daimler Trucks Retail Trust 2019-1

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	2,431	23.73%	$267,269,197.70	19.65%
2	2,067	20.17	340,265,358.98	25.02
3	1,695	16.54	289,277,137.39	21.27
4	1,576	15.38	262,838,441.99	19.33
5	1,104	10.77	119,956,788.06	8.82
6	573	5.59	45,368,394.77	3.34
7	379	3.70	17,340,467.54	1.28
8	270	2.64	12,935,574.12	0.95
9	122	1.19	3,865,859.02	0.28
10	29	0.28	886,556.11	0.07
Total	10,246	100.00%	$1,360,003,775.68	100.00%

(1) Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	2,638	25.75%	$840,876,995.50	61.83%
Small Business	6,709	65.48	409,249,969.87	30.09
Pledgeline Business	899	8.77	109,876,810.31	8.08
Total	10,246	100.00%	$1,360,003,775.68	100.00%

(1) Percentages may not add to 100.00% due to rounding.

DTRT 2019-1

Prepayment Information

Set forth below is prepayment information relating to the installment sales contracts and loans owned by Daimler Trucks Retail Trust 2019-1 (“DTRT 2019-1”). The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1) Prepayments are based on a constant prepayment rate (“CPR”). For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

DTRT 2019-1

	Payment Date	Planned Pool Amortization Based On 15% CPR in $	Pool Factor	Actual Amortization in $	Pool Factor
	Closing Date	1,360,003,775.68	1.00	1,360,003,775.68	1.00
1	15-May-19	1,256,240,169.31	0.92	1,274,062,508.52	0.94
2	17-Jun-19	1,206,555,871.27	0.89	1,229,257,549.76	0.90
3	15-Jul-19	1,155,424,333.65	0.85	1,186,762,557.34	0.87
4	15-Aug-19	1,106,831,364.45	0.81	1,140,741,803.46	0.84
5	16-Sep-19	1,056,501,188.10	0.78	1,090,340,424.95	0.80
6	15-Oct-19	1,011,073,368.75	0.74	1,043,756,081.77	0.77
7	15-Nov-19	966,823,190.45	0.71	993,368,244.68	0.73
8	16-Dec-19	923,734,770.59	0.68	949,096,825.71	0.70
9	15-Jan-20	881,635,328.20	0.65	906,942,841.14	0.67
10	17-Feb-20	841,341,693.85	0.62	869,030,063.31	0.64
11	16-Mar-20	800,823,859.52	0.59	827,436,261.75	0.61
12	15-Apr-20	760,440,947.80	0.56	784,326,404.33	0.58
13	15-May-20	723,712,923.36	0.53	751,658,928.06	0.55
14	15-Jun-20	688,060,117.97	0.51	721,412,851.25	0.53
15	15-Jul-20	653,458,791.77	0.48	690,651,090.59	0.51
16	17-Aug-20	617,859,836.73	0.45	647,436,160.45	0.48
17	15-Sep-20	583,591,933.21	0.43	616,425,943.47	0.45
18	15-Oct-20	552,220,330.76	0.41	583,302,137.25	0.43
19	16-Nov-20	521,736,242.86	0.38	550,977,239.92	0.41
20	15-Dec-20	492,228,056.98	0.36	522,928,443.85	0.38
21	15-Jan-21	461,595,236.45	0.34	492,473,486.27	0.36
22	15-Feb-21	434,453,593.45	0.32	466,342,721.11	0.34
23	15-Mar-21	407,429,032.70	0.30	443,952,653.50	0.33
24	15-Apr-21	381,882,768.37	0.28	414,583,669.15	0.30
25	17-May-21	356,994,044.50	0.26	387,260,065.89	0.28
26	15-Jun-21	332,720,827.24	0.24	361,017,717.96	0.27
27	15-Jul-21	310,709,236.76	0.23	334,651,254.16	0.25
28	16-Aug-21	287,071,967.97	0.21	309,708,699.85	0.23
29	15-Sep-21	266,827,906.27	0.20	287,257,722.90	0.21
30	15-Oct-21	247,856,662.17	0.18	265,900,746.87	0.20
31	15-Nov-21	228,962,958.84	0.17	240,322,504.52	0.18
32	15-Dec-21	211,963,909.15	0.16	219,395,645.51	0.16
33	17-Jan-22	194,298,686.87	0.14	200,006,269.42	0.15
34	15-Feb-22	178,590,500.68	0.13	183,096,786.07	0.13
35	15-Mar-22	161,847,773.86	0.12	169,147,000.77	0.12	(1)

(1) The Servicer exercised its option to purchase the receivables on the first payment date on which the aggregate principal amount of the 2019-1 Notes was 5% or less of the aggregate principal amount of the 2019-1 Notes as of the closing date.

DTRT 2019-1

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the installment sales contracts and loans owned by DTRT 2019-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

Collection Period	Planned Pool Amortization Based on 0% CPR	Actual Amortization	Survival Factor(1)	Lifetime CPR(2)
Feb-19	1,360,003,775.68	1,360,003,775.68	1.0000
Apr-19	1,290,732,330.84	1,274,062,508.52	0.9871	7.50%
May-19	1,256,587,415.15	1,229,257,549.76	0.9783	8.42%
Jun-19	1,219,743,561.85	1,186,762,557.34	0.9730	7.89%
Jul-19	1,184,377,745.17	1,140,741,803.46	0.9632	8.62%
Aug-19	1,145,936,432.10	1,090,340,424.95	0.9515	9.47%
Sep-19	1,111,616,449.43	1,043,756,081.77	0.9390	10.24%
Oct-19	1,077,459,881.52	993,368,244.68	0.9220	11.48%
Nov-19	1,043,477,519.31	949,096,825.71	0.9096	11.87%
Dec-19	1,009,500,518.79	906,942,841.14	0.8984	12.06%
Jan-20	976,498,835.25	869,030,063.31	0.8899	11.94%
Feb-20	942,145,717.08	827,436,261.75	0.8782	12.18%
Mar-20	906,835,106.99	784,326,404.33	0.8649	12.54%
Apr-20	874,804,311.03	751,658,928.06	0.8592	12.19%
May-20	843,048,826.92	721,412,851.25	0.8557	11.72%
Jun-20	811,570,597.39	690,651,090.59	0.8510	11.40%
Jul-20	777,821,279.91	647,436,160.45	0.8324	12.15%
Aug-20	744,699,207.35	616,425,943.47	0.8278	11.84%
Sep-20	714,275,509.06	583,302,137.25	0.8166	12.01%
Oct-20	684,047,295.57	550,977,239.92	0.8055	12.17%
Nov-20	654,158,885.51	522,928,443.85	0.7994	12.01%
Dec-20	621,813,224.97	492,473,486.27	0.7920	11.94%
Jan-21	593,230,929.73	466,342,721.11	0.7861	11.80%
Feb-21	563,915,616.20	443,952,653.50	0.7873	11.27%
Mar-21	535,764,541.09	414,583,669.15	0.7738	11.58%
Apr-21	507,675,998.98	387,260,065.89	0.7628	11.75%
May-21	479,609,088.48	361,017,717.96	0.7527	11.86%
Jun-21	453,986,916.94	334,651,254.16	0.7371	12.25%
Jul-21	425,169,121.80	309,708,699.85	0.7284	12.29%
Aug-21	400,575,085.57	287,257,722.90	0.7171	12.45%
Sep-21	377,168,173.61	265,900,746.87	0.7050	12.66%
Oct-21	353,168,065.79	240,322,504.52	0.6805	13.44%
Nov-21	331,405,624.39	219,395,645.51	0.6620	13.93%
Dec-21	307,928,279.88	200,006,269.42	0.6495	14.13%
Jan-22	286,892,913.87	183,096,786.07	0.6382	14.27%
Feb-22	263,542,070.20	169,147,000.77	0.6418	13.74%

(1) The Survival Factor is calculated as Actual Amortization divided by Planned Pool Amortization Based on 0% CPR for the related collection period.

(2) Lifetime CPR is calculated as the percentage equivalent of 1 minus the result of the Survival Factor raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of months elapsed from the cut-off date to the end of such collection period.

DTRT 2019-1

Delinquency Experience

Set forth below is delinquency information relating to the installment sales contracts and loans owned by DTRT 2019-1 presented on a monthly basis.

Collection Period	Ending Pool Balance in $	31-60 Days Delinquent in $(1)	31-60 Days Number of Receivables	% of the Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Number of Receivables	% of Ending Pool Balance		Over 120 Days Delinquent in $	Over 120 Days Number of Receivables	% of Ending Pool Balance
Feb-19	1,360,003,775.68	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%		0.00	0	0.00%
Apr-19	1,274,062,508.52	3,570,319.88	40	0.28%	587,627.04	11	0.05%	23,192.09	1	0.00	%(2)	0.00	0	0.00%
May-19	1,229,257,549.76	4,017,374.25	57	0.33%	380,225.51	7	0.03%	222,127.48	5	0.02%		0.00	0	0.00%
Jun-19	1,186,762,557.34	6,771,603.95	48	0.57%	303,887.19	7	0.03%	155,695.56	4	0.01%		0.00	0	0.00%
Jul-19	1,140,741,803.46	8,275,175.41	77	0.73%	835,458.11	12	0.07%	149,736.94	4	0.01%		0.00	0	0.00%
Aug-19	1,090,340,424.95	8,323,798.54	83	0.76%	1,657,795.86	24	0.15%	209,656.49	5	0.02%		0.00	0	0.00%
Sep-19	1,043,756,081.77	8,473,311.95	77	0.81%	2,713,345.85	34	0.26%	712,418.60	15	0.07%		0.00	0	0.00%
Oct-19	993,368,244.68	6,499,195.46	80	0.65%	3,945,097.36	20	0.40%	1,353,449.25	16	0.14%		0.00	0	0.00%
Nov-19	949,096,825.71	7,056,759.33	95	0.74%	4,337,025.43	22	0.46%	654,213.53	9	0.07%		0.00	0	0.00%
Dec-19	906,942,841.14	8,234,233.14	125	0.91%	4,972,211.93	27	0.55%	349,912.58	8	0.04%		0.00	0	0.00%
Jan-20	869,030,063.31	7,695,483.19	105	0.89%	5,898,691.54	43	0.68%	1,227,964.09	13	0.14%		0.00	0	0.00%
Feb-20	827,436,261.75	8,276,193.46	110	1.00%	5,944,587.59	43	0.72%	834,812.48	16	0.10%		0.00	0	0.00%
Mar-20	784,326,404.33	11,207,064.06	150	1.43%	4,953,858.40	40	0.63%	1,598,735.59	15	0.20%		0.00	0	0.00%
Apr-20	751,658,928.06	10,869,579.69	115	1.45%	5,743,615.33	57	0.76%	1,241,584.66	25	0.17%		0.00	0	0.00%
May-20	721,412,851.25	2,643,282.69	57	0.37%	2,371,094.38	27	0.33%	2,176,345.49	30	0.30%		0.00	0	0.00%
Jun-20	690,651,090.59	2,711,179.69	39	0.39%	1,210,957.13	24	0.18%	1,406,776.13	16	0.20%		0.00	0	0.00%
Jul-20	647,436,160.45	2,786,069.40	55	0.43%	1,349,465.83	22	0.21%	1,629,250.56	13	0.25%		0.00	0	0.00%
Aug-20	616,425,943.47	3,770,815.07	65	0.61%	1,634,310.11	25	0.27%	398,628.77	6	0.06%		0.00	0	0.00%
Sep-20	583,302,137.25	2,168,337.59	47	0.37%	2,471,087.65	32	0.42%	905,072.59	13	0.16%		0.00	0	0.00%
Oct-20	550,977,239.92	2,007,221.41	47	0.36%	910,527.87	17	0.17%	1,613,448.40	17	0.29%		0.00	0	0.00%
Nov-20	522,928,443.85	3,290,564.16	73	0.63%	498,934.05	11	0.10%	329,634.62	8	0.06%		0.00	0	0.00%
Dec-20	492,473,486.27	5,316,550.98	56	1.08%	750,458.78	19	0.15%	183,241.30	2	0.04%		0.00	0	0.00%
Jan-21	466,342,721.11	1,869,327.10	52	0.40%	1,781,696.37	23	0.38%	78,120.86	4	0.02%		0.00	0	0.00%
Feb-21	443,952,653.50	2,113,346.62	53	0.48%	576,614.59	13	0.13%	414,087.47	9	0.09%		0.00	0	0.00%
Mar-21	414,583,669.15	1,083,944.83	35	0.26%	221,401.27	8	0.05%	99,399.78	4	0.02%		0.00	0	0.00%
Apr-21	387,260,065.89	1,246,024.47	39	0.32%	278,260.50	10	0.07%	15,549.58	1	0.00%		0.00	0	0.00%
May-21	361,017,717.96	1,307,445.39	37	0.36%	358,492.52	11	0.10%	107,960.24	4	0.03%		0.00	0	0.00%
Jun-21	334,651,254.16	467,117.35	18	0.14%	725,579.76	15	0.22%	151,127.34	3	0.05%		0.00	0	0.00%
Jul-21	309,708,699.85	935,600.63	18	0.30%	220,926.73	6	0.07%	34,645.88	2	0.01%		0.00	0	0.00%
Aug-21	287,257,722.90	624,957.71	21	0.22%	49,451.62	4	0.02%	20,909.41	2	0.01%		0.00	0	0.00%
Sep-21	265,900,746.87	597,077.49	21	0.22%	181,384.07	5	0.07%	13,574.12	1	0.01%		0.00	0	0.00%
Oct-21	240,322,504.52	217,772.45	14	0.09%	168,565.82	7	0.07%	35,192.05	3	0.01%		0.00	0	0.00%
Nov-21	219,395,645.51	455,700.00	21	0.21%	34,213.61	3	0.02%	138,058.63	4	0.06%		0.00	0	0.00%
Dec-21	200,006,269.42	613,809.42	24	0.31%	114,666.07	7	0.06%	14,333.86	2	0.01%		0.00	0	0.00%
Jan-22	183,096,786.07	353,741.28	15	0.19%	475,606.36	12	0.26%	21,439.24	2	0.01%		0.00	0	0.00%
Feb-22	169,147,000.77	522,212.89	16	0.31%	141,300.61	7	0.08%	121,246.03	4	0.07%		0.00	0	0.00%

(1) A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.
(2) Represents an amount less than 0.005% and greater than 0.00%.

DTRT 2019-1

Loss Experience

Set forth below is loss information relating to the installment sales contracts and loans owned by DTRT 2019-1 presented on a monthly basis.

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Apr-19	1,846,152.30	1,335,323.35	510,828.95	0.038%
May-19	2,393,984.54	553,987.29	1,839,997.25	0.173%
Jun-19	1,123,535.54	1,259,901.89	(136,366.35)	0.163%
Jul-19	2,090,331.29	1,295,251.00	795,080.29	0.221%
Aug-19	1,904,833.22	631,508.08	1,273,325.14	0.315%
Sep-19	1,876,854.03	605,576.78	1,271,277.25	0.408%
Oct-19	2,180,337.74	1,266,647.48	913,690.26	0.476%
Nov-19	2,077,282.58	981,737.87	1,095,544.71	0.556%
Dec-19	1,472,452.81	862,032.94	610,419.87	0.601%
Jan-20	1,645,631.98	1,050,443.08	595,188.90	0.645%
Feb-20	2,512,664.95	1,565,237.80	947,427.15	0.714%
Mar-20	2,440,853.84	523,502.01	1,917,351.83	0.855%
Apr-20	2,703,845.48	761,280.50	1,942,564.98	0.998%
May-20	1,769,921.42	1,211,651.26	558,270.16	1.039%
Jun-20	1,622,800.97	627,127.31	995,673.66	1.113%
Jul-20	1,209,464.21	1,129,646.68	79,817.53	1.118%
Aug-20	1,274,898.71	752,486.86	522,411.85	1.157%
Sep-20	683,787.69	1,225,463.72	(541,676.03)	1.117%
Oct-20	1,536,074.07	880,016.98	656,057.09	1.165%
Nov-20	2,559,827.27	467,960.77	2,091,866.50	1.319%
Dec-20	625,500.30	943,998.89	(318,498.59)	1.296%
Jan-21	549,954.57	798,931.10	(248,976.53)	1.277%
Feb-21	249,895.65	805,305.09	(555,409.44)	1.236%
Mar-21	1,046,210.45	689,942.57	356,267.88	1.263%
Apr-21	185,700.69	405,923.40	(220,222.71)	1.246%
May-21	391,083.43	550,414.98	(159,331.55)	1.235%
Jun-21	325,222.92	769,571.20	(444,348.28)	1.202%
Jul-21	763,723.98	924,876.83	(161,152.85)	1.190%
Aug-21	196,226.15	462,601.23	(266,375.08)	1.171%
Sep-21	310,652.51	668,710.04	(358,057.53)	1.144%
Oct-21	214,700.07	1,058,445.46	(843,745.39)	1.082%
Nov-21	162,107.37	384,001.90	(221,894.53)	1.066%
Dec-21	243,716.50	294,204.33	(50,487.83)	1.062%
Jan-22	60,306.94	233,536.98	(173,230.04)	1.050%
Feb-22	73,050.73	263,275.85	(190,225.12)	1.036%

Daimler Trucks Retail Trust 2020-1

Composition of the Receivables as of the Cutoff Date

Closing Date	March 18, 2020
Cutoff Date	January 31, 2020
Aggregate Principal Balance	$1,100,005,605
Number of Receivables	7,952
Number of Items of Equipment	16,105
Average Principal Balance	$138,331
Principal Balance (Range)	$2,018 to $4,613,864
Average Original Principal Balance	$197,737
Original Principal Balance (Range)	$11,125 to $6,977,088
Percentage of New Vehicles	87.58%
Percentage of Used Vehicles	12.42%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	7.61%
Weighted Average Contract Rate	5.51%
Contract Rate (Range)	1.00% to 19.25%
Weighted Average Original Term (1)	56.42 months
Original Term (Range)(1)	12 to 85 months
Weighted Average Remaining Term(2)	42.36 months
Remaining Term (Range)(2)	3 to 82 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance	100%

(1) Based on the number of monthly payments at origination.
(2) Based on the number of monthly payments remaining as of the Cutoff Date.

Daimler Trucks Retail Trust 2020-1

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	567	7.13%	$29,664,591.51	2.70%
13 months to 24 months	1,215	15.28	96,872,730.08	8.81
25 months to 36 months	1,986	24.97	228,522,773.58	20.77
37 months to 48 months	2,168	27.26	344,076,322.40	31.28
49 months to 60 months	1,639	20.61	317,883,056.31	28.90
61 months to 72 months	352	4.43	70,188,137.85	6.38
73 months to 84 months	25	0.31	12,797,993.38	1.16
Total	7,952	100.00%	$1,100,005,605.11	100.00%

(1) Based on the number of monthly payments remaining as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date

(Top Five States Based on Percentage of Cutoff Date Pool Balance)

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Illinois	498	6.26%	$116,958,144.32	10.63%
California	1,245	15.66	93,104,638.90	8.46
Texas	783	9.85	81,432,742.97	7.40
Tennessee	191	2.40	69,510,252.88	6.32
Arkansas	94	1.18	42,010,641.00	3.82
Total	2,811	35.35%	$403,016,420.07	36.63%

(1) Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2) Percentages may not add to total due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	350	4.40%	$21,992,786.31	2.00%
Obligor 2	261	3.28	21,985,488.29	2.00
Obligor 3	156	1.96	21,981,949.99	2.00
Obligor 4	8	0.10	21,961,325.95	2.00
Obligor 5	37	0.47	21,772,434.25	1.98
Obligor 6	45	0.57	20,445,272.26	1.86
Obligor 7	10	0.13	18,736,658.85	1.70
Obligor 8	24	0.30	13,104,578.98	1.19
Obligor 9	5	0.06	11,148,959.43	1.01
Obligor 10	12	0.15	10,531,179.85	0.96
Obligor 11	4	0.05	9,920,430.83	0.90
Obligor 12	12	0.15	9,476,932.18	0.86
Obligor 13	25	0.31	8,960,923.33	0.81
Obligor 14	8	0.10	8,071,955.48	0.73
Obligor 15	15	0.19	7,302,793.10	0.66
Obligor 16	6	0.08	7,135,173.78	0.65
Obligor 17	63	0.79	7,007,348.18	0.64
Obligor 18	7	0.09	6,975,875.95	0.63
Obligor 19	2	0.03	6,635,937.04	0.60
Obligor 20	8	0.10	6,416,138.99	0.58
Other	6,894	86.70	838,441,462.09	76.22
Total	7,952	100.00%	$1,100,005,605.11	100.00%

(1) Percentages may not add to 100.00% due to rounding.

Daimler Trucks Retail Trust 2020-1

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	2,917	36.68%	$276,241,814.02	25.11%
2	1,435	18.05	262,902,933.46	23.90
3	1,323	16.64	248,982,583.02	22.63
4	1,097	13.80	193,076,631.79	17.55
5	619	7.78	74,537,324.01	6.78
6	306	3.85	33,900,290.89	3.08
7	152	1.91	6,836,422.98	0.62
8	70	0.88	2,625,189.29	0.24
9	26	0.33	657,942.40	0.06
10	7	0.09	244,473.25	0.02
Total	7,952	100.00%	$1,100,005,605.11	100.00%

(1) Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	2,119	26.65%	$684,148,610.32	62.20%
Small Business	4,629	58.21	297,261,072.59	27.02
Pledgeline Business	1,204	15.14	118,595,922.20	10.78
Total	7,952	100.00%	$1,100,005,605.11	100.00%

(1) Percentages may not add to 100.00% due to rounding.

DTRT 2020-1

Prepayment Information

Set forth below is prepayment information relating to the installment sales contracts and loans owned by Daimler Trucks Retail Trust 2020-1 (“DTRT 2020-1”). The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1) Prepayments are based on a constant prepayment rate (“CPR”). For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

DTRT 2020-1

	Payment Date	Planned Pool Amortization Based On 12% CPR in $	Pool Factor	Actual Amortization in $	Pool Factor
	Closing Date	1,100,005,605.11	1.00	1,100,005,605.11	1.00
1	15-Apr-20	1,023,462,540.12	0.93	1,023,585,461.98	0.93
2	15-May-20	987,059,504.61	0.90	995,465,326.43	0.90
3	15-Jun-20	950,544,495.44	0.86	968,823,756.63	0.88
4	15-Jul-20	915,390,770.99	0.83	931,914,166.41	0.85
5	17-Aug-20	880,157,080.86	0.80	890,780,495.56	0.81
6	15-Sep-20	846,268,377.49	0.77	859,778,639.20	0.78
7	15-Oct-20	811,624,191.17	0.74	821,962,172.95	0.75
8	16-Nov-20	779,009,386.30	0.71	788,745,935.76	0.72
9	15-Dec-20	746,690,336.51	0.68	758,494,442.05	0.69
10	15-Jan-21	716,412,656.53	0.65	719,401,290.21	0.65
11	15-Feb-21	686,792,328.51	0.62	687,767,130.47	0.63
12	15-Mar-21	656,489,486.22	0.60	659,858,999.26	0.60
13	15-Apr-21	625,999,303.07	0.57	620,836,901.97	0.56
14	17-May-21	597,290,474.61	0.54	591,478,147.40	0.54
15	15-Jun-21	569,760,366.69	0.52	565,294,589.23	0.51
16	15-Jul-21	543,415,617.59	0.49	533,333,604.48	0.48
17	16-Aug-21	516,342,985.78	0.47	500,787,092.52	0.46
18	15-Sep-21	491,469,596.61	0.45	471,077,261.19	0.43
19	15-Oct-21	467,417,392.86	0.42	446,557,044.92	0.41
20	15-Nov-21	441,361,773.81	0.40	410,695,723.50	0.37
21	15-Dec-21	418,366,916.87	0.38	388,241,250.18	0.35
22	17-Jan-22	395,665,119.96	0.36	362,405,513.35	0.33
23	15-Feb-22	374,594,254.27	0.34	342,155,698.67	0.31
24	15-Mar-22	353,126,886.28	0.32	323,903,403.71	0.29
25	15-Apr-22	332,154,079.53	0.30	302,381,343.56	0.27
26	16-May-22	312,279,201.57	0.28	283,911,030.70	0.26
27	15-Jun-22	293,166,503.97	0.27	263,504,205.15	0.24
28	15-Jul-22	274,771,500.60	0.25	247,208,231.45	0.22
29	15-Aug-22	257,269,389.71	0.23	233,312,755.34	0.21
30	15-Sep-22	240,216,204.27	0.22	216,491,547.19	0.20
31	17-Oct-22	224,232,349.57	0.20	201,689,303.40	0.18
32	15-Nov-22	205,200,441.20	0.19	186,386,709.25	0.17
33	15-Dec-22	189,025,449.27	0.17	171,730,991.94	0.16
34	16-Jan-23	174,969,728.40	0.16	158,486,047.11	0.14	(1)

(1) The Servicer exercised its option to purchase the receivables on the first payment date on which the aggregate principal amount of the 2020-1 Notes was 5% or less of the aggregate principal amount of the 2020-1 Notes as of the closing date.

DTRT 2020-1

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the installment sales contracts and loans owned by DTRT 2020-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

Collection Period	Planned Pool Amortization Based on 0% CPR	Actual Amortization	Survival Factor(1)	Lifetime CPR(2)
Jan-20	1,100,005,605.11	1,100,005,605.11	1.0000
Mar-20	1,045,501,931.77	1,023,585,461.98	0.9790	11.94%
Apr-20	1,019,113,763.06	995,465,326.43	0.9768	8.96%
May-20	991,923,609.07	968,823,756.63	0.9767	6.82%
Jun-20	965,469,924.33	931,914,166.41	0.9652	8.14%
Jul-20	938,250,600.72	890,780,495.56	0.9494	9.86%
Aug-20	911,786,632.48	859,778,639.20	0.9430	9.58%
Sep-20	883,825,515.01	821,962,172.95	0.9300	10.31%
Oct-20	857,394,486.45	788,745,935.76	0.9199	10.53%
Nov-20	830,624,947.24	758,494,442.05	0.9132	10.33%
Dec-20	805,478,835.62	719,401,290.21	0.8931	11.60%
Jan-21	780,445,827.85	687,767,130.47	0.8812	11.88%
Feb-21	754,000,349.24	659,858,999.26	0.8751	11.58%
Mar-21	726,681,435.67	620,836,901.97	0.8543	12.62%
Apr-21	700,780,887.32	591,478,147.40	0.8440	12.69%
May-21	675,639,978.82	565,294,589.23	0.8367	12.52%
Jun-21	651,300,877.85	533,333,604.48	0.8189	13.16%
Jul-21	625,481,218.48	500,787,092.52	0.8006	13.78%
Aug-21	601,726,436.45	471,077,261.19	0.7829	14.32%
Sep-21	578,407,277.29	446,557,044.92	0.7720	14.38%
Oct-21	552,013,933.64	410,695,723.50	0.7440	15.55%
Nov-21	528,858,029.26	388,241,250.18	0.7341	15.52%
Dec-21	505,517,248.17	362,405,513.35	0.7169	15.94%
Jan-22	483,721,919.26	342,155,698.67	0.7073	15.90%
Feb-22	460,884,268.74	323,903,403.71	0.7028	15.57%
Mar-22	438,154,356.84	302,381,343.56	0.6901	15.73%
Apr-22	416,348,541.82	283,911,030.70	0.6819	15.65%
May-22	395,052,468.37	263,504,205.15	0.6670	15.93%
Jun-22	374,229,966.89	247,208,231.45	0.6606	15.77%
Jul-22	354,145,262.03	233,312,755.34	0.6588	15.37%
Aug-22	334,212,018.89	216,491,547.19	0.6478	15.47%
Sep-22	315,314,886.70	201,689,303.40	0.6396	15.43%
Oct-22	291,642,586.89	186,386,709.25	0.6391	15.02%
Nov-22	271,530,972.16	171,730,991.94	0.6325	14.93%
Dec-22	254,032,017.44	158,486,047.11	0.6239	14.94%

(1) The Survival Factor is calculated as Actual Amortization divided by Planned Pool Amortization Based on 0% CPR for the related collection period.

(2) Lifetime CPR is calculated as the percentage equivalent of 1 minus the result of the Survival Factor raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of months elapsed from the cut-off date to the end of such collection period.

DTRT 2020-1

Delinquency Experience

Set forth below is delinquency information relating to the installment sales contracts and loans owned by DTRT 2020-1 presented on a monthly basis.

Collection Period	Ending Pool Balance in $	31-60 Days Delinquent in $(1)	31-60 Days Number of Receivables	% of the Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Number of Receivables	% of Ending Pool Balance		Over 120 Days Delinquent in $	Over 120 Days Number of Receivables	% of Ending Pool Balance
Jan-20	1,100,005,605.11	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%		0.00	0	0.00%
Mar-20	1,023,585,461.98	8,926,667.31	59	0.87%	1,074,486.77	8	0.10%	0.00	0	0.00%		0.00	0	0.00%
Apr-20	995,465,326.43	4,156,849.18	44	0.42%	5,324,956.25	20	0.53%	1,044,053.68	6	0.10%		0.00	0	0.00%
May-20	968,823,756.63	4,399,516.36	30	0.45%	1,695,137.56	15	0.17%	984,172.74	11	0.10%		0.00	0	0.00%
Jun-20	931,914,166.41	1,089,289.11	24	0.12%	1,530,417.87	9	0.16%	569,906.06	6	0.06%		0.00	0	0.00%
Jul-20	890,780,495.56	1,891,882.44	28	0.21%	663,639.45	10	0.07%	1,012,293.11	6	0.11%		0.00	0	0.00%
Aug-20	859,778,639.20	2,075,769.53	29	0.24%	743,561.62	15	0.09%	445,561.48	6	0.05%		0.00	0	0.00%
Sep-20	821,962,172.95	1,809,062.73	28	0.22%	1,157,582.10	12	0.14%	384,839.68	7	0.05%		0.00	0	0.00%
Oct-20	788,745,935.76	1,997,320.46	31	0.25%	184,099.22	6	0.02%	1,111,166.08	10	0.14%		0.00	0	0.00%
Nov-20	758,494,442.05	3,677,113.59	36	0.48%	363,887.46	9	0.05%	132,645.96	5	0.02%		0.00	0	0.00%
Dec-20	719,401,290.21	3,340,526.94	35	0.46%	541,974.37	8	0.08%	211,606.72	5	0.03%		0.00	0	0.00%
Jan-21	687,767,130.47	1,589,674.46	29	0.23%	1,444,339.46	16	0.21%	73,645.68	3	0.01%		0.00	0	0.00%
Feb-21	659,858,999.26	1,931,761.28	27	0.29%	221,033.59	8	0.03%	117,717.27	4	0.02%		0.00	0	0.00%
Mar-21	620,836,901.97	1,991,705.60	32	0.32%	234,994.25	6	0.04%	73,463.13	3	0.01%		0.00	0	0.00%
Apr-21	591,478,147.40	1,441,803.78	20	0.24%	310,089.57	5	0.05%	85,417.30	2	0.01%		0.00	0	0.00%
May-21	565,294,589.23	1,511,750.28	25	0.27%	116,307.82	3	0.02%	204,412.28	2	0.04%		0.00	0	0.00%
Jun-21	533,333,604.48	811,621.05	21	0.15%	914,429.76	9	0.17%	66,379.61	2	0.01%		0.00	0	0.00%
Jul-21	500,787,092.52	698,121.38	25	0.14%	260,348.94	7	0.05%	0.00	0	0.00%		0.00	0	0.00%
Aug-21	471,077,261.19	805,317.47	25	0.17%	178,995.83	5	0.04%	65,173.06	2	0.01%		0.00	0	0.00%
Sep-21	446,557,044.92	958,477.25	29	0.21%	281,274.66	8	0.06%	66,522.05	2	0.01%		0.00	0	0.00%
Oct-21	410,695,723.50	1,117,733.70	19	0.27%	111,660.40	5	0.03%	116,967.80	2	0.03%		0.00	0	0.00%
Nov-21	388,241,250.18	1,237,668.83	24	0.32%	280,909.56	9	0.07%	54,221.32	2	0.01%		0.00	0	0.00%
Dec-21	362,405,513.35	688,720.97	21	0.19%	394,796.62	11	0.11%	168,769.91	5	0.05%		0.00	0	0.00%
Jan-22	342,155,698.67	745,299.46	22	0.22%	55,951.56	2	0.02%	152,808.68	6	0.04%		0.00	0	0.00%
Feb-22	323,903,403.71	1,455,624.85	22	0.45%	132,534.70	6	0.04%	36,254.77	1	0.01%		0.00	0	0.00%
Mar-22	302,381,343.56	996,826.18	20	0.33%	121,739.94	5	0.04%	64,424.36	3	0.02%		0.00	0	0.00%
Apr-22	283,911,030.70	661,828.16	21	0.23%	27,024.11	1	0.01%	7,183.13	2	0.00	%(2)	0.00	0	0.00%
May-22	263,504,205.15	2,209,565.98	25	0.84%	88,383.12	4	0.03%	32,306.34	2	0.01%		0.00	0	0.00%
Jun-22	247,208,231.45	775,350.78	23	0.31%	174,574.88	5	0.07%	35,758.70	2	0.01%		0.00	0	0.00%
Jul-22	233,312,755.34	608,923.16	24	0.26%	158,652.78	3	0.07%	150,448.71	3	0.06%		0.00	0	0.00%
Aug-22	216,491,547.19	228,657.87	13	0.11%	149,859.98	6	0.07%	98,044.67	1	0.05%		0.00	0	0.00%
Sep-22	201,689,303.40	693,550.66	22	0.34%	25,322.91	1	0.01%	76,096.78	3	0.04%		0.00	0	0.00%
Oct-22	186,386,709.25	784,607.85	23	0.42%	208,823.22	5	0.11%	0.00	0	0.00%		0.00	0	0.00%
Nov-22	171,730,991.94	753,193.45	25	0.44%	102,942.80	7	0.06%	47,298.88	2	0.03%		0.00	0	0.00%
Dec-22	158,486,047.11	945,167.83	30	0.60%	134,747.43	7	0.09%	79,360.63	6	0.05%		0.00	0	0.00%
Jan-23	143,947,089.17	995,972.88	33	0.69%	271,525.51	10	0.19%	36,112.82	3	0.03%		0.00	0	0.00%

(1) A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.
(2) Represents an amount greater than 0.00%, but less than 0.005%.

DTRT 2020-1

Loss Experience

Set forth below is loss information relating to the installment sales contracts and loans owned by DTRT 2020-1 presented on a monthly basis.

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Mar-20	966,219.46	512,313.82	453,905.64	0.041%
Apr-20	860,571.25	490,790.93	369,780.32	0.075%
May-20	768,060.64	486,308.13	281,752.51	0.100%
Jun-20	1,407,613.98	505,905.44	901,708.54	0.182%
Jul-20	1,094,895.91	670,375.45	424,520.46	0.221%
Aug-20	722,696.93	414,213.49	308,483.44	0.249%
Sep-20	245,033.67	200,127.39	44,906.28	0.253%
Oct-20	699,219.85	588,475.32	110,744.53	0.263%
Nov-20	1,423,314.28	482,847.49	940,466.79	0.349%
Dec-20	625,411.83	455,984.03	169,427.80	0.364%
Jan-21	863,159.04	801,482.15	61,676.89	0.370%
Feb-21	276,470.66	119,352.27	157,118.39	0.384%
Mar-21	846,309.43	606,179.37	240,130.06	0.406%
Apr-21	340,320.21	415,828.78	(75,508.57)	0.399%
May-21	292,247.65	306,873.42	(14,625.77)	0.398%
Jun-21	488,146.32	672,676.43	(184,530.11)	0.381%
Jul-21	1,109,065.30	396,743.68	712,321.62	0.446%
Aug-21	831,964.26	466,394.35	365,569.91	0.479%
Sep-21	350,511.88	955,989.90	(605,478.02)	0.424%
Oct-21	141,422.47	409,965.52	(268,543.05)	0.399%
Nov-21	246,714.42	520,613.71	(273,899.29)	0.375%
Dec-21	482,094.99	333,801.95	148,293.04	0.388%
Jan-22	282,159.51	160,634.65	121,524.86	0.399%
Feb-22	129,115.72	51,119.02	77,996.70	0.406%
Mar-22	41,329.71	416,322.81	(374,993.10)	0.372%
Apr-22	156,990.49	189,414.54	(32,424.05)	0.369%
May-22	16,664.05	41,658.77	(24,994.72)	0.367%
Jun-22	371,551.53	285,086.38	86,465.15	0.375%
Jul-22	196,914.57	277,899.48	(80,984.91)	0.367%
Aug-22	251,355.01	226,770.19	24,584.82	0.370%
Sep-22	104,506.29	125,770.02	(21,263.73)	0.368%
Oct-22	116,928.10	320,652.30	(203,724.20)	0.349%
Nov-22	57,531.56	137,923.49	(80,391.93)	0.342%
Dec-22	70,050.97	63,627.19	6,423.78	0.342%
Jan-23	310,002.99	209,402.14	100,600.85	0.352%

Daimler Trucks Retail Trust 2022-1

Composition of the Receivables as of the Cutoff Date

Closing Date	October 19, 2022
Cutoff Date	August 31, 2022
Aggregate Principal Balance	$1,131,758,005
Number of Receivables	6,504
Number of Items of Equipment	14,571
Average Principal Balance	$174,010
Principal Balance (Range)	$1,713 to $6,580,803
Average Original Principal Balance	$270,080
Original Principal Balance (Range)	$13,195 to $12,504,144
Percentage of New Vehicles	89.19%
Percentage of Used Vehicles	10.81%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	7.71%
Weighted Average Contract Rate	5.07%
Contract Rate (Range)	1.90% to 20.99%
Weighted Average Original Term (1)	56.77 months
Original Term (Range)(1)	12 to 84 months
Weighted Average Remaining Term(2)	40.44 months
Remaining Term (Range)(2)	3 to 82 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance	100%

(1) Based on the number of monthly payments at origination.
(2) Based on the number of monthly payments remaining as of the Cutoff Date.

Daimler Trucks Retail Trust 2022-1

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	818	12.58%	$32,753,046.90	2.89%
13 months to 24 months	1,217	18.71	108,471,346.30	9.58
25 months to 36 months	1,475	22.68	257,566,168.28	22.76
37 months to 48 months	1,668	25.65	391,210,177.58	34.57
49 months to 60 months	1,155	17.76	299,587,810.10	26.47
61 months to 72 months	163	2.51	40,940,891.23	3.62
73 months to 84 months	8	0.12	1,228,564.17	0.11
Total	6,504	100.00%	$1,131,758,004.56	100.00%

(1) Based on the number of monthly payments remaining as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date
(Top Five States Based on Percentage of Cutoff Date Pool Balance)

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Illinois	585	8.99%	$193,051,864.36	17.06%
Texas	890	13.68	115,702,265.90	10.22
California	684	10.52	81,365,599.79	7.19
Indiana	187	2.88	70,153,027.02	6.20
Ohio	218	3.35	45,182,214.36	3.99
Total	2,564	39.42%	$505,454,971.43	44.66%

(1) Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2) Percentages may not add to total due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	225	3.46%	$22,613,649.39	2.00%
Obligor 2	11	0.17	22,570,633.77	1.99
Obligor 3	6	0.09	20,628,815.04	1.82
Obligor 4	6	0.09	20,191,931.60	1.78
Obligor 5	24	0.37	16,871,345.90	1.49
Obligor 6	22	0.34	16,154,804.26	1.43
Obligor 7	9	0.14	14,278,882.38	1.26
Obligor 8	7	0.11	13,582,877.59	1.20
Obligor 9	7	0.11	13,471,190.36	1.19
Obligor 10	9	0.14	13,098,710.47	1.16
Obligor 11	15	0.23	12,739,547.05	1.13
Obligor 12	26	0.40	12,062,917.39	1.07
Obligor 13	67	1.03	11,689,062.86	1.03
Obligor 14	10	0.15	10,861,288.31	0.96
Obligor 15	25	0.38	10,772,479.20	0.95
Obligor 16	4	0.06	10,416,793.19	0.92
Obligor 17	8	0.12	9,760,448.03	0.86
Obligor 18	2	0.03	9,477,341.22	0.84
Obligor 19	150	2.31	9,461,250.37	0.84
Obligor 20	2	0.03	9,212,018.60	0.81
Other	5,869	90.24	851,842,017.58	75.27
Total	6,504	100.00%	$1,131,758,004.56	100.00%

(1) Percentages may not add to 100.00% due to rounding.

Daimler Trucks Retail Trust 2022-1

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	2,213	34.03%	$234,740,599.12	20.74%
2	1,172	18.02	254,486,885.32	22.49
3	1,284	19.74	290,079,954.04	25.63
4	1,011	15.54	204,601,873.43	18.08
5	513	7.89	97,500,054.51	8.61
6	227	3.49	43,943,252.02	3.88
7	59	0.91	4,060,049.41	0.36
8	16	0.25	1,990,640.63	0.18
9	7	0.11	320,131.89	0.03
10	2	0.03	34,564.19	0.00 (3)
Total	6,504	100.00%	$1,131,758,004.56	100.00%

(1) Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2) Percentages may not add to 100.00% due to rounding.
(3) Greater than 0.00% but less than 0.005%.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	2,230	34.29%	$794,856,615.40	70.23%
Small Business	3,574	54.95	260,336,740.33	23.00
Pledgeline Business	700	10.76	76,564,648.83	6.77
Total	6,504	100.00%	$1,131,758,004.56	100.00%

(1) Percentages may not add to 100.00% due to rounding.

DTRT 2022-1

Prepayment Information

Set forth below is prepayment information relating to the installment sales contracts and loans owned by Daimler Trucks Retail Trust 2022-1 (“DTRT 2022-1”). The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1) Prepayments are based on a constant prepayment rate (“CPR”). For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

 DTRT 2022-1

	Payment Date	Planned Pool Amortization Based On 12% CPR in $	Pool Factor	Actual Amortization in $	Pool Factor
	Closing Date	1,131,758,004.56	1.00	1,131,758,004.56	1.00
1	15-Nov-22	1,051,992,976.13	0.93	1,056,731,649.37	0.93
2	15-Dec-22	1,012,541,589.36	0.89	1,022,940,300.68	0.90
3	16-Jan-23	973,910,121.20	0.86	989,634,190.66	0.87
4	15-Feb-23	936,420,328.64	0.83	951,684,524.12	0.84
5	15-Mar-23	898,692,188.10	0.79	917,081,905.72	0.81
6	17-Apr-23	862,370,479.19	0.76	880,749,598.24	0.78
7	15-May-23	827,064,221.01	0.73	841,599,501.03	0.74
8	15-Jun-23	793,327,261.27	0.70	807,076,906.15	0.71
9	17-Jul-23	760,248,952.43	0.67	775,386,148.60	0.69
10	15-Aug-23	727,732,618.59	0.64	745,237,362.02	0.66
11	15-Sep-23	696,155,874.51	0.62	709,503,210.12	0.63
12	16-Oct-23	665,435,255.83	0.59	681,443,785.34	0.60
13	15-Nov-23	635,329,279.10	0.56	651,372,745.18	0.58
14	15-Dec-23	606,451,377.51	0.54	622,635,556.77	0.55
15	16-Jan-24	577,875,904.40	0.51	595,037,504.94	0.53
16	15-Feb-24	550,130,965.31	0.49	568,827,374.55	0.50
17	15-Mar-24	523,322,251.59	0.46
18	15-Apr-24	496,635,497.98	0.44
19	15-May-24	470,633,586.17	0.42
20	17-Jun-24	444,828,060.21	0.39
21	15-Jul-24	420,305,243.23	0.37
22	15-Aug-24	394,428,390.32	0.35
23	16-Sep-24	368,377,085.96	0.33
24	15-Oct-24	343,716,014.87	0.30
25	15-Nov-24	322,822,478.86	0.29
26	15-Dec-24	302,218,890.87	0.27
27	15-Jan-25	280,957,334.15	0.25
28	18-Feb-25	261,574,454.61	0.23
29	17-Mar-25	241,369,986.38	0.21
30	15-Apr-25	223,396,363.80	0.20
31	15-May-25	207,087,065.07	0.18
32	16-Jun-25	191,593,276.26	0.17
33	15-Jul-25	176,812,802.93	0.16
34	15-Aug-25	161,331,725.29	0.14
35	15-Sep-25	147,470,784.21	0.13
36	15-Oct-25	134,114,087.99	0.12
37	17-Nov-25	119,605,894.97	0.11
38	15-Dec-25	106,657,421.50	0.09
39	15-Jan-26	94,817,064.00	0.08
40	17-Feb-26	84,384,640.54	0.07
41	16-Mar-26	75,484,555.76	0.07
42	15-Apr-26	67,591,691.80	0.06
43	15-May-26	58,915,184.56	0.05
44	15-Jun-26	52,225,901.88	0.05
45	15-Jul-26	45,497,386.33	0.04
46	17-Aug-26	38,385,716.39	0.03
47	15-Sep-26	32,762,443.90	0.03
48	15-Oct-26	28,096,102.57	0.02
49	16-Nov-26	23,664,694.59	0.02
50	15-Dec-26	18,217,451.78	0.02
51	15-Jan-27	15,348,534.53	0.01
52	17-Feb-27	12,823,709.04	0.01
53	15-Mar-27	9,515,488.49	0.01
54	15-Apr-27	7,644,879.24	0.01
55	17-May-27	6,211,650.52	0.01
56	15-Jun-27	5,040,791.58	0.00
57	15-Jul-27	4,177,548.77	0.00
58	16-Aug-27	3,536,987.62	0.00
59	15-Sep-27	3,077,433.86	0.00
60	15-Oct-27	2,636,523.19	0.00
61	15-Nov-27	2,281,680.97	0.00
62	15-Dec-27	1,434,460.86	0.00
63	18-Jan-28	1,127,418.00	0.00
64	15-Feb-28	931,512.81	0.00
65	15-Mar-28	735,655.32	0.00
66	17-Apr-28	569,070.71	0.00
67	15-May-28	400,723.53	0.00
68	15-Jun-28	168,706.80	0.00
69	17-Jul-28	125,930.84	0.00
70	15-Aug-28	109,096.35	0.00
71	15-Sep-28	98,925.86	0.00
72	16-Oct-28	90,309.21	0.00
73	15-Nov-28	81,817.77	0.00
74	15-Dec-28	73,467.23	0.00
75	16-Jan-29	67,227.72	0.00
76	15-Feb-29	62,006.84	0.00
77	15-Mar-29	56,871.96	0.00
78	16-Apr-29	29,484.47	0.00
79	15-May-29	26,499.90	0.00
80	15-Jun-29	23,549.51	0.00

DTRT 2022-1

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the installment sales contracts and loans owned by DTRT 2022-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

Collection Period	Planned Pool Amortization Based on 0% CPR	Actual Amortization	Survival Factor(1)	Lifetime CPR(2)
Aug-22	1,131,758,004.56	1,131,758,004.56	1.0000
Oct-22	1,074,646,746.35	1,056,731,649.37	0.9833	9.59%
Nov-22	1,045,423,365.63	1,022,940,300.68	0.9785	8.33%
Dec-22	1,016,306,387.51	989,634,190.66	0.9738	7.67%
Jan-23	987,649,965.98	951,684,524.12	0.9636	8.52%
Feb-23	958,009,091.43	917,081,905.72	0.9573	8.36%
Mar-23	929,135,361.89	880,749,598.24	0.9479	8.76%
Apr-23	900,639,075.37	841,599,501.03	0.9344	9.67%
May-23	873,153,047.61	807,076,906.15	0.9243	9.96%
Jun-23	845,707,671.75	775,386,148.60	0.9168	9.89%
Jul-23	818,206,123.13	745,237,362.02	0.9108	9.69%
Aug-23	791,086,221.03	709,503,210.12	0.8969	10.31%
Sept-23	764,274,867.80	681,443,785.34	0.8916	10.05%
Oct-23	737,511,991.46	651,372,745.18	0.8832	10.10%
Nov-23	711,529,067.53	622,635,556.77	0.8751	10.13%
Dec-23	685,263,641.76	595,037,504.94	0.8683	10.05%
Jan-24	659,349,435.38	568,827,374.55	0.8627	9.90%

(1) The Survival Factor is calculated as Actual Amortization divided by Planned Pool Amortization Based on 0% CPR for the related collection period.

(2) Lifetime CPR is calculated as the percentage equivalent of 1 minus the result of the Survival Factor raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of months elapsed from the cut-off date to the end of such collection period.

DTRT 2022-1
Delinquency Experience Set forth below is delinquency information relating to the installment sales contracts and loans owned by DTRT 2022-1 presented on a monthly basis.

Collection Period	Ending Pool Balance in $	31-60 Days Delinquent in $(1)	31-60 Days Number of Receivables	% of the Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Number of Receivables	% of Ending Pool Balance
Aug-22	1,131,758,004.56	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Oct-22	1,056,731,649.37	708,880.69	15	0.07%	244,542.85	3	0.02%	0.00	0	0.00%	0.00	0	0.00%
Nov-22	1,022,940,300.68	2,419,069.81	35	0.24%	264,599.47	6	0.03%	138,814.37	1	0.01%	0.00	0	0.00%
Dec-22	989,634,190.66	2,420,224.24	34	0.24%	1,420,343.12	16	0.14%	200,754.50	4	0.02%	0.00	0	0.00%
Jan-23	951,684,524.12	4,809,243.35	47	0.51%	1,032,876.90	20	0.11%	1,011,847.62	10	0.11%	0.00	0	0.00%
Feb-23	917,081,905.72	5,888,511.25	77	0.64%	2,794,743.05	27	0.30%	276,011.84	11	0.03%	0.00	0	0.00%
Mar-23	880,749,598.24	8,593,382.63	70	0.98%	2,436,036.92	28	0.28%	436,022.83	12	0.05%	0.00	0	0.00%
Apr-23	841,599,501.03	5,354,553.22	55	0.64%	1,219,090.89	20	0.14%	1,197,742.08	15	0.14%	0.00	0	0.00%
May-23	807,076,906.15	5,753,466.67	69	0.71%	3,053,129.55	23	0.38%	855,670.46	16	0.11%	0.00	0	0.00%
Jun-23	775,386,148.60	5,896,390.39	54	0.76%	4,434,337.85	32	0.57%	1,065,550.89	11	0.14%	0.00	0	0.00%
Jul-23	745,237,362.02	6,675,892.52	75	0.90%	1,628,869.20	18	0.22%	2,261,616.27	18	0.30%	0.00	0	0.00%
Aug-23	709,503,210.12	8,074,661.95	69	1.14%	3,975,619.82	38	0.56%	788,612.55	9	0.11%	0.00	0	0.00%
Sep-23	681,443,785.34	8,593,814.73	76	1.26%	4,052,642.74	34	0.59%	3,073,635.17	24	0.45%	0.00	0	0.00%
Oct-23	651,372,745.18	5,069,413.56	63	0.78%	3,524,664.88	32	0.54%	2,690,492.46	18	0.41%	0.00	0	0.00%
Nov-23	622,635,556.77	10,120,558.72	92	1.63%	3,832,262.44	29	0.62%	2,012,763.77	15	0.32%	0.00	0	0.00%
Dec-23	595,037,504.94	7,388,466.00	85	1.24%	2,218,450.36	28	0.37%	1,545,026.01	13	0.26%	0.00	0	0.00%
Jan-24	568,827,374.55	7,354,791.34	78	1.29%	2,153,787.43	41	0.38%	1,156,083.80	19	0.20%	0.00	0	0.00%

(1) A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

DTRT 2022-1

Loss Experience

Set forth below is loss information relating to the installment sales contracts and loans owned by DTRT 2022-1 presented on a monthly basis.

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Oct-22	1,051,006.61	799,809.40	251,197.21	0.022%
Nov-22	244,244.08	117,425.96	126,818.12	0.033%
Dec-22	590,862.14	305,646.37	285,215.77	0.059%
Jan-23	1,068,220.14	341,074.94	727,145.20	0.123%
Feb-23	762,753.73	291,358.05	471,395.68	0.165%
Mar-23	1,434,302.96	722,065.80	712,237.16	0.227%
Apr-23	2,391,137.76	565,036.55	1,826,101.21	0.389%
May-23	2,297,840.90	1,047,992.86	1,249,848.04	0.499%
Jun-23	1,444,110.87	438,843.49	1,005,267.38	0.588%
Jul-23	611,628.26	489,498.08	122,130.18	0.599%
Aug-23	3,027,236.00	849,451.77	2,177,784.23	0.791%
Sep-23	983,959.22	524,922.50	459,036.72	0.832%
Oct-23	2,170,094.94	760,406.19	1,409,688.75	0.956%
Nov-23	1,672,293.67	815,974.45	856,319.22	1.032%
Dec-23	3,079,634.13	810,535.99	2,269,098.14	1.233%
Jan-24	2,256,924.96	595,918.02	1,661,006.94	1.379%

Daimler Trucks Retail Trust 2023-1
Composition of the Receivables as of the Cutoff Date

Closing Date	September 27, 2023
Cutoff Date	July 31, 2023
Aggregate Principal Balance	$861,931,885
Number of Receivables	5,077
Number of Items of Equipment	10,876
Average Principal Balance	$169,772
Principal Balance (Range)	$1,777 to $8,258,893
Average Original Principal Balance	$276,760
Original Principal Balance (Range)	$13,936 to $12,684,999
Percentage of New Vehicles	86.00%
Percentage of Used Vehicles	14.00%
Aggregate balloon payment amounts as a percentage of the Cutoff Date Pool Balance	7.69%
Weighted Average Contract Rate	6.32%
Contract Rate (Range)	1.90% to 20.85%
Weighted Average Original Term (1)	56.97 months
Original Term (Range)(1)	12 to 84 months
Weighted Average Remaining Term(2)	40.79 months
Remaining Term (Range)(2)	3 to 82 months
Fixed Rate Receivables as a percentage of the cutoff date pool balance	100%

(1) Based on the number of monthly payments at origination.
(2) Based on the number of monthly payments remaining as of the Cutoff Date.

Daimler Trucks Retail Trust 2023-1

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1 month to 12 months	1,007	19.83%	$37,131,090.69	4.31%
13 months to 24 months	963	18.97	97,772,938.67	11.34
25 months to 36 months	1,074	21.15	194,554,081.82	22.57
37 months to 48 months	1,077	21.21	251,285,255.50	29.15
49 months to 60 months	785	15.46	226,355,421.68	26.26
61 months to 72 months	159	3.13	45,301,878.10	5.26
73 months to 84 months	12	0.24	9,531,218.32	1.11
Total	5,077	100.00%	$861,931,884.78	100.00%

(1) Based on the number of monthly payments remaining as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State as of the Cutoff Date
(Top Five States Based on Percentage of Cutoff Date Pool Balance)

Obligor Mailing Address(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
Illinois	444	8.75%	$121,266,745.72	14.07%
Texas	649	12.78	91,627,666.28	10.63
California	555	10.93	73,745,044.52	8.56
New Jersey	172	3.39	39,407,662.90	4.57
Ohio	179	3.53	38,968,312.69	4.52
Total	1,999	39.38%	$365,015,432.11	42.35%

(1) Based on the obligors’ primary business address as set forth in the Servicer’s records.
(2) Percentages may not add to total due to rounding.

Distribution of the Receivables by Obligor Concentration as of the Cutoff Date

Obligor	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Obligor 1	255	5.02%	$16,775,922.33	1.95%
Obligor 2	16	0.32	16,334,688.25	1.90
Obligor 3	10	0.20	16,254,632.97	1.89
Obligor 4	15	0.30	14,867,637.43	1.72
Obligor 5	25	0.49	13,855,728.73	1.61
Obligor 6	9	0.18	12,104,377.19	1.40
Obligor 7	6	0.12	12,062,565.47	1.40
Obligor 8	9	0.18	11,950,390.63	1.39
Obligor 9	12	0.24	11,275,599.97	1.31
Obligor 10	4	0.08	10,982,398.48	1.27
Obligor 11	2	0.04	9,855,683.56	1.14
Obligor 12	8	0.16	8,911,338.87	1.03
Obligor 13	6	0.12	7,740,868.78	0.90
Obligor 14	6	0.12	7,542,332.14	0.88
Obligor 15	5	0.10	6,920,908.14	0.80
Obligor 16	8	0.16	6,006,566.18	0.70
Obligor 17	3	0.06	5,968,035.47	0.69
Obligor 18	7	0.14	5,549,598.72	0.64
Obligor 19	3	0.06	4,981,132.32	0.58
Obligor 20	7	0.14	4,964,206.03	0.58
Other	4,661	91.81	657,027,273.12	76.23
Total	5,077	100.00%	$861,931,884.78	100.00%

(1) Percentages may not add to 100.00% due to rounding.

Daimler Trucks Retail Trust 2023-1

Distribution of the Receivables by Obligor Credit Tier as of the Cutoff Date

Credit Tier(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
1	1,798	35.41%	$175,239,834.19	20.33%
2	1,033	20.35	201,484,290.11	23.38
3	1,060	20.88	247,267,148.12	28.69
4	724	14.26	161,499,008.37	18.74
5	315	6.20	47,985,910.57	5.57
6	111	2.19	24,748,430.09	2.87
7	34	0.67	3,549,649.98	0.41
8	2	0.04	157,613.35	0.02
Total	5,077	100.00%	$861,931,884.78	100.00%

(1) Credit tiers are based on the customer’s proprietary credit score with “1” being the highest and “10” being the lowest tier.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Customer Segment as of the Cutoff Date

Customer Segment	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Fleet	1,810	35.65%	$614,231,592.18	71.26%
Small Business	2,778	54.72	205,838,822.00	23.88
Pledgeline Business	489	9.63	41,861,470.60	4.86
Total	5,077	100.00%	$861,931,884.78	100.00%

(1) Percentages may not add to 100.00% due to rounding.

DTRT 2023-1

Prepayment Information

Set forth below is prepayment information relating to the installment sales contracts and loans owned by Daimler Trucks Retail Trust 2023-1 (“DTRT 2023-1”). The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1) Prepayments are based on a constant prepayment rate (“CPR”). For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

DTRT 2023-1

	Payment Date	Planned Pool Amortization Based On 12% CPR in $	Pool Factor	Actual Amortization in $	Pool Factor
	Closing Date	861,931,884.78	1.00	861,931,884.78	1.00
1	16-Oct-23	798,628,225.36	0.93	805,989,821.33	0.94
2	15-Nov-23	767,778,772.61	0.89	778,929,696.62	0.90
3	15-Dec-23	737,847,922.10	0.86	751,992,943.83	0.87
4	16-Jan-24	708,467,673.15	0.82	728,803,865.58	0.85
5	15-Feb-24	679,975,719.32	0.79	701,613,139.23	0.81
6	15-Mar-24	651,240,847.20	0.76
7	15-Apr-24	624,072,646.01	0.72
8	15-May-24	597,761,646.78	0.69
9	17-Jun-24	572,315,975.72	0.66
10	15-Jul-24	547,074,385.59	0.63
11	15-Aug-24	522,671,786.63	0.61
12	16-Sep-24	499,102,476.36	0.58
13	15-Oct-24	476,530,691.14	0.55
14	15-Nov-24	454,026,727.24	0.53
15	15-Dec-24	431,421,619.16	0.50
16	15-Jan-25	410,273,791.97	0.48
17	18-Feb-25	390,401,538.61	0.45
18	17-Mar-25	369,390,867.79	0.43
19	15-Apr-25	347,942,796.24	0.40
20	15-May-25	329,788,428.96	0.38
21	16-Jun-25	312,437,922.44	0.36
22	15-Jul-25	295,137,003.71	0.34
23	15-Aug-25	278,877,552.24	0.32
24	15-Sep-25	262,502,692.77	0.30
25	15-Oct-25	245,534,448.35	0.28
26	17-Nov-25	229,990,357.76	0.27
27	15-Dec-25	215,863,257.88	0.25
28	15-Jan-26	202,290,747.64	0.23
29	17-Feb-26	189,398,579.76	0.22
30	16-Mar-26	176,984,409.28	0.21
31	15-Apr-26	163,009,095.84	0.19
32	15-May-26	149,825,730.02	0.17
33	15-Jun-26	137,344,224.48	0.16
34	15-Jul-26	126,463,697.80	0.15
35	17-Aug-26	117,058,394.20	0.14
36	15-Sep-26	108,162,874.57	0.13
37	15-Oct-26	98,358,562.89	0.11
38	16-Nov-26	90,230,692.21	0.10
39	15-Dec-26	82,705,714.05	0.10
40	15-Jan-27	75,559,609.09	0.09
41	17-Feb-27	67,875,965.58	0.08
42	15-Mar-27	60,464,834.68	0.07
43	15-Apr-27	51,650,592.64	0.06
44	17-May-27	45,612,663.30	0.05
45	15-Jun-27	41,001,182.34	0.05
46	15-Jul-27	36,356,872.23	0.04
47	16-Aug-27	32,343,458.38	0.04
48	15-Sep-27	28,601,869.50	0.03
49	15-Oct-27	25,330,321.85	0.03
50	15-Nov-27	22,370,904.73	0.03
51	15-Dec-27	19,722,563.29	0.02
52	18-Jan-28	17,056,903.87	0.02
53	15-Feb-28	14,279,779.57	0.02
54	15-Mar-28	11,076,586.03	0.01
55	17-Apr-28	8,763,031.90	0.01
56	15-May-28	7,237,706.61	0.01
57	15-Jun-28	6,516,467.83	0.01
58	17-Jul-28	5,724,173.27	0.01
59	15-Aug-28	5,079,054.60	0.01
60	15-Sep-28	4,529,210.13	0.01
61	16-Oct-28	3,932,737.16	0.00
62	15-Nov-28	3,485,353.97	0.00
63	15-Dec-28	3,059,399.72	0.00
64	16-Jan-29	2,639,057.76	0.00
65	15-Feb-29	2,225,795.67	0.00
66	15-Mar-29	1,772,688.17	0.00
67	16-Apr-29	1,350,705.14	0.00
68	15-May-29	1,052,792.08	0.00
69	15-Jun-29	959,417.11	0.00
70	15-Jul-29	880,782.79	0.00
71	15-Aug-29	809,553.04	0.00
72	15-Sep-29	742,281.96	0.00
73	15-Oct-29	428,001.28	0.00
74	15-Nov-29	386,878.17	0.00
75	15-Dec-29	346,453.59	0.00
76	15-Jan-30	306,590.73	0.00
77	15-Feb-30	267,397.53	0.00
78	15-Mar-30	52,456.91	0.00
79	16-Apr-30	7,472.72	0.00
80	15-May-30	1,449.82	0.00

DTRT 2023-1

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the installment sales contracts and loans owned by DTRT 2023-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

Collection Period	Planned Pool Amortization Based on 0% CPR	Actual Amortization	Survival Factor(1)	Lifetime CPR(2)
Jul-23	861,931,884.78	861,931,884.78	1.0000
Sept-23	815,826,002.07	805,989,821.33	0.9879	7.02%
Oct-23	792,712,000.13	778,929,696.62	0.9826	6.78%
Nov-23	769,967,926.12	751,992,943.83	0.9767	6.84%
Dec-23	747,226,487.81	728,803,865.58	0.9753	5.82%
Jan-24	724,856,552.32	701,613,139.23	0.9679	6.31%

(1) The Survival Factor is calculated as Actual Amortization divided by Planned Pool Amortization Based on 0% CPR for the related collection period.

(2) Lifetime CPR is calculated as the percentage equivalent of 1 minus the result of the Survival Factor raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of months elapsed from the cut-off date to the end of such collection period.

DTRT 2023-1

Delinquency Experience

Set forth below is delinquency information relating to the installment sales contracts and loans owned by DTRT 2023-1 presented on a monthly basis.

Collection Period	Ending Pool Balance in $	31-60 Days Delinquent in $(1)	31-60 Days Number of Receivables	% of the Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Number of Receivables	% of Ending Pool Balance
Jul-23	861,931,884.78	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Sep-23	805,989,821.33	5,447,711.75	34	0.68%	323,247.22	7	0.04%	0.00	0	0.00%	0.00	0	0.00%
Oct-23	778,929,696.62	3,113,220.96	38	0.40%	573,034.62	8	0.07%	257,833.96	6	0.03%	0.00	0	0.00%
Nov-23	751,992,943.83	8,621,757.71	62	1.15%	681,915.81	13	0.09%	221,505.55	2	0.03%	0.00	0	0.00%
Dec-23	728,803,865.58	5,985,373.82	56	0.82%	2,346,894.73	15	0.32%	239,009.60	6	0.03%	0.00	0	0.00%
Jan-24	701,613,139.23	6,638,214.11	66	0.95%	3,192,747.73	19	0.46%	1,079,676.60	8	0.15%	0.00	0	0.00%

(1) A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

DTRT 2023-1

Loss Experience

Set forth below is loss information relating to the installment sales contracts and loans owned by DTRT 2023-1 presented on a monthly basis.

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Sep-23	1,012,369.03	409,331.28	603,037.75	0.070%
Oct-23	489,105.00	101,501.55	387,603.45	0.115%
Nov-23	938,652.53	312,278.10	626,374.43	0.188%
Dec-23	1,255,235.33	582,236.29	672,999.04	0.266%
Jan-24	1,424,547.22	332,138.07	1,092,409.15	0.392%

Graphical Presentation for Prior Securitizations

Delinquency Experience.  The delinquency information set forth below relating to the trucking and transportation equipment installment sales contracts and loans included in the referenced trusts is presented on a monthly basis.

Loss Experience.  The loss information set forth below relating to the trucking and transportation equipment installment sales contracts and loans included in the referenced trusts is presented on a monthly basis.

Daimler Trucks Retail Trust 2024-1
Issuer

Daimler Trucks Retail Receivables LLC
Depositor

Daimler Truck Financial Services USA LLC
Sponsor, Servicer and Administrator

$636,950,000
$140,000,000 0.000% Class A-1 Asset Backed Notes*
$276,000,000 5.60% Class A-2 Asset Backed Notes
$301,000,000 5.49% Class A-3 Asset Backed Notes
$59,950,000 5.56% Class A-4 Asset Backed Notes

*The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  Daimler Trucks Retail Receivables LLC has not authorized anyone to provide you with additional or different information.  Daimler Trucks Retail Receivables LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes may be required to deliver a prospectus until 90 days after the date of this prospectus.

J.P. Morgan	Deutsche Bank Securities	Scotiabank

COMMERZBANK		SMBC Nikko

April 15, 2024